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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
DATED MARCH 18, 2014

Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

                    , 2014

Dear Stockholder:

        You are cordially invited to attend Huntsman Corporation's 2014 Annual Meeting of Stockholders, which will be held on May 8, 2014, at 8:30 a.m., local time, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380.

        At this year's Annual Meeting you will be asked to: (1) elect as Class I directors the three nominees named in the accompanying Proxy Statement; (2) vote on an advisory basis to approve named executive officer compensation; (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; (4) approve the amendment and restatement of the Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 4,580,000 shares and maintain the plan's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended; (5) approve the amendment and restatement of the Certificate of Incorporation of Huntsman Corporation to phase out the classified structure of the Board; and (6) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof in accordance with our Bylaws.

        The Board recommends that you vote FOR the election of the Class I director nominees named in the accompanying Proxy Statement, FOR the advisory vote to approve named executive officer compensation, FOR ratification of the appointment of our independent registered public accounting firm FOR the approval of the amendment to the Huntsman Stock Incentive Plan and FOR the approval of the amendment and restatement of the Certificate of Incorporation of Huntsman Corporation. Please refer to the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for detailed information on each of the proposals to be considered at the Annual Meeting.

        It is important that you use this opportunity to take part in the affairs of Huntsman Corporation by voting on the business to come before the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

        We look forward to seeing you at the Annual Meeting.

Very truly yours,
Jon M. Huntsman Executive Chairman of the Board

HUNTSMAN CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2014

TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:

        The 2014 Annual Meeting of Stockholders of Huntsman Corporation will be held at 8:30 a.m., local time, on May 8, 2014, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380. We are holding the Annual Meeting for the following purposes:

  1.
  To elect as Class I directors the three nominees named in the accompanying Proxy Statement.

  2.
  To approve on an advisory basis named executive officer compensation.

  3.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014.

  4.
  To approve the amendment and restatement of the Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 4,580,000 shares and maintain the plan's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

  5.
  To approve the amendment and restatement of the Certificate of Incorporation of the Company to phase out the classified structure of the Board.

  6.
  To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with our Bylaws.

        The above matters are fully described in the accompanying Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

        Only stockholders of record at the close of business on March 14, 2014 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 500 Huntsman Way, Salt Lake City, Utah 84108 for 10 days prior to the Annual Meeting, beginning on April 28, 2014. If you would like to review the stockholder list during ordinary business hours, please call or email Huntsman Investor Relations at (801) 584-5860 or ir@huntsman.com to schedule an appointment.

        Even if you plan to attend the Annual Meeting, please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have voted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

, 2014	David M. Stryker Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2014
The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended
December 31, 2013 of Huntsman Corporation are available at
https://materials.proxyvote.com/447011.

PROXY STATEMENT—SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

 Annual Meeting of Stockholders

• Date and Time	May 8, 2014
8:30 a.m. local time
• Place:	The Woodlands Waterway Marriott Hotel and Convention Center
1601 Lake Robbins Drive
The Woodlands, Texas 77380
• Record Date:	March 14, 2014
• Common Stock Outstanding as of the Record Date	242,779,680

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation
(1)	Election of three Class I director nominees	FOR EACH NOMINEE
(2)	Advisory vote to approve named executive officer compensation	FOR
(3)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR
(4)
	Amendment of the Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 4,580,000 shares and maintain the plan's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended	FOR
(5)	Amendment of the Certificate of Incorporation to phase out the classified structure of the Board	FOR

Board Nominees

        The following table provides summary information about each director nominee.

Nominee	Age	Director Since	Principal Occupation	Committees
Jon M. Huntsman	76	2005	Executive Chairman of Huntsman Corporation	—
Dr. Patrick T. Harker	55	2010	President of the University of Delaware	Nominating & Corporate Governance (Chair); Audit
Dr. Mary C. Beckerle	59	2011	Chief Executive Officer and Director of Huntsman Cancer Institute at the University of Utah	Nominating & Corporate Governance

 Executive Compensation Matters

Business Highlights

        2013 was a successful year for our company. Specific performance highlights include the following:

  •
  Corporate adjusted EBITDA, the primary metric by which our stockholders measure the financial performance of our company, was $1,213 million;

  •
  Corporate net operating cash flow, with its significant impact on liquidity, was $502 million;

  •
  Reduction in shared services fixed costs, used to measure performance of shared corporate departments by their ability to beat budgetary estimates, was $341 million;

  •
  Announcement of a significant strategic acquisition of Rockwood Holdings' Performance Additives and Titanium Dioxide businesses; and

  •
  Total stockholder return of 59% in 2013 (and an annualized return of 20% from 2011 to 2013), exceeding both the S&P 500 Index and the S&P 500 Chemicals Index averages.

Compensation Highlights

        Our executive compensation program is designed to be competitive and align our named executive officers' pay with the Company's performance. For 2013, the Compensation Committee continued its practice of awarding a significant majority of each officer's total direct compensation in the form of performance-based incentive compensation; on average, 74% of our named executive officers' 2013 total target direct compensation was tied to specific annual performance metrics and the performance of our common stock.

        Based on the Company's strong performance, the annual cash performance awards paid to our named executives for 2013 were near or above their respective target award levels, thus aligning their pay with the performance of the Company. The Compensation Committee also approved 2013 grants of equity-based awards consisting of restricted stock and stock options. The target value of equity-based awards was intended to competitively position the target total direct compensation of the named executive officers, as well as reflect their individual roles and contributions to the Company.

        The Compensation Committee believes that our compensation programs are working effectively to incentivize our executives by paying for performance and aligning the interests of our executives with those of our stockholders. We encourage you to read our "Compensation Discussion and Analysis" beginning on page 50, which describes our pay for performance philosophy and our compensation program in more detail.

        We refer to our EBITDA and adjusted EBITDA, which are a non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 59-64 of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 11, 2014.

 Corporate Governance Highlights

Governance Element	Comments
Board and Committee Independence	Seven of our ten directors are independent under our Corporate Governance Guidelines and NYSE listing standards. All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent.
Independent Director Meetings	Our independent directors meet in executive session after each regular board meeting without management present and are presided over by our lead independent director, Nolan D. Archibald.
Board Structure	Management proposal on ballot to declassify board from current classified structure.
Board Tenure	No non-employee director has served for longer than nine years.
Retirement Age	75 (with certain exceptions)
Leadership Structure	Separation of the offices of Chairman and Chief Executive Officer.
Stockholder Voting	Plurality in uncontested director elections. No super-majority voting requirements.
Stock Ownership Guidelines

To align director and executive officer interests with those of our stockholders, we have stock ownership guidelines for directors and executive officers. Each of the directors and executive officers is in compliance with the stock ownership guidelines.

Board Self-Assessments	Each year, the Nominating and Corporate Governance Committee oversees a self-assessment by the Board of Directors and its committees.
Hedging Transactions Prohibited	Our insider trading policy prohibits short sales and hedging of shares of our common stock by directors and executive officers.
Oversight of Risk

The Board and its committees exercise oversight responsibilities with respect to material risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks.

Amendment of Huntsman Stock Incentive Plan

        In Proposal No. 4, we are seeking approval of an amendment and restatement of the Huntsman Stock Incentive Plan for the purpose of, among other things, (i) increasing the number of shares of common stock reserved for issuance under the Plan by 4,580,000 shares and (ii) obtaining approval of the material terms of the Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. The Stock Incentive Plan, as amended and restated, is referred to as the "Amended Plan." Approval of the increase in the number of shares of common stock available for issuance under the Amended Plan will ensure that there are sufficient shares available to meet our needs for future grants during the coming years, which allows us to provide incentive and reward opportunities to eligible individuals and assists us in retaining a competitive edge in today's volatile business environment. Approval of the material terms of the Amended Plan to satisfy the requirements of Section 162(m) of the Internal Revenue Code will allow us to fully deduct, for federal income tax purposes, awards granted under the Amended Plan that qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Internal Revenue Code).

        Key features of the Amended Plan:

  •
  No discounted awards may be granted (except with respect to substitute awards granted as a result of a merger, consolidation or acquisition by us as necessary to preserve the value of an award);

  •
  No "evergreen" provision included;

  •
  Awards are non-transferable, except to a participant's immediate family member or related family trust or pursuant to a qualified domestic relations order;

  •
  No automatic award grants are made to any participant;

  •
  Awards may be designed to meet the requirements for deductibility as "performance-based" compensation under Section 162(m) of the Internal Revenue Code;

  •
  Limitations on the maximum number of stock-denominated awards and cash-denominated awards that may be granted to any individual during any calendar year; and

  •
  No repricing of stock options or stock appreciation rights without stockholder approval.

HUNTSMAN CORPORATION
500 Huntsman Way
Salt Lake City, Utah 84108

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2014

GENERAL

        This Proxy Statement is being furnished to the stockholders of Huntsman Corporation (the "Company") in connection with the solicitation of proxies by its Board of Directors (the "Board"). The proxies are to be voted at our 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, at 8:30 a.m., local time, on May 8, 2014, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board is not aware of any other matters to be presented at the Annual Meeting.

        The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and any additional information furnished by us to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained D.F. King & Co., Inc. to help us distribute and solicit proxies and have agreed to pay D.F. King $13,500, plus reimbursement for out-of-pocket expenses, for these services. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

DELIVERY OF PROXY MATERIALS

        On or about                    , 2014, we mailed a Notice of Internet Availability to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 14, 2014. The Notice of Internet Availability contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

        Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.
What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are (1) the election of three Class I directors, (2) an advisory vote to approve named executive officer compensation, (3) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm; (4) the approval of the amendment and restatement of the Huntsman Stock Incentive Plan (as amended and restated, the "Huntsman Stock Incentive Plan"), (5) the approval of the amendment and restatement of our Certificate of Incorporation and (6) the consideration of any other matters properly presented at the Annual Meeting in accordance with our Bylaws. The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will report on our performance and respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

2.
What is included in the proxy materials?

        The proxy materials include (1) the Notice of Annual Meeting of Stockholders, (2) this Proxy Statement and (3) the 2013 Annual Report. If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

        Stockholders are referred to the 2013 Annual Report for financial and other information about our activities. The 2013 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

3.
What is a proxy?

        A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our President, Chief Executive Officer and one of our directors, and David M. Stryker, our Executive Vice President, General Counsel and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.

4.
What is a proxy statement?

        A proxy statement is a document that the regulations of the U.S. Securities and Exchange Commission (the "SEC") require us to give you when we ask that you designate Peter R. Huntsman and David M. Stryker as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and executive officers.

5.
How can I access the proxy materials over the Internet?

        Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

  •
  view our proxy materials on the Internet; and

  •
  instruct us to send our future proxy materials to you electronically by e-mail.

        If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

6.
What is the record date and what does it mean?

        The record date for the Annual Meeting is March 14, 2014. Owners of record of our common stock at the close of business on the record date are entitled to:

  •
  receive notice of the Annual Meeting; and

  •
  vote at the Annual Meeting and any adjournments or postponements in accordance with our Bylaws.

        At the close of business on March 14, 2014, there were 242,779,680 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

7.
Who may attend the Annual Meeting?

        All stockholders of record who owned shares of common stock at the close of business on March 14, 2014, or their duly appointed proxies, may attend the Annual Meeting and any adjournments or postponements thereof, as may our invited guests. "Street name stockholders," as described in Question 10 below, who owned shares of common stock at the close of business on March 14, 2014 may also attend subject to the requirements set forth in Questions 10 and 11 below. Seating is limited and admission is on a first-come, first-served basis. If you attend the Annual Meeting, you will need to bring your Notice of Internet Availability or proxy card, as applicable, a form of personal identification (such as a driver's license) and check in at the registration desk at the Annual Meeting. Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of March 14, 2014.

8.
What am I voting on?

        We are asking you to vote on the following five items of business at the Annual Meeting:

  •
  election of the three Class I director nominees named in this Proxy Statement;

  •
  an advisory vote to approve named executive officer compensation;

  •
  ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014;

  •
  approval of the amendment and restatement of the Huntsman Stock Incentive Plan; and

  •
  approval of the amendment and restatement of our Certificate of Incorporation.

        We are not aware of any other business to be conducted at the Annual Meeting.

9.
How many votes are required to hold the Annual Meeting?

        The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence, in person or by proxy, of the holders of at least 121,389,840 shares of our common stock is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

10.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        Most stockholders hold their shares through a broker, bank or other nominee (i.e., in "street names") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name ("street name stockholders").

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

  •
  Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in "street name," and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker, bank or other or nominee has provided voting instructions for you to use in directing the broker, bank or other or nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other nominee or nominee, that stockholder of record may be prohibited from voting your shares. See "Will my shares be voted if I do not provide my proxy?"

11.
What different methods can I use to vote?

        Stockholders of Record:    Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote; or (2) submit a proxy to have their shares voted by one of the following methods:

  •
  By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card (if you received a paper copy of the proxy materials by mail) or on the Notice of Internet Availability. Please have the Notice of Internet Availability in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 7, 2014.

  •
  By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card (if you received a paper copy of the proxy materials by mail) or the Notice of Internet Availability. Please have the proxy card or the Notice of Internet Availability (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 7, 2014.

  •
  By Mail. If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

        Street Name Stockholders:    Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

  •
  By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions provided by the record holder.

  •
  In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

        If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

        EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

12.
What if I am a stockholder of record and I don't specify a choice for a matter when returning my proxy?

        A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

  •
  FOR the election of the three Class I director nominees named in this Proxy Statement;

  •
  FOR approval, on an advisory basis, of the compensation of our named executive officers;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014;

  •
  FOR approval of the amendment and restatement of the Huntsman Stock Incentive Plan; and

  •
  FOR approval of the amendment and restatement of our Certificate of Incorporation.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

13.
If I am a street name stockholder, will my shares be voted if I do not provide my proxy?

        In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. For example, the ratification of the selection of independent registered public accounting firms is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. This is called a "broker discretionary vote." When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." The election of directors, the advisory vote to approve named executive officer compensation, the vote to approve the amendment and restatement of the Huntsman Stock Incentive Plan and the vote to approve the amendment and restatement of our Certificate of Incorporation are not considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals.

14.
What votes are needed for each proposal to pass and is broker discretionary voting allowed?

Proposal	Vote Required	Broker Discretionary Vote Allowed
(1) Election of the three Class I director nominees	Plurality of the votes cast	No
(2) An advisory vote to approve named executive officer compensation	Majority of the shares represented in person or by proxy and entitled to vote	No
(3) Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014	Majority of the shares represented in person or by proxy and entitled to vote	Yes
(4) Vote to approve the amendment and restatement of the Huntsman Stock Incentive Plan	Majority of the shares represented in person or by proxy and entitled to vote	No
(5) Vote to approve the amendment and restatement of our Certificate of Incorporation	Majority of the outstanding shares of common stock entitled to vote thereon	No
15.
What happens if additional proposals are presented at the Annual Meeting?

        Other than the election of directors, the advisory vote to approve named executive officer compensation, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, the vote to approve the amendment and restatement of the Huntsman Stock Incentive Plan, and the vote to approve the amendment and restatement of our Certificate of Incorporation, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under Rule 14a-8 and the provisions of our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

16.
Can I change my vote after submitting my proxy?

        If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

  •
  voting again by telephone or through the Internet prior to 11:59 p.m. Eastern Daylight Time on May 7, 2014;

  •
  requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability;

  •
  giving written notice of revocation to our Corporate Secretary by mail to Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah 84108 or by facsimile at (801) 584-5782; or

  •
  attending the Annual Meeting and voting in person; however, attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

        If you are a street name stockholder, you must follow the instructions on revoking your proxy, if any, provided by your bank, broker or other nominee.

17.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of proxy materials?

        It means that you have multiple accounts with our transfer agent, Computershare, and/or brokers, banks or other nominees. Please vote all of these shares. We recommend that you contact Computershare and/or your broker, bank or other nominee (as applicable) to consolidate as many accounts as possible under the same name and address. If you have multiple accounts with our transfer agent that you want to consolidate, please submit your request by mail to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by telephone at 1-866-210-6697. Computershare may also be reached through its website at www.computershare.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        The size of the Board is currently set at 10, divided into three classes serving staggered terms, with one class being elected each year to serve a three-year term. The three current Class I Board members, whose terms expire at the Annual Meeting, are Mr. Jon M. Huntsman, Dr. Patrick T. Harker and Dr. Mary C. Beckerle. With respect to the directors standing for re-election at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board (the "Governance Committee") has recommended, and the Board has unanimously nominated, Mr. Jon M. Huntsman and Drs. Harker and Beckerle for re-election as Class I directors. Each elected Class I director will serve until our 2017 annual meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director.

        The nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as Class I directors. You may not cumulate your votes in the election of directors. Votes that are withheld from a director's election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the election of the Class I director nominees.

        Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the Class I director nominees listed below. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

        It is our policy for directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF
EACH CLASS I DIRECTOR NOMINEE LISTED BELOW.

 Nominees and Existing Directors

        Presented below is information with respect to all of our directors, including the directors nominated for re-election this year and the directors whose terms expire in subsequent years. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board in light of our business.

Current Class I Directors and Nominees for Class I Directors

Jon M. Huntsman	Jon M. Huntsman, age 76, is the Executive Chairman of the Board. Prior to his appointment as Executive Chairman in February 2009, Mr. Huntsman served as Chairman of the Board of our company since its formation in 2004 and the predecessors to our company since 1970, when he founded his first plastics company. Mr. Huntsman served as Chief Executive Officer of our company and our affiliated companies from 1970 to 2000. Mr. Huntsman is a director or manager, as applicable, of Huntsman International and certain of our other subsidiaries. In addition, Mr. Huntsman serves or has served as Chairman or as a member of numerous corporate, philanthropic and industry boards, including the American Red Cross, The Wharton School, University of Pennsylvania, Primary Children's Medical Center Foundation, the Chemical Manufacturers Association and the American Plastics Council. Mr. Huntsman was selected in 1994 as the chemical industry's top Chief Executive Officer for all businesses in Europe and North America. Mr. Huntsman was awarded the American Chemical Society's Lifetime Achievement Award in 2013. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce. He is the founding and principal benefactor of the Huntsman Cancer Institute. Mr. Huntsman is the father of Peter R. Huntsman, our Chief Executive Officer, James H. Huntsman, our Division President, Advanced Materials, and Gov. Jon M. Huntsman, Jr., our director.

The Board has concluded that Mr. Huntsman should continue to serve as the Executive Chairman of the Board for the following reasons, among others: (1) his vital role in the founding and history of our company enables him to provide the Board with important perspective and extensive knowledge of our business; (2) his extensive experience in the chemical industry allows him to advise the Board on our strategic and operational directives; and (3) his leadership and business skills enable him to lead our company and the Board as well as continually educate and advise the Board on our company's industry and related opportunities, issues, and challenges.

Dr. Patrick T. Harker

Dr. Harker, age 55, has served as a director since March 2010. Dr. Harker serves as Chairman of our Governance Committee and as a member of the Audit Committee. Dr. Harker was appointed to the Board of the Federal Reserve Bank of Philadelphia in January 2012 as a Class B director. Since 2007, Dr. Harker has been President of the University of Delaware in Newark, Delaware. From February 2000 through June 2007, Dr. Harker was Dean of the Wharton School of the University of Pennsylvania and served as a Professor of Electrical and Systems Engineering in the University of Pennsylvania's School of Engineering and Applied Science. From 2000 to 2010, Dr. Harker served as a Trustee of the Goldman Sachs Trust and Goldman Sachs Variable Trust. He also served as a Member of the Board of Managers of the Goldman Sachs Hedge Fund Partners Registered Fund LLC from 2004 through 2009. Since May 2009, Dr. Harker has served as a director for Pepco Holdings, Inc., a public utility holding company.

The Board has concluded that Dr. Harker should continue to serve as a director for the following reasons, among others: (1) his significant experience leading highly-respected educational institutions brings to the Board a well-respected leader with large-scale operational experience; (2) his experience with financial institutions and his strong background in capital markets provides the Board business and financial expertise; (3) his service on other boards provides him with experience in board oversight and insights learned from other companies; and (4) his background in engineering and applied science enables him to provide the Board technical expertise.

Dr. Mary C. Beckerle

Dr. Beckerle, age 59, has served as a director since May 2011. She serves as a member of our Governance Committee. Dr. Beckerle is an internationally recognized scientist who has served on numerous national scientific boards and committees, including the Advisory Committee to the Director of the U.S. National Institutes of Health. She currently serves on the Board of Directors of the American Association for Cancer Research. She is also a member of cancer policy and advisory boards at Harvard University, Georgetown University, the University of Pennsylvania, the National Center for Biological Sciences in Bangalore (India), and the Mechanobiology Institute of the National University of Singapore. Dr. Beckerle is a Distinguished Professor of Biology in the College of Science at the University of Utah, which she joined in 1986. Since 2006, Dr. Beckerle has served as Chief Executive Officer and Director of Huntsman Cancer Institute at the University of Utah. Dr. Beckerle served as President of the American Society for Cell Biology in 2006, held a Guggenheim Fellowship at the Curie Institute in Paris, and is an elected Fellow of the American Academy of Arts and Sciences. Dr. Beckerle has been named a National Association of Corporate Directors (NACD) Governance Fellow.

The Board has concluded that Dr. Beckerle should continue to serve as a director for the following reasons, among others: (1) her achievements and credentials in science and medical research enable her to provide the Board with a unique perspective and technical insights relevant to the chemical industry; (2) her international experience allows her to provide insights into challenges and opportunities related to our global business; (3) her extensive leadership, organizational planning, and management credentials enable her to offer practical insight with respect to our company's operational and strategic initiatives; and (4) her academic and public policy experience provides a valuable perspective in areas related to corporate governance, compliance and talent management.

Class II Directors (terms expire in 2015)

Peter R. Huntsman	Peter R. Huntsman, age 51, has served as a director of our company and affiliated companies since 1994. Mr. Huntsman is President, Chief Executive Officer and a director of our company. Prior to his appointment in July 2000 as Chief Executive Officer, Mr. Huntsman had served as President and Chief Operating Officer since 1994. In 1987, after working for Olympus Oil since 1983, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation, a former subsidiary of our company. Mr. Huntsman is the son of Jon M. Huntsman, our Executive Chairman, the brother of James H. Huntsman, our Division President, Advanced Materials, and the brother of Gov. Jon M. Huntsman, Jr., our director.

The Board has concluded that Mr. Huntsman should continue to serve as a director for the following reasons, among others: (1) his current position as our Chief Executive Officer enables him to bring invaluable operational, financial, regulatory and governance insights to the Board; and (2) his considerable role in the history and management of our company and its affiliates enables him to continually educate and advise the Board on our business, the chemical industry and related opportunities and challenges.

Wayne A. Reaud

Mr. Reaud, age 66, has served as a director since March 2005. Mr. Reaud currently serves as Chairman of our Litigation Committee, which was formed in November 2008, and he serves as a member of our Compensation Committee. Mr. Reaud is a trial lawyer and the founder of the law firm of Reaud, Morgan & Quinn. For over 30 years, he has represented clients in significant cases involving personal injury, product and premises liability, toxic torts and business litigation. Mr. Reaud has handled first impression mass tort litigation involving asbestos premises liability claims, including the largest asbestos product liability class action lawsuit in the history of Texas courts. He also represented the State of Texas in its landmark litigation against the tobacco industry. Mr. Reaud currently serves as Chairman of the Board of the Beaumont Foundation of America and is a Director of the Reaud Charitable Foundation. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers, a member of the Philosophical Society and a member of the State Bar of Texas Grievance Committee. Mr. Reaud was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998 and also chosen as the Most Distinguished Alumni of Lamar University in 2006. Mr. Reaud was awarded the Honorary Order of the Coif by the University of Texas in 2011. He is listed in Best Lawyers in America.

The Board has concluded that Mr. Reaud should continue to serve as a director for the following reasons, among others: (1) his legal expertise and extensive experience with complex and high-profile litigation enable him to advise the Board and our company on litigation risks and strategies; and (2) his commitment to community service and cultural affairs is valuable to the Board because of our company's significant focus on these areas.

Alvin V. Shoemaker

Mr. Shoemaker, age 75, has served as a director since March 2005. Mr. Shoemaker serves as a member of the Audit Committee and the Compensation Committee. Mr. Shoemaker has been a private investor since his retirement as Chairman of the Board of First Boston Corporation and First Boston, Inc. in 1989, a position he assumed in 1983. Mr. Shoemaker also serves as a director of Wynn Resorts Limited.

The Board has concluded that Mr. Shoemaker should continue to serve as a director for the following reasons, among others: (1) his board experience gives him operational and financial oversight expertise and allows him to contribute insights on achieving business success in a diverse range of economic conditions and competitive environments; and (2) his executive-level experience at First Boston Corporation and First Boston, Inc. demonstrates proven leadership and business capabilities.

Class III Directors (terms expire in 2016)

Nolan D. Archibald	Mr. Archibald, age 70, has served as a director since March 2005 and he is currently the Vice Chairman and Lead Independent Director of the Board. Mr. Archibald is also Chairman of the Compensation Committee. Mr. Archibald served as Executive Chairman of Stanley Black & Decker, Inc., a consumer and commercial products company, from March 2010 to March 2013. He served as President and Chief Executive Officer of The Black & Decker Corporation from 1986 until 2010, as well as Chairman of the Board of The Black & Decker Corporation from 1987 until 2010. In addition, Mr. Archibald serves as a director of Lockheed Martin Corporation and Brunswick Corporation.

The Board has concluded that Mr. Archibald should continue to serve as the Vice Chairman and Lead Independent Director of the Board for the following reasons, among others: (1) his extensive executive-level management experience gained with Stanley Black & Decker has given him leadership and business capabilities that provide the Board with a unique skill set and significant business and strategic insight; and (2) his extensive board experience as a director of other public companies enables him to contribute significantly to the Board's oversight responsibilities.

M. Anthony Burns

Mr. Burns, age 71, has served as a director since March 2010. He is Chairman of the Audit Committee and a member of the Governance Committee. Mr. Burns currently serves as Chairman Emeritus of Ryder System, Inc., a provider of transportation and logistics services, a position that he has held since 2002. Mr. Burns served in several positions at Ryder until his retirement in 2002, including Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000 and President from 1979 to 1999. Prior to joining Ryder, Mr. Burns served in management of Mobil Oil Corporation. He is a Life Trustee of the University of Miami in Florida and is active in cultural and civic organizations in Florida.

The Board has concluded that Mr. Burns should continue to serve as a director for the following reasons, among others: (1) his long tenure as Chief Executive Officer of Ryder System, a major public company, provides the Board with valuable leadership and management insights; (2) his prior service on (and in some cases chairmanship of) the audit committees of other public companies provides him with valuable financial expertise and enables him to serve as chair of our Audit Committee; and (3) his executive compensation experience through service on the compensation committees of other public companies provides him with exposure to, and insight from, CEOs and boards of other large companies.

Gov. Jon M. Huntsman, Jr.

Governor Jon M. Huntsman, Jr., age 53, has served as a director since February 2012. Since January 2014, Gov. Huntsman has served as Chairman of the Atlantic Council, a non-partisan think tank promoting constructive leadership and engagement in international affairs. Gov. Huntsman was a candidate for the Republican nomination for the President of the United States in the 2012 presidential election. From 2009 to 2011, he served as U.S. Ambassador to China and he served as Governor of the State of Utah from 2005 to 2009. Gov. Huntsman's public service also includes appointments as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Gov. Huntsman currently serves as Chairman of the Huntsman Cancer Foundation. He also serves as a director of Ford Motor Company, Caterpillar, Inc. and Chevron Corporation. Gov. Huntsman originally joined our company in 1983 and served in numerous capacities, including Vice Chairman, until his resignation in 2005. Gov. Huntsman is the son of Jon M. Huntsman, our Executive Chairman, the brother of Peter R. Huntsman, our Chief Executive Officer, and the brother of James H. Huntsman, our Division President, Advanced Materials.

The Board has concluded that Gov. Huntsman should continue to serve as a director for the following reasons, among others: (1) his experience as an ambassador to China and Singapore gives him international and diplomatic experience that is critically important to our company as we continue to expand globally and particularly in Asia; (2) his experience as Governor of Utah gives him large-scale operational experience and valuable insight into governmental affairs; and (3) his prior experience with the Huntsman companies gives him knowledge of our company and our industry including important insights into our business and management.

Sir Robert J. Margetts

Sir Robert, age 67, has served as a director since August 2010. He is a member of the Governance Committee. He currently serves as Deputy Chairman of OJSC Uralkali, a publicly traded potash fertilizer producer, and on the boards of a number of privately held companies. Sir Robert previously served as a director of Anglo American PLC from 1998 to 2010, Chairman of Legal & General Group PLC from 2000 until 2010 and Chairman of BOC Group PLC from 2002 to 2006. Sir Robert served as Chairman—Europe of Huntsman Corporation from 2000 to August 2010. He worked for Imperial Chemical Industries (ICI) in various levels of increasing responsibility from 1969 to 2000, where he ultimately served as the Vice Chairman of its Main Board.

The Board has concluded that Sir Robert should continue to serve as a director for the following reasons, among others: (1) his more than 40 years experience in the chemical industry, including experience with our company, enables him to provide our Board with advice and expertise relating to business and strategic initiatives; and (2) both his location in Europe and his extensive board and executive-level management experience running global businesses provides the Board with important insights and perspectives into the chemical industry in important international locations.

 PROPOSAL NO. 2—ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

        Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2015 annual meeting.

        The guiding principles of our compensation policies and decisions include aligning each executive's compensation with our company's business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Our overriding executive compensation philosophy is clear and consistent—we pay for performance. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.

        When casting your vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles. This is evidenced by our company's strong financial performance in 2013, as discussed in the Compensation Discussion and Analysis section, and total stockholder return of 59% in 2013.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

  "RESOLVED, that the stockholders of Huntsman Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

        Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

        While this vote is required by law, the result will not be binding on our company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee will consider the outcome of the vote when evaluating our compensation practices.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE OF STOCKHOLDERS
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2014. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.

        The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

        If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

        One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

THE BOARD RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

 PROPOSAL NO. 4—APPROVAL OF (1) THE AMENDED AND RESTATED
HUNTSMAN STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR
ISSUANCE THEREUNDER AND (2) THE MATERIAL PLAN TERMS THEREOF FOR PURPOSES
OF COMPLYING WITH THE REQUIREMENTS OF
SECTION 162(M) OF THE INTERNAL REVENUE CODE

        At the Annual Meeting, the stockholders will be asked to approve (1) the amended and restated Huntsman Corporation Stock Incentive Plan (the "Amended Plan") to increase the number of shares of common stock reserved for issuance thereunder and (2) the material terms thereof. If approved, the Amended Plan will be effective as of May 8, 2014. We believe approval of the Amended Plan is advisable in order to (1) ensure we have an adequate number of shares available in connection with our compensation programs and (2) allow us to grant awards that may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Section 162(m)").

        Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

Proposed Changes

        On February 7, 2014, the Board of Directors, subject to the approval of our stockholders, approved the Amended Plan to make, among others, the following changes:

  •
  to provide for an additional 4,580,000 shares of common stock to be available for awards under the Amended Plan and to allow certain shares that were subject to previously issued awards that are surrendered or exchanged or that are withheld or surrendered to satisfy the payment of an exercise price or applicable tax obligations to be available for future awards under the Amended Plan;

  •
  to change the limitation on the maximum number of share-based awards that may be granted to an individual to 3,000,000 during any calendar year from 4,000,000 during the term of the plan and the maximum amount of cash awards that may be granted to an individual in any calendar year from $7,000,000 to $15,000,000;

  •
  to expand the list of business criteria that may be used for awards intended to comply with Section 162(m);

  •
  to add language to the Amended Plan to assist in administering the Amended Plan in accordance with Section 162(m) and Section 409A of the Internal Revenue Code, Section 16(b) of the Securities Exchange Act of 1934 and applicable accounting principles;

  •
  to provide that awards and other rights under the Amended Plan will be subject to any clawback policy that we adopt;

  •
  to eliminate minimum vesting requirements on performance and non-performance awards under the Amended Plan (although the Company generally intends at this time to continue granting stock options and restricted stock awards to officers that require continued service for three years following the date of grant);

  •
  to modify the definition of "change of control" used in the Amended Plan to lower the threshold in the case of a change in voting power control from 50% to 20%;

  •
  to provide that dividend equivalents may be granted under the Amended Plan as a stand-alone award; and

  •
  to make certain other clarifying changes.

        The proposed Amended Plan is attached hereto as Appendix A.

        If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the additional 4,580,000 shares available for issuance under the Amended Plan.

Reasons for Proposed Amendment and Restatement

        The use of stock-based awards under the Huntsman Stock Incentive Plan has been a key component of our compensation program since its original adoption in 2005. The awards granted under the Huntsman Stock Incentive Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers, directors and consultants. The Huntsman Stock Incentive Plan originally authorized us to issue up to 21,590,909 shares of common stock, and an additional 11,000,000 shares of common stock became available in connection with the amendment and restatement of the Huntsman Stock Incentive Plan effective November 4, 2009. As of March 14, 2014, 4,323,954 shares remained available for us to issue as awards under the Huntsman Stock Incentive Plan, and 11,822,780 shares are subject to outstanding awards under the Huntsman Stock Incentive Plan. To date in 2014, we have awarded 2,083,334 shares pursuant to awards of stock options, restricted stock, phantom stock and restricted stock units, which are included in the 11,822,780 outstanding shares. We are unable to predict how many, if any, of the 11,822,780 shares subject to outstanding awards may be forfeited or expire unvested or unexercised and, thus, may be returned to the Huntsman Stock Incentive Plan for future grants under the Huntsman Stock Incentive Plan. Accordingly, the Board has determined that, in order to ensure that there are sufficient shares available for issuance under the Huntsman Stock Incentive Plan to meet our needs for future grants during the coming years, an increase in available shares is necessary to continue granting incentive and reward opportunities to eligible individuals while assisting us in retaining a competitive edge in today's volatile business environment. Further details about our awards currently outstanding can be found in the sections on "Securities Authorized for Issuance under Equity Compensation Plans," "Compensation Discussion and Analysis," and "Executive Compensation."

        The Huntsman Stock Incentive Plan is a broad-based plan under which we may grant awards to all employees, including our officers and officers of our subsidiaries, and to non-employee members of the Board and consultants. We believe approval of the Amended Plan will give us flexibility to continue to make stock-based grants and other awards permitted under the Amended Plan over the next four years in amounts determined appropriate by the Compensation Committee, which administers the Amended Plan (as discussed more fully below); however, this timeline is simply an estimate used by us to determine the number of new shares to ask our stockholders to approve and future circumstances may require us to change our expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock, award levels/amounts provided by our competitors and hiring activity during the next few years. The closing market price of our common stock as of March 14, 2014 was $23.29 per share, as reported on the NYSE.

        The Amended Plan will allow us to use, if desired, a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards. As of March 14, 2014, the total number of shares of our outstanding common stock was 242,779,840. Our current dilution (which is the number of shares available for grant under the Huntsman Stock Incentive Plan, divided by the total number of shares of our common stock outstanding) is approximately 6.5%. If the Amended Plan is approved, the potential dilution from issuances authorized under the Amended Plan will increase to approximately 8.4%. In determining the number of additional shares to request, the Compensation Committee considered these factors and decided that 4,580,000 shares was the appropriate number to allow us to effectuate an effective equity compensation program over the coming years.

        In addition to the general approval of the Amended Plan and of the additional number of authorized shares, our stockholders are being asked to approve the material terms of the Amended Plan so that awards granted under the Amended Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) may be fully deductible by us and our subsidiaries. Although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully deductible, the Amended Plan is intended, in part, to qualify for exemption from the deduction limitations of Section 162(m) by providing "performance-based compensation" to "covered employees" within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 ("Covered Employees") may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as "performance-based compensation" as defined in Section 162(m).

        In addition to certain other requirements, in order to qualify for this exemption, the regulations under Section 162(m) require that the material terms of the Huntsman Stock Incentive Plan be periodically disclosed to and approved by our stockholders at least every five years. Under the Section 162(m) regulations, the material terms of the Amended Plan are (i) the maximum amount of compensation that may be paid to an individual under the Amended Plan during a specified period, (ii) the employees eligible to receive compensation under the Amended Plan, and (iii) the business criteria on which the performance goals are based. We intend that awards under the Amended Plan may be designed to qualify for exemption from the deduction limitations of Section 162(m), in the event we choose to structure compensation in a manner that will satisfy the "performance-based compensation" exemption to Section 162(m). Accordingly, we are asking stockholders to approve the material terms of the Amended Plan for Section 162(m) purposes so that awards under the Amended Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) may be deductible by us.

        As described above, the Amended Plan specifies that (i) the maximum number of share-based awards that may be granted to an individual during any calendar year is 3,000,000, and (ii) the maximum amount of cash awards that may be granted to an individual in any calendar year is $15,000,000 and adds additional business criteria that may be utilized in setting performance objectives under the Amended Plan. The Amended Plan does not change the employees who are eligible to participate in the Huntsman Stock Incentive Plan.

        The material terms of the Amended Plan for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled "Summary of the Amended Plan—Individual Limits on Awards," (ii) the eligible employees are described in the section entitled "Summary of the Amended Plan—Eligibility," and (iii) the business criteria are described in the section entitled "Summary of the Amended Plan—Performance-Based Compensation."

Consequences of Failing to Approve the Proposal

        The Amended Plan will not be implemented unless approved by stockholders. If the Amended Plan is not approved by stockholders, the Huntsman Stock Incentive Plan will remain in effect in its current form, and we will continue to grant awards thereunder until our share reserve under the Huntsman Stock Incentive Plan is exhausted, which we would expect to occur in two years, based on current expected equity grant practices (noting again that the share reserve could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty). However, if this proposal is not approved, no awards can be made under the Huntsman Stock Incentive Plan after November 4, 2019. In addition, failure of our stockholders to approve this proposal will mean that the deductibility of awards granted to Covered Employees after this Annual Meeting will potentially be limited.

Summary of the Amended Plan

        The following summary provides a general description of the material features of the Amended Plan but is not a complete description of all provisions of the Amended Plan and is qualified in its entirety by reference to the full text of the Amended Plan attached as Appendix A, which is incorporated by reference in this proposal. The purpose of the Amended Plan is to provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board who are not employees or consultants to devote their abilities and energies to our success through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock. The Amended Plan permits the grant of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, phantom stock, performance awards, bonus stock, dividend equivalents, substitute awards, and other stock-based awards (collectively referred to as "Awards").

        Administration.    The Amended Plan will be administered by a committee of our Board pursuant to its terms and all applicable state, federal or other rules or laws. However, our Board may also take any action designated to the committee, unless it is determined that administration of the Amended Plan by "outside directors" is necessary with respect to awards intended to qualify as "performance-based compensation" under Section 162(m). The Compensation Committee will act as the committee for purposes of the Amended Plan. The Compensation Committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the Amended Plan and the manner in which such Awards will vest. Awards may be granted by the Compensation Committee to employees, directors and consultants in such amounts (measured in cash, shares of common stock or as otherwise designated) and at such times during the Term of the Amended Plan as the Compensation Committee shall determine. Subject to applicable law and the terms of the Amended Plan, the Compensation Committee is authorized to interpret the Amended Plan, to establish, amend and rescind any rules and regulations relating to the Amended Plan, to delegate duties under the Amended Plan, to terminate, modify or amend the Amended Plan (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Amended Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan in the manner and to the extent the Compensation Committee deems necessary or desirable.

        Eligibility.    Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. The employees eligible to receive Awards under the Amended Plan are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. Eligible employees, directors or consultants who are designated by the Compensation Committee to receive an Award under the Amended Plan are referred to as "Participants." As of March 14 2014, we had 297 employees, 8 directors and 2 consultants who are Participants in the Amended Plan.

        Individual Limits on Awards.    Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum number of shares that may be granted to a

Participant in a specified period and restrictions on the maximum amount of cash compensation payable pursuant to an Award under the Amended Plan to a Participant must be provided for in the plan and approved by our stockholders. Accordingly, no Participant may receive share-denominated Awards during a calendar year with respect to more than 3,000,000 shares of our common stock. For dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any Participant in any calendar year is limited to $15,000,000.

        Number of Shares Subject to the Amended Plan.    The maximum number of shares of our common stock that may be issued under the Amended Plan, since the initial inception of the Huntsman Stock Incentive Plan, is 37,170,909 shares, subject to certain adjustments as provided in the Amended Plan. The 37,170,909 shares include, as of March 14, 2014 (i) awards currently outstanding under the Huntsman Stock Incentive Plan with respect to 10,910,807 stock options, 523,674 phantom stock awards and 1,451,886 restricted stock awards, (ii) 4,323,954 shares remaining available for future grants under the Huntsman Stock Incentive Plan and (iii) 388,299 shares already issued pursuant to awards. The proposal would authorize an additional 4,580,000 shares for delivery with respect to awards, thus providing for a total of 8,903,954 shares remaining available for future grants following stockholder approval of the Amended Plan. If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates, or is canceled without the actual delivery of the shares, including (a) shares forfeited with respect to restricted stock, and (b) the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes related to an Award, the shares subject to those Awards will again be available for issuance under the Amended Plan, unless an applicable law or regulation prevents such re-issuance.

        Source of Shares.    Common stock issued under the Amended Plan may come from authorized but unissued shares of our common stock, from treasury stock held by the company or from previously issued shares of common stock reacquired by us, including shares purchased on the open market.

        Stock Options.    Stock options to purchase one or more shares of our common stock may be granted under the Amended Plan. The Compensation Committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Internal Revenue Code, or stock options that are not intended to meet these requirements (called "nonstatutory options"). The Compensation Committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of our common stock on the date of the grant (other than in limited situations pertaining to substitute Awards, as noted below), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% percent of the fair market value of our common stock on the date of grant. Stock options may be exercised by paying the exercise price in cash, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the stock option and to deliver to us an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares being purchased, withholding (netting) shares from the exercised Award or such other methods as the Compensation Committee has determined to be appropriate. The term for a stock option may not exceed 10 years.

        Following the grant of a stock option to a Participant, if the Participant's employment or service with us is terminated, whether voluntarily or involuntarily, all unvested stock options generally will be forfeited. However, the Compensation Committee, in its discretion, may vest all or part of the stock options on a Participant's termination. Following termination, the Participant (or his or her representative in the case of death) will have limited privileges to exercise stock options, and those exercise privileges generally will be restricted to the portion of the Award that was exercisable immediately prior to termination, unless the Compensation Committee determines otherwise at its sole discretion.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights (or "SARs") independent of or in connection with a stock option. The exercise price per share of an SAR will be an amount determined by the Compensation Committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. Generally, each SAR will entitle a Participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of common stock on the exercise date over (b) the exercise price, times (ii) the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the Compensation Committee. The term of an SAR may not exceed 10 years.

        Following the grant of an SAR to a Participant, if the Participant's employment or service with us is terminated, whether voluntarily or involuntarily, all unvested SARs generally will be forfeited. However, the Compensation Committee, in its discretion, may vest all or part of the SARs on a Participant's termination. Following termination, the Participant (or his or her representative in the case of death) will have limited privileges to exercise SARs, and those exercise privileges generally will be restricted to the portion of the Award that was exercisable immediately prior to termination, unless the Compensation Committee determines otherwise at its sole discretion.

        Performance Awards.    The Amended Plan provides for performance awards, which are (i) rights to receive a grant or to exercise or receive settlement of any Award subject to performance goals specified by the Compensation Committee, and (ii) dollar-denominated Awards granted by the Compensation Committee where the attainment of one or more performance goals during a specified performance period will be measured for purposes of determining a Participant's right to, and the amount of payment of, the Award. Performance awards made to Covered Employees may be designed to qualify as "performance-based compensation" under Section 162(m). See "—Performance-Based Compensation" below. The Compensation Committee will determine both the performance goals and the performance period that will be associated with a performance award, as well as the method to be used in calculating the amount, if any, of the performance award at the end of the performance period. In connection with performance awards, the Compensation Committee may establish a performance award pool, which will be an unfunded pool, for the purpose of measuring performance, with the amount of such pool based on the achievement of performance goals specified by the Compensation Committee, including performance goals based on the business criteria described below. The Compensation Committee shall also determine whether performance awards will be paid in cash, our common stock, or a combination of both cash and stock. Individuals who receive a performance award generally must remain in our service until the completion of the performance period in order to receive a payment related to a performance award, although the Compensation Committee may determine, in its sole discretion, that a full or partial payment or settlement is appropriate in certain situations such as a Participant's termination due to death, disability, retirement, involuntary termination other than for cause, termination for a "good reason," or upon a change in control of the company (a "Permitted Waiver Event"). The Compensation Committee may exercise its discretion to reduce or increase the amounts payable under any performance award, except for any performance award intended to qualify as "performance-based compensation" under Section 162(m), in which case discretion may be used to decrease but not increase the amount of the Award.

        Restricted Stock.    Restricted stock may be granted under the Amended Plan, which means shares of our common stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the Compensation Committee in its discretion. During the restricted period, the Participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such common stock until such time as all restrictions have been removed. Subject to acceleration of vesting upon a Permitted Waiver Event, a Participant will forfeit all restricted stock (and any dividends or distributions accumulated thereon that are subject to restrictions) upon his or her termination of service prior to the satisfaction of the vesting restrictions placed upon the Award. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the common stock subject to the award. Unless otherwise specified in the applicable award agreement, any dividends or distributions on the restricted stock during the restricted period shall be held by us and be subject to the same "vesting" terms as applicable to the restricted stock.

        Phantom Shares.    The Amended Plan allows the Compensation Committee to grant phantom shares, which are notional shares that entitle the Participant to receive at the end of a specified deferral period (which may or may not be coterminous to the vesting period applicable to the Award) either shares of our common stock or cash equal to the then fair market value of our common stock, or any combination of shares and cash, as determined by the Compensation Committee. The terms and conditions attached to any phantom share award will be determined by the Compensation Committee, including the vesting period and whether vesting is based upon the attainment of any performance objectives or subject to acceleration upon a Permitted Waiver Event. While the Participant shall not have the rights of stock ownership during the applicable restricted period, the Compensation Committee may establish a bookkeeping account ("DER Account") for the Participant that is credited with dividend equivalents with respect to dividends paid on shares of our common stock during the vesting period. The DER Account may or may not be credited with interest, as provided by the Compensation Committee, and will vest or be forfeited at the same time as the related phantom shares vest or are forfeited, unless otherwise provided in the applicable award agreement.

        Bonus Stock.    Bonus stock awards may be granted to eligible individuals. Each bonus stock award will constitute a transfer of unrestricted shares of common stock on terms and conditions determined by the Compensation Committee.

        Dividend Equivalents.    Dividend equivalents may be granted to eligible individuals, entitling the Participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Compensation Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The Compensation Committee may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional common stock, Awards, or other investment vehicles. The Compensation Committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents.

        Substitute Awards.    Individuals who become eligible to participate in the Amended Plan following a merger, consolidation or other acquisition by our company may be entitled to receive substitute Awards in exchange for similar awards that the individual may have held prior to the applicable merger, consolidation or other acquisition. If the substitute Award is in the form of a stock option or SAR, these Awards may be granted with an exercise price that is less than the fair market value per share on the replacement date, to the extent necessary to preserve the value of the original award for that individual.

        Other Stock-Based Awards.    Other stock-based awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. In the discretion of the Compensation Committee, other stock-based awards may be subject to such vesting and other terms as the Compensation Committee may establish, including performance goals. Cash awards may be granted as an element of or a supplement to any other stock-based awards permitted under the Amended Plan.

        Performance-Based Compensation.    If the Compensation Committee determines that an eligible person is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as "performance-based compensation" under such section, then the grant, exercise and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below. Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by our stockholders. However, even if stockholders approve the business criteria set forth below and the other material terms of the Amended Plan for purposes of the "performance-based compensation" exception, the Compensation Committee may determine to pay compensation that is not "performance-based compensation" under Section 162(m) and that is not deductible by reason thereof. With respect to Awards intended to constitute "performance-based compensation," performance goals will be designed to be objective, "substantially uncertain" of achievement at the date of grant and will otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m).

        One or more of the following business criteria for the company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the company (except with respect to stock price and earnings per share criteria), will be used by the Compensation Committee in establishing performance goals: (A) earnings per share; (B) revenues; (C) cash flow; (D) cash flow returns; (E) free cash flow; (F) operating cash flow; (G) net cash flow; (H) working capital; (I) return on net assets; (J) return on assets; (K) return on investment; (L) return on capital; (M) return on equity; (N) economic value added; (O) gross margin; (P) contribution margin; (Q) operating margin; (R) net income; (S) pretax earnings; (T) pretax earnings before interest, depreciation and amortization ("EBITDA"); (U) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (V) operating income; (W) total stockholder return; (X) share price; (Y) book value; (Z) enterprise value; (AA) debt reduction; (BB) costs or expenses; (CC) objective safety measures (including recordable incident rates and lost time incident rates); (DD) objective environmental measures (including gas releases); (EE) sales; (FF) market share; (GG) objective productivity measures; (HH) revenue or earnings per employee; (II) objective measures related to implementation or completion of significant projects or processes; (JJ) significant and objective strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (KK) significant and objective individual criteria, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions. To the extent consistent with Section 162(m) with respect to Awards intended to constitute "performance-based compensation," the Compensation Committee (i) shall appropriately adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements; and (ii) may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following that occurs during the applicable performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, or (e) accruals of any amounts for payment under the Amended Plan or any other compensation arrangement maintained by the Company. The performance measures may be absolute or measured relative to one or more peer companies or public indexes. See "United States Federal Income Tax Consequences—Tax Consequences to our Company."

        Recapitalization Adjustments.    In the event of any "equity restructuring" event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to our common stock, the number of shares of common stock with respect which Awards may be granted, the number of shares subject to outstanding Awards, the exercise price with respect to outstanding Awards and the individual grant limits with respect to share-denominated Awards shall be equitably adjusted to reflect such event.

        Unusual Transactions or Events; Change of Control.    In the event of any distribution, recapitalization, reorganization, merger, spin-off, combination, repurchase, exchange of securities, or other corporate transaction or event or any other unusual or nonrecurring transactions or events (including without limitation a "change of control" as defined in the Amended Plan), or of changes in applicable laws, regulations or accounting principles, the Compensation Committee may provide, in general, for (i) the termination of an Award, with or without exchange for a cash payment or other rights or property of substantially equivalent value, (ii) the acceleration of vesting, exercisability or payment with respect to all or any portion of an Award, (iii) the issuance of substitute Awards by the successor or survivor entity, or (v) other adjustments in the terms of an Award.

        Discontinuance or Amendment of the Amended Plan.    Our Board or the Compensation Committee may amend or discontinue the Amended Plan in any respect at any time, but no amendment may materially diminish any of the rights of a Participant under any Awards previously granted without his or her consent, except as may be necessary to comply with applicable laws. In addition, no amendment may, without the approval of the stockholders, (i) increase the number of shares available for Awards, (ii) enlarge the class of individuals eligible to receive Awards, (iii) materially increase the benefits available under the Amended Plan or (iv) reduce the exercise price of an outstanding stock option or SAR or cancel or exchange outstanding stock options or SARs for cash or other Awards or for stock options or SARs with lower exercise prices than the original stock option or SAR, and stockholder approval will also be required with respect to other amendments to the extent required by applicable law or listing requirements. The Compensation Committee may, except as otherwise provided in the Amended Plan, waive any conditions or rights under, or amend, alter, suspend or terminate any Award previously granted and any award agreement related thereto, provided, that without the consent of the affected Participant, no Compensation Committee action may materially and adversely affect the rights of the Participant, except as may be necessary to comply with applicable laws.

        Term of the Amended Plan.    If our stockholders approve this proposal, the Amended Plan will become effective upon such approval and will terminate upon the earliest to occur of: (i) May 8, 2024; (ii) the date our Board terminates the Amended Plan; or (iii) the date that no more shares of our common stock are available for issuance under the Amended Plan (such period being the "Term").

        Tax Withholding.    We are entitled to withhold the amount of any tax attributed to any Award granted under the Amended Plan (including from a distribution of common stock), at such times as we deem necessary or appropriate under the applicable laws in effect at such time, and to take such other action as may be necessary to satisfy all withholding obligations.

        Transferability of Awards.    In accordance with any rules it may prescribe, the Compensation Committee may authorize all or a portion of an Award (other than an incentive stock option) to be granted on terms that permit transfer by the Participant to immediate family members or related family trusts, limited partnerships or similar family entities or pursuant to a domestic relations order. Other than as just described, Awards will not be transferrable other than by will or the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or, if permitted by applicable law, the Participant's guardian or legal representative.

        Participation by our Subsidiaries.    Our subsidiaries who adopt the terms of the Amended Plan shall, upon our request, fund the cash portion of any Award for a Participant who is an employee or consultant of such subsidiary.

        Clawback Policy.    The Amended Plan will be subject to any written clawback policy we adopt, which policy may subject a Participant's Awards and other rights and benefits under the Amended Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

United States Federal Income Tax Consequences

        The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the Amended Plan based on federal income tax laws in effect on March 18, 2014. This summary applies to the Amended Plan as normally operated and is not intended to provide or supplement tax advice to eligible Participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof, which are subject to change (possibly retroactively). This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of any gift, estate and inheritance taxes.

Tax Consequences to Participants under the Amended Plan

        Stock Options and Stock Appreciation Rights.    Participants will not realize taxable income upon the grant of a stock option or an SAR. Upon the exercise of a nonstatutory option or an SAR, a Participant will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "Tax Consequences to our Company" below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sell the common stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

        Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the Participant's regular tax liability in a later year to the extent the Participant's regular tax liability is in excess of the alternative minimum tax for that year.

        Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a "Disqualifying Disposition"), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

        We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under "Tax Consequences to the Company," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

        Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

        The Amended Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Amended Plan allows the Compensation Committee to permit the transfer of Awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.

        The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonstatutory option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

        In addition, if a Participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per done (for 2014, subject to adjustment in future years), (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the Participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

        This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options or to SARs is uncertain and the gift tax implication of such a transfer is a risk the transferor will bear upon such a disposition.

        Phantom Shares; Restricted Stock; Bonus Stock; Cash Awards.    A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a phantom share, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the phantom share, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The DER Account, if any, with respect to a phantom share will be taxable as ordinary compensation income, not dividend income, when paid.

        A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

        A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant's capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under "Tax Consequences to our Company," we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to our Company

        Reasonable Compensation.    In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

        Golden Parachute Payments.    Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

        Performance-Based Compensation.    Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain "performance-based compensation." In order to exempt "performance-based compensation" from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Compensation Committee and certain other requirements must be met, including stockholder approval requirements. To allow the Compensation Committee to qualify Awards as "performance-based compensation," we are seeking stockholder approval of the Amended Plan and the material terms thereof, including the maximum amount of compensation that may be paid under the Amended Plan. Performance awards intended to comply with Section 162(m) may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, the performance awards may not result in cash compensation, for a Participant, in a given year that exceeds a specified limitation. Under the terms of the Amended Plan, a Participant who receives an Award or Awards intended to satisfy the "performance-based compensation" exception to the $1,000,000 deductibility limitation may not receive performance awards relating to more than (i) 3,000,000 shares of common stock in a given calendar year in the case of stock-denominated Awards (subject to adjustment in a manner consistent with the other provisions of the Amended Plan), or (ii) $15,000,000 in a given calendar year with respect to cash-denominated Awards. Although the Amended Plan has been drafted to satisfy the requirements for the "performance-based compensation" exception, we may determine that it is in our best interests not to satisfy the requirements for the exception.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT, EXERCISE, VESTING AND/OR SETTLEMENT OF AWARDS UNDER THE AMENDED PLAN. IT IS NOT AND DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE PARTICIPANT MAY RESIDE.

New Plan Benefits

        The Awards, if any, that will be made to eligible Participants under the Amended Plan are subject to the discretion of the Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to our executive officers, employees, consultants or directors under the Amended Plan. Therefore, the New Plan Benefits Table is not provided.

 Previously Awarded Stock Options

        The following table sets forth information with respect to stock option grants made under the Huntsman Stock Incentive Plan as of March 14, 2014, to our Named Executive Officers and certain other groups. Other than James H. Huntsman, who is deemed an associate of our Executive Chairman and our Chief Executive Officer, no associate of any director or executive officer set forth below holds or has held stock options to purchase our common stock granted under the Huntsman Stock Incentive Plan. No nominee for director holds any outstanding stock options.

Name and Principal Position	Number of Shares Issued or Underlying Stock Options
Jon M. Huntsman,	0
Executive Chairman of the Board
Peter R. Huntsman,	3,201,998
President and Chief Executive Officer
J. Kimo Esplin,	1,098,662
Executive Vice President and Chief Financial Officer
Anthony P. Hankins,	848,479
Chief Executive Officer, Asian Pacific and Division President, Polyurethanes
Simon Turner	510,236
Division President, Pigments
James H. Huntsman	240,984
Division President, Advanced Materials
All Executives as a Group (14 persons)	8,573,117
Non-Executive Director Group(3)	150,000
Non-Executive Officer Employee Group (72 persons)	5,274,585
Total	13,997,702

(1)    Consists of all members of the Board who are not also our executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDED PLAN AND THE MATERIAL TERMS THEREOF.

PROPOSAL NO. 5—APPROVAL OF AMENDMENT AND RESTATEMENT
OF CERTIFICATE OF INCORPORATION

        The Board, after careful consideration, recommends that our stockholders approve the amendment and restatement of the Certificate of Incorporation of Huntsman Corporation (the "Current Certificate") to phase out the classification of the Board and provide for the annual election of directors, as well as to revise certain related provisions of the Current Certificate (the "Amendments").

        Section 5.1 of the Current Certificate provides for the classification of the Board into three classes, designated Class I, Class II and Class III, with the term of office of one class expiring each year and directors in each class being elected to three-year terms. If the proposed Amendments are approved by our stockholders, commencing with the 2015 annual meeting, directors will be elected annually for terms expiring at the next succeeding annual meeting. Those directors previously elected to three-year terms by our stockholders, including those directors elected at this annual meeting, will complete their three-year terms. At the 2015 annual meeting, the Board will be reclassified into two classes of directors and at the 2016 annual meeting, the Board will be classified into a single class of directors. Beginning at the 2017 annual meeting, the Board will no longer be classified, and all directors will be subject to annual election.

Background of the Proposal

        At last year's annual meeting, a nonbinding stockholder proposal to declassify our Board received the favorable vote of approximately 58% of the shares voted at the meeting. Following this vote, the Governance Committee and the Board considered the merits of annually elected and classified boards. The Board believes that the classified Board structure has provided stability and continuity to the Board and reduced vulnerability to coercive takeover tactics, fostered director independence and reinforced a commitment to long-term goals. However, the Board acknowledges the preference expressed by our stockholders who voted in favor of annual elections.

        In light of the considerations described above, the Board has adopted resolutions setting forth the proposed Amendments, declared such Amendments advisable and unanimously resolved to submit the Amendments to our stockholders for approval.

The Declassification Amendments and Related Changes

        If the Amendments are approved, Section 5.1 of the Current Certificate would be amended to provide that, commencing with the 2015 annual meeting, directors will be elected annually for terms expiring at the next succeeding annual meeting, and those directors elected prior to 2015 will serve out the remainder of their three-year terms. In addition, Delaware law provides that directors serving on declassified boards may be removed with or without cause, whereas our directors currently may be removed only for cause due to the Board's classified structure. Thus, Section 5.2 of the Current Certificate would also be amended to permit the removal of directors without cause beginning with the 2017 annual meeting. Pursuant to Section 5.3, newly created Board seats would continue to be allocated to classes until declassification is completed at the 2017 annual meeting, and directors appointed to fill newly created Board seats or vacancies will hold office for a term that coincides with the remaining term of the relevant class.

        The general description of the proposed Amendments set forth above is qualified in its entirety by reference to the Amendments, which are attached as Appendix B.

        If the proposed Amendments are approved, they will become effective upon the filing of a restated certificate of incorporation with the Delaware Secretary of State, which we intend to do promptly following the Annual Meeting.

 Required Vote

        Pursuant to Delaware law, the proposed Amendments require the approval of the majority of our outstanding shares of common stock entitled to vote thereon. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will be treated as votes against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION
TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

 AUDIT COMMITTEE MATTERS

Fees Billed by Deloitte & Touche LLP and Affiliates

        The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):

	2012	2013
Audit Fees(1)	$7.2	$8.1
Audit-Related Fees(2)	0.2	0.6
Tax Fees(3)	4.7	3.8
All Other Fees	—	—

Total	$12.1	$12.5

(1)
Includes fees associated with annual integrated audits, reviews of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and statutory audits required internationally.

(2)
Includes due diligence in connection with acquisitions and related accounting consultations, services related to comfort letters and consents, compliance with financing arrangements and attest services that were not required by statute or regulation.

(3)
Includes tax compliance, tax advice and tax planning including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign tax returns.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved, by category, the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes-Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year's expenditures, consistent with the SEC's accountant fee disclosure requirements.

        Since 2003, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates.

 AUDIT COMMITTEE REPORT

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Huntsman Corporation ("Huntsman") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of Huntsman's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman's website at www.huntsman.com. The members of the Committee are Messrs. Burns and Shoemaker and Dr. Harker, each of whom meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and applicable independence requirements of the New York Stock Exchange.

        The Committee has reviewed and discussed Huntsman's audited financial statements for the year ended December 31, 2013 with Huntsman's management. The Committee has discussed with Deloitte & Touche LLP, Huntsman's independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

        Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman's audited financial statements for the year ended December 31, 2013 be included in Huntsman's Annual Report on Form 10-K for the year ended December 31, 2013.

AUDIT COMMITTEE,
M. Anthony Burns, Chair
Patrick T. Harker
Alvin V. Shoemaker

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding beneficial ownership of our common stock as of March 14, 2014 by:

  •
  each person who we know owns beneficially more than 5% of our common stock;

  •
  each of our directors and nominees;

  •
  each of our named executive officers; and

  •
  all of our executive officers and directors as a group.

        Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 14, 2014. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Shares	Percent(2)
5% or more beneficial owners (except officers and directors):
Huntsman Family Holdings Company LLC	13,300,816	5.5%
The Huntsman Foundation	18,282,000	7.5%
Directors and named executive officers:
Jon M. Huntsman(3)	32,242,300	13.3%
Nolan D. Archibald(4)	167,374	*
Mary C. Beckerle(5)	28,499	*
M. Anthony Burns	40,258	*
Patrick T. Harker(6)	39,225	*
Jon M. Huntsman, Jr.(7)	24,318	*
Peter R. Huntsman(8)	8,008,231	3.3%
Robert J. Margetts(9)	36,594	*
Wayne A. Reaud(10)	1,554,270	*
Alvin V. Shoemaker(11)	199,361	*
J. Kimo Esplin(12)	1,417,017	*
Anthony P. Hankins(13)	965,780	*
Simon Turner(14)	409,113	*
All directors and executive officers as a group (22 persons)(3)(8)(15)	47,755,482	19.67%

*
Less than 1%

(1)
The address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and dispositive power over such shares (except as described below).

(2)
Based upon an aggregate of 242,779,680 shares of common stock outstanding on March 14, 2014.

(3)
Includes the following shares of which Jon M. Huntsman may be deemed to be the beneficial owner: (a) 13,300,816 shares held by Huntsman Family Holdings Company LLC, by virtue of being the holder of a significant percentage of ownership interests in that company, (b) 22,900 shares held by the Karen H. Huntsman Inheritance Trust, by virtue of being the spouse of the trustee of such trust, and (c) 18,282,000 shares that he contributed to The Huntsman Foundation on June 25, 2007, by virtue of having the right to appoint all trustees on the Board of Trustees of such foundation and the right to remove any such trustees with or without cause or for any reason. Jon M. Huntsman expressly disclaims beneficial ownership of any shares held by Huntsman Family Holdings Company LLC, except to the extent of his pecuniary interest therein and any shares held by the Karen H. Huntsman Inheritance Trust or The Huntsman Foundation. Jon M. Huntsman has pledged 2,100,000 shares as security for bank loans to cover philanthropic donations.

(4)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of March 14, 2014, and 46,563 vested stock units, the shares underlying that will be deliverable upon termination of service. Also includes 20,288 shares held by Archibald 8, LLC, for which he serves as Manager.

(5)
Includes 23,992 vested stock units, the shares underlying which will be deliverable upon termination of service.

(6)
Includes 23,992 vested stock units, the shares underlying which will be deliverable upon termination of service.

(7)
Includes 13,925 vested stock units, the shares underlying which will be deliverable upon termination of service.

(8)
Includes options to purchase 2,449,806 shares of common stock that are exercisable within 60 days of March 14, 2014. Also includes the following shares of which Peter R. Huntsman may be deemed to be the beneficial owner: (a) 191,000 shares that are held by his spouse as Uniform Gifts to Minors Act custodian for six of Peter R. Huntsman's children, (b) 843,657 shares that are held by his spouse as Utah Uniform Transfers to Minors Act custodian for each of Peter R. Huntsman's eight children, and (c) 933,328 shares held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Peter R. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.

(9)
Includes 36,594 vested stock units, the shares underlying which will be deliverable upon termination of service.

(10)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of March 14, 2014, and 125,170 vested stock units, the shares underlying that will be deliverable upon termination of service.

(11)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of March 14, 2014, and 118,063 vested stock units, the shares underlying that will be deliverable upon termination of service.

(12)
Includes options to purchase 954,455 shares of common stock that are exercisable within 60 days March 14, 2014.

(13)
Includes options to purchase 648,319 shares of common stock that are exercisable within 60 days of March 14, 2014.

(14)
Includes options to purchase 335,430 shares of common stock that are exercisable within 60 days of March 14, 2014.

(15)
Includes options to purchase a total of 6,255,584 shares of common stock that are exercisable within 60 days of March 14, 2014, and a total of 388,299 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

        Based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during 2013 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).

CORPORATE GOVERNANCE

Board Independence

        It is important to our company that investors have confidence that the individuals serving as independent directors on the Board do not have relationships with us that impair their independence. Under the NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our company. To assist in making independence determinations, the Board has adopted independence criteria which can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of our company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our company.

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

  •
  The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our company's audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

  •
  The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization's consolidated gross revenues.

        With the assistance of company legal counsel, the Governance Committee has reviewed the applicable legal and NYSE standards for independence, as well as our independence criteria. A summary of the answers to annual questionnaires completed by each of the directors and nominees for director and a report of transactions and relationships between each director and nominee for director, or any of his or her family members, and our company, senior management and independent registered accounting firm have been made available to the Governance Committee.

        In conducting its independence review, the Governance Committee specifically considered the relationships discussed under "Certain Relationships and Related Transactions—Transactions." The Governance Committee also considered Dr. Beckerle's position as CEO of the Huntsman Cancer Institute, or the Institute. The Governance Committee took into account the fact that Jon M.

Huntsman has no ownership of the Institute, which is part of the University of Utah, a public institution owned by the State of Utah. The Governance Committee further considered that beginning a number of years ago, the Huntsman Cancer Foundation, a 501(c)(3) charity whose purpose is to help fund the Institute, has made stipend payments of $100,000 annually to the CEO of the Institute. The Governance Committee took into account that Jon M. Huntsman is only one of four trustees of the Huntsman Cancer Foundation, and that our company has no financial relationship with either the Huntsman Cancer Foundation or the Institute other than purchasing seats at a table for $10,000 at an annual fundraiser for the Institute.

        On the basis of its review, the Governance Committee delivered a report to the full Board, and the Board made its independence determinations based on the Governance Committee's report and the supporting information. As a result of this review, the Board has determined that Messrs. Archibald, Burns, Reaud, Shoemaker, Sir Robert and Drs. Beckerle and Harker, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation and Governance committees of the Board discussed below.

        Jon M. Huntsman is not considered to be an independent director because he is employed by our company and is the father of Peter R. Huntsman, our Chief Executive Officer, and James H. Huntsman, our Division President, Advanced Materials. Peter R. Huntsman is not considered to be an independent director because he is employed by our company and is the son of Jon M. Huntsman, our Executive Chairman, and the brother of James H. Huntsman, our Division President, Advanced Materials. Gov. Jon M. Huntsman, Jr. is not considered to be an independent director because of his consulting relationship with our company as described under "Certain Relationships and Related Transactions—Transactions Consulting Agreement" and because he is the son of Jon M. Huntsman, our Executive Chairman, and the brother of Peter R. Huntsman, our Chief Executive Officer, and James H. Huntsman, our Division President, Advanced Materials.

Board Meetings

        The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. During 2013, the Board met eight times, the non-management directors met in executive session four times and the independent directors met in executive session four times. During 2013, each director attended at least 75% of the aggregate of:

  •
  the total number of meetings of the Board (held during the period for which such person has been a director); and

  •
  the total number of meetings held by all Board committees on which such person served (during the periods that such person served).

Board Leadership Structure and Executive Sessions of the Board

        According to our Bylaws, the Chairman of the Board is elected by all of the directors on the Board to preside at all meetings of the stockholders and of the Board. The Chairman of the Board is also required to make reports to the Board and the stockholders and to ensure that all orders and resolutions of the Board and any of its committees are carried into effect. Our Bylaws also allow the Board to elect an Executive Chairman. If elected, the Executive Chairman fills the role of Chairman of the Board and has other powers and duties including, among others, consulting on the strategic vision of our company, promoting the Company's interest through his influence and global ties and serving as a facilitator for communication between our officers and the Board. In accordance with our Corporate Governance Guidelines, the Executive Chairman is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Executive Chairman establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting. Jon M. Huntsman is currently the Executive Chairman. As such, he also fills the role of Chairman of the Board.

        In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman of the Board to also serve as President or Chief Executive Officer, if so elected by the Board. Currently, the Chairman of the Board does not serve as President or Chief Executive Officer. The Board believes that this issue should be considered periodically as part of the succession planning process and that it is in the best interests of our company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to combine the roles of Chairman of the Board and Chief Executive Officer.

        Our Bylaws also allow the Board to elect one or more Vice Chairmen to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board, in either case in the absence of Chairman of the Board. The Board believes that it obtains effective additional Board leadership through the role of the Vice Chairman, which is currently filled by Mr. Archibald, who also serves as Lead Independent Director. As Lead Independent Directors, he communicates with management on issues particular to the independent directors and provides leadership on matters where management may have a conflict of interest. Mr. Archibald is also chair of all sessions of the independent directors

        In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Our Corporate Governance Guidelines also require that our independent directors meet in executive session at least once annually without those non-management directors who are not independent, or more frequently as needed at the call of one or more of our independent directors. Mr. Archibald, who serves as Vice Chairman of the Board and Lead Independent Director, chairs these sessions.

        We believe that the appropriate Board leadership structure for our company may vary, depending on the circumstances facing the Board and our company at any given time. For example, we have revised the Board's leadership structure in the past to address specific needs, such as the formation of a Litigation Committee (in November 2008) and the change of Jon M. Huntsman's role from Chairman to Executive Chairman (in February 2009) in recognition of his ongoing strategic leadership at both a Board and an executive level. We believe that our current Board leadership structure efficiently addresses our company's present needs and allows the Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

Board Role in Risk Oversight

        It is management's responsibility to assess and manage the various risks our company faces. It is the Board's responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board's oversight function, and seeks to understand our company's risk philosophy by having discussions with management to establish a mutual understanding of our company's overall appetite for risk. In exercising its oversight, the Audit Committee strives to effectively oversee our company's enterprise-wide and financial risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our company's tone and culture towards effective risk management.

        The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our company's most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks the respective business or function faces to assist the Audit Committee in evaluating the Company's risk assessment and risk management policies and practices.

        In addition, each of our other committees assesses risks related to such committee's oversight activities. For example, our Litigation Committee assesses risk from litigation and areas of legal exposure to which our company is or could be subject and makes recommendations to the Board regarding those matters. We believe that the oversight function of the Board and these committees combined with its active dialogue with management about effective risk management provides our company with the appropriate framework to help ensure effective risk oversight.

Board Committees

        The Board currently has, and appoints the members of, independent Audit, Compensation, and Governance committees. Each of these committees has a written charter approved by the Board. These charters are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

        The independent committees are currently structured as follows:

Audit	Compensation	Nominating and Corporate Governance
M. Anthony Burns (Chair)	Nolan D. Archibald (Chair)	Patrick T. Harker (Chair)
Patrick T. Harker	Wayne A. Reaud	Mary C. Beckerle
Alvin V. Shoemaker	Alvin V. Shoemaker	M. Anthony Burns
Sir Robert J. Margetts

        Audit Committee.    The Audit Committee has been established to assist the Board in monitoring:

  •
  the integrity of our financial statements;

  •
  our independent registered public accounting firm's qualifications and independence;

  •
  the performance of our internal audit function and independent registered public accounting firm;

  •
  our compliance with legal and regulatory requirements applicable to financial and disclosure matters; and

  •
  our enterprise-wide and financial risk exposures.

        The Audit Committee has sole responsibility for the appointment, retention and termination of the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:

  •
  The member receives directly or indirectly any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

  •
  An immediate family member of the member receives any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

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  An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to us receives any consulting, advisory or other compensatory fee from us; or

  •
  The member is otherwise an affiliated person of our company.

        Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an "audit committee financial expert" and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC's definition of "audit committee financial expert" to have accounting or related financial management expertise.

        The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that Mr. Burns, the Chairman of the Audit Committee, qualifies as an "audit committee financial expert" as defined by the regulations of the SEC. For information regarding Mr. Burns' business experience, see "Proposal No. 1—Election of Directors—Nominees and Existing Directors." No member of the Audit Committee serves on more than two other public company audit committees.

        The Audit Committee held seven meetings in 2013.

        Compensation Committee.    The Compensation Committee's function is to support the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. In this regard, the Board and Compensation Committee seek to align total compensation for the Chief Executive Officer and other senior executives with the long-term interests of stockholders. The Compensation Committee also oversees our incentive and equity-based compensation plans.

        Under its charter, the stated purposes of the Compensation Committee are to:

  •
  review, evaluate and approve our compensation agreements, incentive-compensation and equity-based plans, policies and programs;

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  carry out its responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing;

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  review and approve compensation for our corporate and executive officers and their family members who are employees, and review and recommend compensation for our directors; and

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  perform such other functions as the Board may assign from time to time.

        The Compensation Committee's charter permits the Compensation Committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.

        The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our Chief Executive Officer does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee's request to answer questions and provide input regarding the performance of our executive officers. However, the Chief Executive Officer is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting usually includes an executive session without members of management present. The Compensation Committee met five times during 2013, and each of these meetings included an executive session. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

        Please see "Compensation Discussion and Analysis—Annual Review of Executive Compensation" for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation.

        Nominating and Corporate Governance Committee.    The Governance Committee is appointed by the Board to ensure that our corporate governance system performs well. The duties of the Governance Committee include:

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  annually reviewing and reassessing the adequacy of our Corporate Governance Guidelines;

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  monitoring director independence;

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  managing the Board's annual evaluation process;

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  assessing the appropriate balance of skills, characteristics and perspectives required for an effective Board;

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  identifying, screening and recommending qualified director candidates;

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  periodically reassessing the adequacy of the Board's size;

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  overseeing succession planning for our Chief Executive Officer; and

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  overseeing our corporate compliance program.

        The Governance Committee held four meetings in 2013.

        Litigation Committee.    In addition to the independent committees described above, the Board also has a Litigation Committee. The Litigation Committee assists the Board by reviewing and assessing current and potential litigation and areas of legal exposure in which our company is or could be involved and making recommendations to the Board regarding legal matters. The members of the Litigation Committee are Wayne A. Reaud, who serves as the committee's Chair, Jon M. Huntsman and Peter R. Huntsman. The Litigation Committee generally meets quarterly in connection with our regularly scheduled Board meetings.

Director Qualification Standards and Diversity

        The Governance Committee's minimum qualifications and specific qualities and skills required for directors are set forth in Section 1 of our Corporate Governance Guidelines, which are available on our website at www.huntsman.com. These Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE, and that each director functions consistent with the highest level of professional ethics and integrity. Each of our directors is expected to devote sufficient time and effort to learn the business of our company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our company and to exhibit independent thought and judgment. Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, our Corporate Governance Guidelines require that the Governance Committee consider each candidate's background, ability, judgment, skills and experience in the context of the needs of the Board when evaluating director nominees. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the chemical industry. These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for optimal functioning in its oversight of our company. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

Director Nomination Process

        The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third-party search consultants to identify director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 2.8 of our Bylaws, which require, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder's interests in our company's securities, including derivative instruments. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee, and a written questionnaire completed by the proposed nominee. Our Bylaws are available on our website at www.huntsman.com in the "Investor Relations" section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2015 annual meeting of stockholders, see "Stockholder Proposals and Director Nominations for the 2015 Annual Meeting."

        From time to time, the Governance Committee may request additional information from the nominee or the stockholder. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. Except as described under "Stockholder Proposals and Director Nominations for the 2015 Annual Meeting," the procedures set forth in Section 2.8 of our Bylaws are the exclusive means for a stockholder to make director nominations or submit other proposals before an annual or special meeting of the stockholders.

Stockholder Communications Policy

        Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors or the Lead Independent Director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or by sending an email specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

 Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

        Among other matters, the guidelines provide for the following:

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  membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

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  each regularly scheduled Board meeting includes an executive session of the non-management directors;

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  the independent directors will meet in executive session at least once annually;

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  the Board and its committees each conduct an annual self-evaluation;

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  non-management directors are not permitted to serve as a director for more than three other public companies;

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  our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

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  directors are expected to attend all meetings of the Board and of the committees of which they are members;

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  directors not also serving as executive officers are required to offer their resignation effective at the next annual meeting of stockholders upon reaching their 75th birthday (subject to certain exceptions);

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  directors are required to offer their resignation upon a change in their principal occupation;

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  directors should function consistent with the highest level of professional ethics and integrity; and

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  to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

        In February 2012, the Board nominated Mr. Shoemaker to serve a three year term extending past his 75th birthday. Due to his important continued contributions to the Board and the difficulty of finding a suitable replacement, the Board determined that Mr. Shoemaker should serve his full term.

Financial Code of Ethics and Business Conduct Guidelines

        The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:

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  honest and ethical conduct;

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  avoidance of conflicts of interest;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

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  compliance with applicable governmental laws and regulations and stock exchange rules;

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  prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

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  accountability for adherence to the code.

        In addition, the Board has adopted Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, our code of ethics on our website.

Director Attendance at the Annual Meeting of Stockholders

        We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. All of our directors attended the 2013 annual meeting in person.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Nolan D. Archibald, Wayne A. Reaud and Alvin V. Shoemaker each served on the Compensation Committee during 2013. None of the members who served on the Compensation Committee during 2013 has at any time been an officer or employee of our company or any of its subsidiaries nor had any substantial business dealings with our company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our company.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

        The following Compensation Discussion and Analysis, or CD&A, provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers in 2013. We refer to these individuals as "named executive officers." Our named executive officers for 2013 were Peter R. Huntsman, President and Chief Executive Officer, Jon M. Huntsman, Executive Chairman of the Board, J. Kimo Esplin, Executive Vice President and Chief Financial Officer, Anthony P. Hankins, Chief Executive Officer, Asia Pacific and Division President, Polyurethanes, and Simon Turner, Division President, Pigments.

Executive Summary

        As described in more detail throughout this CD&A, our executive compensation program is designed to be competitive and align our named executive officers' pay with the Company's performance. Pay for performance is critical to our business strategy and includes the core principles of rewarding the attainment of performance goals and aligning our executives' objectives with our stockholders' interests. Our executives are accountable for the performance of our company and the business segments they manage and are compensated primarily based on that performance. We believe that our executive compensation program contributes to a high-performance culture where executives are expected to deliver results that drive sustained growth.

        2013 was a successful year for our company. Specific performance highlights include the following:

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  Corporate adjusted EBITDA, the primary metric by which our stockholders measure the financial performance of our company, was $1,213 million;

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  Corporate net operating cash flow, with its significant impact on liquidity, was $502 million;

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  Reduction in shared services fixed costs, used to measure performance of shared corporate departments by their ability to beat budgetary estimates, was $341 million;

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  Announcement of a significant strategic acquisition of Rockwood Holdings' Performance Additives and Titanium Dioxide businesses; and

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  Total stockholder return of 59% in 2013 (and an annualized return of 20% since 2011), exceeding both the S&P 500 Index and the S&P 500 Chemicals Index averages.

        Based on the Company's strong performance, the annual cash performance awards paid to our named executives for 2013 were near or above their respective target award levels, thus aligning their pay with the performance of the Company. The Compensation Committee also approved 2013 grants equity based awards consisting of restricted stock and stock options. The target value of equity based awards were intended to competitively position the target total direct compensation of the named executive officers, as well as reflect their individual roles and contributions to the Company. The Compensation Committee believes that the balanced compensation programs in place during 2013 are working as designed to incentivize our executives by paying for performance and aligning the interests of our executives with those of our stockholders.

        Although we evaluate our compensation programs on an annual basis, our compensation practices have remained substantially the same for several years. However, the Compensation Committee did make some changes for 2013, as described below. See "—2013 Executive Compensation" for more information regarding these changes.

 Stockholder Advisory Votes and Outreach Efforts

        At our 2013 annual meeting, we held a stockholder advisory vote, or "say-on-pay" proposal, to approve the compensation paid to our named executive officers in 2012. At that meeting, 79% of the total shares present for the "say-on-pay" proposal were voted in favor of the proposal (84% of the votes cast excluding abstentions). In determining executive compensation to date for 2014, the Compensation Committee evaluated the results of the 2013 advisory vote on executive compensation and considered the overall stockholder support that our "say-on-pay" proposal received. For 2014, the Compensation Committee continued to apply the same general compensation principles and philosophy while making some adjustments. While the Compensation Committee will continue to consider the outcome of our annual "say-on-pay" vote when determining future compensation practices and pay levels for our named executive officers, the Compensation Committee is confident that our compensation programs are performance based and align the incentives of our executives with those of our stockholders. In accordance with the preference expressed by our stockholders at the 2011 annual meeting, we continue to hold annual advisory votes on executive compensation. Stockholders are given an opportunity to cast an advisory vote on the frequency of "say-on-pay" votes every six years, with the next opportunity occurring in connection with our annual meeting in 2017.

        During 2013, we engaged with a number of our stockholders to discuss topics relevant to corporate governance and our compensation practices. The feedback we received from these stockholders was communicated to management and members of the Board.

Compensation Philosophy and Objectives

        Our executive compensation programs are designed to attract, motivate and retain executives critical to our long-term success and the creation of stockholder value. As discussed above under "—Executive Summary—Pay for Performance," the fundamental compensation philosophy is to pay for performance and, consequently, we attempt to closely link executive officers' total compensation with the achievement of annual performance goals and the long-term performance of our company. Management and the Compensation Committee believe that compensation decisions are complex and require careful review of individual and company performance, and consideration of chemical and general industry compensation levels. The Compensation Committee awards compensation to our executive officers based upon corporate, business division and individual performance and designs compensation to motivate executive officers to achieve strategic objectives and continue to perform at the highest levels.

        Based on the objectives described above, we strive to maintain an executive compensation program that is structured to provide a total compensation package that, at expected levels of performance, is similar to the total compensation package provided to executives holding comparable positions or having similar qualifications at comparable companies within our peer group (discussed below) and at other chemical and general industrial companies, while also taking into account each named executive officer's job responsibilities, performance, employment history and any growth in their leadership role. This is done because the Compensation Committee believes that it is necessary to retain key executives who may otherwise have an incentive to leave our company if a significant pay disparity were to exist between us and our competitors. Actual compensation may be above or below targets based on the performance of our company and the individual, with the opportunity to achieve greater compensation based on superior performance. This approach is intended to ensure that a significant portion of executive compensation is dependent on our financial and strategic performance and that our executive officers are rewarded for superior performance.

        The total compensation package for the Executive Chairman and the Chief Executive Officer is structured to provide a total compensation package toward the higher end of the competitive range for executives holding comparable positions and is carefully considered in light of their unique and indispensable roles. The Executive Chairman provides ongoing strategic leadership at both a Board and an executive level. As the founder of our company, he has over 40 years experience in the industry and has developed important relationships in the industry, including with many of our key customers. The Chief Executive Officer oversees the long-term strategy of our company and provides day-to-day leadership and management. In addition to his role as Chief Executive Officer, he also fulfills many of the duties of a chief operating officer.

        Our compensation philosophy is supported and accompanied by the following compensation governance provisions:

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  the opportunity for our stockholders to cast an advisory vote each year to approve the compensation of our named executive officers as described in Proposal No. 2 above;

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  the establishment and maintenance of an independent Compensation Committee;

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  an independent Compensation Committee compensation consultant, Meridian Compensation Partners, LLC ("Meridian"), retained directly by the Compensation Committee and which performs no other work for us;

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  the adoption and maintenance of stock ownership guidelines for officers and directors;

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  the prohibition on executive officers engaging in short-term, hedging or speculative transactions involving shares of our common stock; and

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  "double-trigger" requirements for cash payments under our severance agreement with our Executive Chairman and Chief Executive Officer, and no tax "gross-ups" on any golden parachute payments.

Elements of Executive Compensation

        The key elements of total direct compensation for our executive officers continue to be base salary, annual cash performance awards and equity-based compensation. This mixture of pay elements reflects our belief that executive officers should have elements of their compensation tied to both short and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate. Generally, as employees move to higher levels of responsibility with greater ability to influence our financial results, the percentage of performance-based pay will increase. The Compensation Committee also seeks to strike an appropriate balance between annual and long-term incentives, and may adjust the allocation of pay to best support that objective.

        Our executive officers also are eligible for elements of indirect compensation consisting of health and welfare benefits, retirement and savings plans, severance arrangements and certain perquisites. The Compensation Committee considers each of the key elements of direct and indirect compensation when evaluating the overall compensation program design.

        A detailed discussion of the specific elements of compensation awarded to our named executive officers for 2013 is set forth below in "Compensation Discussion and Analysis—2013 Executive Compensation."

        Annual Base Salary.    Designed to be a fixed portion of total compensation, the Compensation Committee establishes base salaries that it believes are sufficient to attract and retain individuals with the qualities it deems necessary for our long-term financial success and are competitive in the marketplace.

        An executive officer's base salary generally reflects the officer's responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the executive's services. The Compensation Committee reviews the base salary of each executive officer on an annual basis. The Compensation Committee uses several sources of information in determining the annual base salary of our named executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the annual base salary of each executive officer, other than himself and the Executive Chairman. The Compensation Committee also reviews comparative information on peer company pay provided by Meridian, including comparative information regarding the Executive Chairman and Chief Executive Officer. In addition to these annual reviews, the Compensation Committee may, at any time, review the salary of an executive who has received a significant promotion, whose responsibilities have changed significantly or who is subject to competitive hiring pressure. Any adjustments are based on the results of the annual review of market pay data, changes in cost of living, job performance or the expansion of duties and responsibilities. No pre-determined weight or emphasis is given to any individual factor.

        Annual Incentive Program.    Our annual incentive program enables executive officers and other key employees to earn an annual cash performance award based on performance against predetermined criteria. The potential payments available under the annual incentive program for the named executive officers depend on the attainment of performance goals recommended by executive management and approved by the Compensation Committee at the beginning of the year. Furthermore, as part of the annual cash performance award process for the named executive officers, the Compensation Committee undertakes a subjective evaluation of individual performance and success in areas it believes to be significant to us as a whole or to a particular business unit or function.

        Equity-Based Compensation.    The largest component of compensation for most of our named executive officers, our equity-based compensation awards are designed to align our executive team's interests with the interests of our stockholders by tying a significant portion of total compensation directly to the performance of our common stock. The Compensation Committee believes that grants of equity-based awards enhance our ability to attract and retain the services of executive talent, and align their interests with the interests of our stockholders.

        We provide executives with long-term equity-based compensation through the Huntsman Stock Incentive Plan, which was most recently approved by our stockholders on November 4, 2009. Our stockholders are being asked to approve an amendment and restatement of the Huntsman Stock Incentive Plan at this 2014 Annual Meeting. See "Proposal No. 4—Approval of (1) the Amended and Restated Huntsman Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder and (2) the Material Plan Terms Thereof for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code." The Huntsman Stock Incentive Plan allows for a variety of stock-based awards. Annual grants of equity-based awards are typically made during the first quarter.

        The Compensation Committee currently uses a mix of restricted stock and stock options for our executive officers and believes that these two award types support our strategic objectives and provide appropriate long-term performance incentives. The realizable value of stock options granted to executives is directly tied to the performance of our common stock. These options only have value to the extent the price of our common stock exceeds the stock price on the grant date. Restricted stock awards support a long-term focus by executives, as their value necessarily depends on the value of our common stock over time. Both stock options and restricted stock awards provide a strong retention incentive by vesting over a three-year period, and only to the extent our executive officers continue to be employed by us. The Compensation Committee believes that stock options and restricted stock awards are the most appropriate award types to support the principal objectives of our overall compensation program.

        Our Director and Executive Stock Ownership Guidelines further align the focus of our executives with that of our stockholders by requiring our executive officers to retain a significant number of shares of common stock. See "—Equity Ownership Policy."

        In 2013, we granted equity awards to our named executive officers of restricted stock and stock options of equal value based on the grant date fair value of such awards (other than to our Executive Chairman, who received his award entirely in the form of restricted stock). These equity awards incentivize our named executive officer to enhance share price over the long-term and result in a substantial portion of our named executive officers' total compensation being directly linked to the long-term performance of our common stock.

        Health and Welfare Benefits.    We provide our named executive officers with benefits that are intended to be a part of a competitive total compensation package that provides health and welfare programs comparable to those provided to employees and executives at other companies in the chemical industry and the general market. Our named executive officers participate in our health and welfare programs on the same basis as our other employees.

        Retirement and Savings Plans.    We provide our named executive officers with benefits that are intended to be a part of a competitive total compensation package that provides retirement and savings programs comparable to those provided to employees and executives at other companies in the chemical industry and the general market. The benefit plan descriptions below in the narratives following the "—Pension Benefits in Fiscal 2013" and "—Nonqualified Deferred Compensation in Fiscal 2013" tables provide an explanation of the major features of our retirement and savings plans. The named executive officers participate in our qualified retirement and savings plans on the same basis as other employees.

        We provide defined benefit pension plans, including the Huntsman Pension Plan and the Huntsman Supplemental Executive Retirement Plan (a nonqualified supplemental pension plan for executives who exceed the qualified plan limitations). Employees in foreign jurisdictions participate in the retirement and savings plans mandated by applicable law. In addition, we provide the Huntsman Pension Scheme to our U.K. employees in the Polyurethanes segment, such as Mr. Hankins. We provide the Tioxide Pension Fund to our U.K. employees in the Pigments segment, such as Mr. Turner, who is also a participant in the nonqualified supplemental Huntsman Global Pension Scheme.

        We also provide executive officers the opportunity to participate in up to four defined contribution savings plans: a salary deferral plan (the "401(k) Plan"); a supplemental savings plan (the "Supplemental Savings Plan"); a money purchase pension plan (the "MPP"); and a supplemental executive money purchase pension plan (the "SEMPP"). In addition, officers in the U.K., including Mr. Turner, are eligible for the Huntsman UK Pension Plan, which is a defined contribution pension arrangement for U.K. associates in the Pigments segment. The Huntsman UK Pension Plan provides a 3-for-1 matching formula whereby an associate can receive a company contribution of up to 15% of pay if the associate contributes 5% of pay. For five years following implementation of this plan, associates receive an additional company contribution through transition credits. During 2013, the company contributed 20% of pensionable salaries for all associates in the Huntsman UK Pension Plan.

        Perquisites.    We provide additional compensation to our Chief Executive Officer and other named executive officers in the form of perquisites for the convenience of executives in meeting the demands of their positions. The Compensation Committee reviews our policies with respect to perquisites and considers whether and to what extent it may be appropriate for our Chief Executive Officer and the other named executive officers to reimburse our company for perquisites.

  •
  Aircraft Use Policy—In August 2005, the Board adopted an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management's effectiveness and availability. Under this policy, our Executive Chairman, Chief

    Executive Officer, any Executive Vice President and any Division President may have personal use of Company aircraft to the extent that such person pays for the costs of such use pursuant to an aircraft time-sharing agreement. Notwithstanding the foregoing, to mitigate security concerns and to maximize time available to spend on company business, the Compensation Committee may permit our Executive Chairman and the Chief Executive Officer to have personal use of Company aircraft without cost subject to its availability. The Compensation Committee may limit personal use in any given calendar year to a specified number of hours. For 2013, personal use by our Executive Chairman was limited to 150 flight hours and personal use by the Chief Executive Officer was unlimited. We do not make gross-up payments for out-of-pocket tax obligations resulting from personal use of our company aircraft.

  •
  Company Car—We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.

        Severance Arrangements.    We provide payments and benefits to our executive officers upon certain severance events through the Huntsman Executive Severance Plan (the "Executive Severance Plan"), specific business segment severance plans, and through individual severance agreements. A description of the Executive Severance Plan and other arrangements relevant to post-employment compensation is found below under the heading "Potential Payments upon Termination or Change of Control."

Annual Review of Executive Compensation

        The Compensation Committee, executive management and Meridian each play a key role in the Compensation Committee's annual review, evaluation and approval of our executive compensation programs as further described below.

        Compensation Committee.    The Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers. This includes the articulation of a compensation philosophy and implementation of policies and plans covering our executive officers. In making its decisions regarding each executive officer's compensation, the Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals.

        The Compensation Committee reviews different components of compensation at its quarterly meetings during the year. Each time a component is reviewed, the Compensation Committee considers input from executive management and Meridian. After these consultations, the Compensation Committee considers each executive officer's performance, including through reports from other members of executive management (for all executives other than our Chief Executive Officer and our Executive Chairman) and, in many cases, personal observations in making individual compensation decisions.

        In addition, all independent members of the Board (including the Compensation Committee) annually review and approve each element of annual compensation for our Executive Chairman and our Chief Executive Officer. This review includes an evaluation of performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control.

        Executive Management.    Our Chief Executive Officer sets our strategic direction and strives to promote compensation programs that motivate executives' and employees' behavior consistent with our company's strategic objectives. Our Chief Executive Officer is assisted by our Senior Vice President, Global Human Resources, who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments and modifications to our compensation programs. Our finance and legal departments also assist our Chief Executive Officer by advising on legal and financial considerations relevant to these programs.

        Under the direction of the Compensation Committee and in coordination with Meridian, executive management coordinates the annual review of the compensation program for our executive officers. This review includes an evaluation of each executive officer's historical pay and career development, individual and corporate performance, competitive practices and trends and other compensation issues. Based on the results of this review, executive management makes recommendations to the Compensation Committee regarding each element of compensation for each of our executive officers, other than the Chief Executive Officer and the Executive Chairman. Our Chief Executive Officer also provides the Compensation Committee with his evaluation with respect to each executive officer's performance (other than our Executive Chairman and himself) during the prior year.

        Independent Compensation Advisers.    The Compensation Committee has sole authority to retain and terminate the services of a compensation consultant who reports to the Compensation Committee. The role of the compensation consultant is to advise the Compensation Committee in its oversight role, advise executive management in the executive compensation design process and provide independent compensation data and analysis to facilitate the annual review of our compensation programs. The compensation consultant attends Compensation Committee meetings as requested by the Compensation Committee. Beginning in 2011, the Compensation Committee retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services.

        Services performed by Meridian for the Compensation Committee during 2013 included evaluating levels of executive officer and director compensation as compared to general market compensation data and peer group data (as discussed below), evaluating proposed compensation programs or changes to existing programs, providing information on current executive compensation trends, and providing updates on applicable legislative, technical and governance matters.

        The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2013 did not give rise to any conflicts of interest. The Compensation Committee made these determinations by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian's written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

        The Compensation Committee has on occasion sought the advice of Vinson & Elkins LLP, a lawfirm that represents and receives fees from our company in other areas. Based on a letter from Vinson & Elkins assessing their independence under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards, the Compensation Committee determined that the services provided by Vinson & Elkins to the Compensation Committee during 2013 did not give rise to any conflicts of interest.

Peer Group and Market Reference Data

        In determining the appropriate amount of each element of the executive officers' compensation (base salary, annual cash performance awards and long-term equity-based compensation), the Compensation Committee considered the compensation paid to executive officers in similar positions at a peer group of companies. The peer group consists of companies against whom we compete in the global chemical industry for executives, key employees and outside directors. The selected peer companies fall within a range of comparison factors (both above and below us) such as revenue, market capitalization and net income. For example, with respect to the peer group used to determine 2013 compensation of executive officers, the median revenue in for our peer group in 2013 was $10.2 billion, while our company's 2013 revenue was $11.1 billion. Compensation information was not adjusted or scaled based on any of these factors. For our compensation review in 2013, our peer group was comprised of the following eleven companies:

  •
  Air Products and Chemicals Incorporated

  •
  Ashland Inc.

  •
  Avery Dennison Corporation

  •
  Celanese Corporation

  •
  Dow Chemical Company

  •
  EI du Pont de Nemours and Company

  •
  Eastman Chemical Company

  •
  Monsanto Company

  •
  PPG Industries Incorporated

  •
  Rockwood Holdings, Inc.

  •
  Sherwin-Williams Company

        The Compensation Committee reviews the composition of the peer group annually, resulting in some variation in the composition of the group from time to time. For 2013, several changes were made to the peer group. Specifically, three companies were removed (3M Company, OM Group Incorporated and Praxair Incorporated) and replaced with Ashland Inc., Celanese Corporation and Rockwood Holdings, Inc. These changes were made because the new peer companies fall within the range of comparison factors we consider, are companies against whom we compete for talent and are compared against us and viewed as our peers by the market and our management.

        Competitive market data with respect to the peer group provide a frame of reference for the Compensation Committee when evaluating executive compensation, but is not the only factor considered for our executives' compensation. The Compensation Committee also reviews competitive market data from nationally recognized compensation surveys to assess the competitiveness of our executive compensation with the broader market of chemical and general industrial companies. These data, along with the peer data, are provided in an annual market reference review prepared by Meridian.

2013 Executive Compensation

        Mix of Target Direct Compensation.    For 2013, the Compensation Committee set the target mix of total direct compensation for our named executive officers as follows:

Executive Chairman	Chief Executive Officer	Other Named Executive Officers

        The mix of pay elements described above represents our belief that the executive officers should have elements of their compensation tied to both short and long-term objectives. The Compensation Committee's decisions regarding the mix of pay reflects our compensation philosophy, market reference data provided by Meridian and each officer's role in achieving our strategic objectives. For example, Peter R. Huntsman's role is to implement and oversee the execution of the long-term strategy of the Company, and thus a significant portion of his compensation is weighted toward equity-based incentives tied to the long-term performance of our common stock. On the other hand, Jon M. Huntsman's compensation is more heavily weighted on the performance of the Company through an annual incentive opportunity tied to the Company's adjusted EBITDA and net operating cash flows, along with achievement of certain strategic objectives. In addition, the Compensation Committee granted Jon M. Huntsman a relatively lower proportion of his target compensation in equity due to his existing substantial ownership stake in the Company.

        The amounts actually realized by these executive officers with respect to the annual cash performance awards and equity incentive awards granted in 2013 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

        Annual Base Salary.    As part of its annual review cycle, in 2013 the Compensation Committee reviewed the annual base salary of each of our executive officers. The following table provides the base salary determinations for our named executive officers in fiscal years 2012 and 2013 and the percentage increase in their 2013 base salary from 2012:

	Base Salary(1)		Percentage Increase From
Officer	2012	2013	2012 to 2013
Jon M. Huntsman	$1,200,000	$1,200,000	n/a
Peter R. Huntsman	$1,600,000	$1,600,000	n/a
J. Kimo Esplin	$592,300	$610,100	3.0%
Anthony P. Hankins	$772,500	$795,700	3.0%
Simon Turner(2)	$458,586	$472,396	3.0%

(1)
Salary increases in 2013 for all named executive officers who received base salary increases took effect as of April 1, 2013.

(2)
Mr. Turner's base salary increased from GBP 305,500 in 2012 to GBP 314,700 in 2013. His 2013 salary is based on an exchange rate of 1 GBP to 1.5011 USD, being the exchange rate as of March 4, 2013. March 4, 2013 was an internal date used to estimate pro forma elements of compensation in 2013—a date in the first quarter is generally set for these purposes each year.

        In determining the base salary for each named executive officer in 2013, the Compensation Committee reviewed market levels of compensation data for comparable executive officers within our peer group. The Compensation Committee approved modest increases to the salaries for Messrs. Esplin, Hankins and Turner. Mr. Hankins' salary remains higher than that of comparable positions within our peer group to reflect the responsibilities of his role as CEO Asia Pacific. The Compensation Committee determined that the base salaries of Jon M. Huntsman and Peter R. Huntsman were competitively positioned relative to market levels and, as a result, elected not to increase their salaries for 2013.

        Annual Incentive Program.    Our annual incentive compensation program for 2013 provided for target cash performance awards to named executive officers (other than the Executive Chairman) set as a percentage of their base salaries. Maximum possible cash performance awards may be earned at 200% of the annual targets. The Executive Chairman's maximum annual bonus opportunity is set as a fixed dollar amount. The target and maximum cash performance award amounts for the named executive officers were set to generally align with competitive levels relative to comparable executive positions at our peer group and other chemical and general industrial companies, and also to reflect the individual roles and contributions of our named executive officers.

        Potential payout of individual cash performance awards was dependent upon both company performance and individual contributions to our success. The Compensation Committee selected specific performance measures for use in the annual incentive program because of their importance to our operations and contribution to the creation of stockholder value. To obtain the maximum possible incentive award, an executive was required to achieve the maximum on all applicable performance measures, including (if applicable) individual performance. The Compensation Committee used different weightings for each named executive officer in order to align annual incentives with the performance measures most relevant to each officer and most within the particular officer's control.

        The cash performance award for the Executive Chairman is capped at a maximum possible incentive award opportunity and is based on the achievement of two equally weighted objective performance measures: (i) financial goals, consisting of corporate adjusted EBITDA and net operating cash flow; and (ii) strategic components established by the Compensation Committee. The strategic components include overseeing the governance and activities of the Board; contributing to the development and execution of the Company's strategic plan; supporting the development of the Company's executive leadership team; representing the Company in dealings with stockholders, customers, suppliers, at industry activities, and with other stakeholders and interested parties; and promoting the Company's mission and values. The objective performance criteria applicable to the Executive Chairman's annual incentive award formula are intended to directly align his compensation with the financial achievement of our company as well as to incentivize his efforts in other important areas related to his responsibilities. For 2013, the Compensation Committee increased the Executive Chairman's maximum potential annual cash performance award based upon a review of the compensation levels at other general industrial companies and to provide him with appropriate incentives. The company and individual performance criteria applicable to the other named executive officers are described in greater detail below.

        2013 Target Incentive Award Opportunities.    The following table summarizes the cash performance award targets and maximums, performance components and corresponding weightings for each of our named executive officers for 2013 cash performance awards.

Officer	Target Incentive Award	Target Percent of Base Salary	Maximum Possible Incentive Award	Performance Components	Weightings
Jon M. Huntsman	n/a	n/a	$7,500,000	Corporate adjusted EBITDA and	25%
				Corporate net operating cash flow	25%
				Achievement of strategic objectives	50%
Peter R. Huntsman	$2,240,000	140%	$4,480,000	Corporate adjusted EBITDA	60%
				Debt reduction, corporate net operating cash flow and compliance	20%
				Individual performance	20%
J. Kimo Esplin	$366,060	60%	$732,120	Corporate adjusted EBITDA	30%
				Corporate net operating cash flow	20%
				Corporate Shared Services Fixed Costs	20%
				Compliance	20%
				Individual performance	10%
Anthony P. Hankins	$477,420	60%	$954,840	Corporate adjusted EBITDA	20%
				Polyurethanes adjusted EBITDA	30%
				Corporate net operating cash flow	20%
				Compliance	20%
				Individual performance	10%
Simon Turner	$283,438	60%	$566,876	Corporate adjusted EBITDA	20%
				Pigments Adjusted EBITDA	30%
				Corporate net operating cash flow	20%
				Compliance	20%
				Individual performance	10%

        2013 Financial Performance Measures and Performance Goals.    The financial component of the annual incentive program encompassed four discrete performance measures: adjusted EBITDA, debt reduction, corporate net operating cash flow and shared services fixed costs. The Compensation Committee used corporate and divisional adjusted EBITDA targets because both the Compensation Committee and our company believe that adjusted EBITDA is the primary measure by which our stockholders measure the financial performance of our company, thereby aligning the interests of management with the interests of our stockholders. Adjusted EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization.

        Corporate adjusted EBITDA was calculated by eliminating the following from EBITDA: acquisition expenses and purchase accounting inventory adjustments; loss (gain) on initial consolidation of subsidiaries; EBITDA from discontinued operations; loss (gain) on disposition of businesses/assets; loss on early extinguishment of debt; extraordinary loss (gain) on the acquisition of a business; certain legal settlements and related expenses; amortization of pension and postretirement actuarial losses (gains); and restructuring, impairment, plant closing and transition costs (credits).

        Beyond corporate and divisional adjusted EBITDA, the Compensation Committee also identified corporate net operating cash flow as an important objective for 2013. The Company has long maintained a strategic goal of reducing its debt and maintaining adequate liquidity, which is directly impacted by net operating cash flow. Achievement of the corporate net operating cash flows target constituted 20% of the possible cash performance award for all named executive officers other than the Executive Chairman and the Chief Executive Officer.

        For Mr. Esplin in 2013, shared services fixed costs was identified as an important performance goal. Shared services fixed costs measures whether all departments shared at a corporate level by all of our businesses meet, exceed or fall short on yearly budget projections. The Compensation Committee established this goal for Mr. Esplin because he supervises many shared services departments and reducing costs at a corporate level was important to our strategic objectives for 2013.

        For 2013, the Compensation Committee established threshold, target and maximum performance goals for each of the following performance measures relevant to our named executive officers:

	2013 (in millions)
Performance Criteria	Threshold Goal (75% of target)	Target Goal (100% of target)	Maximum Goal (120% of target)
Corporate adjusted EBITDA	$962	$1,282	$1,538
Corporate net operating cash flow	$368	$491	$589
Polyurethanes adjusted EBITDA	$589	$785	$942
Pigments adjusted EBITDA	$87	$116	$139

Performance Criteria	Threshold Goal (96% of target)	Target Goal (100% of target)	Maximum Goal (104% of target)
Shared services fixed costs	$366	$352	$338

        To receive any payment for a component required achievement of greater than 75% of target for that component (96% or greater for shared services fixed costs). We scaled the incentive amounts paid for each component to the percentage of target achieved for that component from 75% to 120% based on a linear progression between these points (from 96% to 104% for shared services fixed costs). In addition, if we achieved corporate adjusted EBITDA of less than 85% of target, the payout for all other components would be capped at their target levels. If corporate adjusted EBITDA was less than 75% of target, then payment of any other component of the incentive award would be at the discretion of our Chief Executive Officer and the Compensation Committee. The Compensation Committee believes that requiring a minimum adjusted EBITDA threshold be met to receive a cash performance award both aligns executives' interests with those of stockholders and prevents excessive cash performance award payments in times when our financial performance fails to meet our expectations.

        2013 Financial Performance.    The 2013 targets were designed to require significant effort to achieve, yet to be realistic enough to incentivize our executive officers' performance. For 2013, actual performance and performance as a percentage of targets were as follows:

Performance Criteria	2013 Performance	Percentage of Target
	(in millions)
Corporate adjusted EBITDA	$1,213	95%
Corporate net operating cash flow	$502	102%
Polyurethanes adjusted EBITDA	$740	94%
Pigments adjusted EBITDA	$111	95%
Shared services fixed costs	$341	103%

        2013 Compliance Performance Measures, Goals and Performance.    The compliance component of the annual incentive program encompassed three discrete performance measures: (i) compliance with the Sarbanes-Oxley Act of 2002 ("SOX") and corporate policies, (ii) environmental performance objectives and (iii) injury reduction objectives. All of our executive officers other than our Executive Chairman had performance objectives in these three areas. The Compensation Committee tied a portion of the executive officers' cash performance award to performance in these critical areas because it believes that doing so discourages risk-taking for short-term profits to the detriment of the long-term health of our company.

        For all named executive officers subject to this component other than our Chief Executive Officer, 6.7% of the total incentive award was tied to achievement of the SOX and corporate policies objectives. This required completion of all required training on corporate policies, the absence of any material weakness in our audit as determined by the independent audit firm Deloitte & Touche LLP and the achievement of process safety management targets. As required training on corporate policies was completed, no material weakness in Company's audit was identified and the other objectives were achieved, this objective was achieved at or above target by all named executive officers subject to this component.

        In addition, each named executive officer subject to this component other than our Chief Executive Officer also had 6.7% of his annual incentive compensation eligibility tied to environmental performance objectives and 6.7% tied to injury reduction objectives (collectively referred to as "EH&S objectives"). For Mr. Esplin, these EH&S objectives were based on company-wide performance in these areas and were achieved below target for process safety objectives and above target for corporate recordable safety achievement. The EH&S objectives for Mr. Hankins related to only the EH&S performance for the Polyurethanes segment. Mr. Hankins performance was below target for process safety objectives and above target for Polyurethanes segment recordable safety. Mr. Turner's EH&S objectives were tied to the Pigments segment and he was above target for both.

        For our Chief Executive Officer, 20% of the total annual incentive award was tied to compliance, net operating cash flow and debt reduction. Each sub-component within this category was weighted independently in order to give the Compensation Committee discretion to weight these sub-components relative to then-current business conditions. The Compensation Committee considered the EH&S objectives related to the performance of our entire company and recognized our Chief Executive Officer's contribution to our compliance programs and our record year performance in the case of corporate recordable safety achievement. Therefore, the Compensation Committee awarded our Chief Executive Officer the maximum incentive for which he was eligible for this portion of his annual incentive award. Our Chief Executive Officer also received the full amount available for the individual performance component of his cash performance award based on his contributions to the success of our company and his role in our operations, in which he performs many duties typically performed by a chief operating officer.

        2013 Annual Incentive Awards.    Based on the results discussed above, the Compensation Committee awarded the following cash performance awards, expressed as a percentage of target, to the named executive officers:

Officer	Percentage of Incentive Target Earned
Peter R. Huntsman	121%
J. Kimo Esplin	118%
Anthony P. Hankins	98%
Simon Turner	110%

        The Compensation Committee awarded the Executive Chairman a cash performance award based on the Company's achievements in corporate adjusted EBITDA and corporate net operating cash flow as well as the strategic objectives discussed above. In awarding the Executive Chairman the full amount for achievement of the strategic objectives, the Compensation Committee noted the high number of meetings around the world with employees, current and potential strategic partners, key customers, governmental authorities and other valuable contacts initiated and/or attended by the Executive Chairman in 2013. They also noted initiatives led and proactive steps taken by the Executive Chairman as reflecting his fulfillment of the strategic objectives. In the aggregate for 2013, Jon M. Huntsman was awarded a cash performance award equal to 74% of his maximum potential award amount, or $5,538,100.

        Equity-Based Compensation.    In determining the types and amounts of equity-based awards to grant to each executive officer in 2013, the Compensation Committee considered the value of the equity award made to each named executive officer in 2012 and took into account any expansion of duties and job responsibilities. The Compensation Committee also reviewed market reference data regarding the types and amounts of awards paid for similar positions at both companies in our peer group and other chemical and general industry companies. Based on these considerations, equity-based awards were targeted at levels intended to competitively position the target total direct compensation of the executive officers, and to reflect the individual roles and contributions of our named executive officers.

        The number of shares awarded was based on an award amount determined by the Compensation Committee and the grant date fair value of the respective award on the date of grant, with 50% of the value allocated to restricted stock awards and 50% allocated to stock option awards (except with respect to the Executive Chairman, who received only shares of restricted stock). The awards approved for the named executive officers were as follows:

Officer	Stock Options	Restricted Stock	Total Shares
Jon M. Huntsman	0	112,045	112,045
Peter R. Huntsman	362,757	168,067	546,855
J. Kimo Esplin	72,551	33,613	109,371
Anthony P. Hankins	43,345	21,008	68,356
Simon Turner	51,391	23,810	77,472

        The restricted stock and stock option awards granted in 2013 are subject to a three year ratable annual vesting schedule that requires service for a continuous three year period to become fully vested. Additional details regarding these grants are provided under "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2013" below. None of the awards granted in 2013 provide for automatic accelerated vesting upon termination of employment or a change in control. See "—Potential Payments Upon Termination or Change in Control" below for more information.

Compensation Policies and Practices as they Relate to Risk Management

        The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and carrying out their employment responsibilities. As discussed above, a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation. Our annual incentive program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success and features a cap on the maximum amount that can be earned in any single year. In addition, we measure performance in many areas other than Company profit, such as environmental, health and safety goals, cost saving initiatives and corporate compliance, to determine an executive's cash performance award. We believe this discourages risk-taking for short-term profits at the detriment of the long-term health of our company. Likewise, our long-term equity incentive awards are directly aligned with long-term stockholder interests through their link to our stock price and multi-year ratable vesting schedules. Our executive stock ownership guidelines further provide a long-term focus by requiring our executives to personally hold significant levels of our stock. In addition, we intend to implement a claw back policy once SEC regulations are final to discourage risk-taking that focuses excessively on short-term financial performance. In combination, the Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our company.

Equity Ownership Policy

        The Board has adopted Director and Executive Stock Ownership Guidelines (the "Guidelines") that apply to our named executive officers and directors. The Guidelines were amended in 2012 to adjust the required ownership level annually due to changes in annual retainer or base salary, as applicable, and the price of our common stock. The Guidelines were amended in 2013 to increase the required ownership amounts for officers. The purpose of the Guidelines is to more closely align our directors' and executives' interests with our stockholders' and to encourage them to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain share ownership levels of our stock equal to six times base salary for the Chief Executive Officer, three times base salary for all other executive officers and three times annual retainer for directors. The stock ownership requirement is based on the participant's base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year, and typically changes from year to year as a result of changes in annual retainer or base salary and the price of our stock. Shares that count toward satisfaction of the ownership requirement under the Guidelines include:

  •
  shares owned outright by the participant or his or her immediate family members residing in the same household;

  •
  shares held in trust or under a similar arrangement for the economic benefit of the participant;

  •
  restricted stock issued as part of a participant's long-term compensation, whether or not vested; and

  •
  shares acquired upon option exercise that the participant continues to hold.

        During any year in which a participant's ownership target is not met, he or she is required to retain at least 50% of net shares delivered through the Huntsman Stock Incentive Plan ("net shares" means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are also exceptions to the retention requirement for estate planning, gifts to charity, education and a participant's primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.

        As of March 14, 2014, all of our named executive officers and directors, other than Simon Turner, exceeded the new share ownership target. The following table provides the minimum share ownership target of each named executive officer and the percentage of the ownership guideline achieved by the officer as of the determination date:

Officer	Ownership	Share Ownership Target	% of Guideline Achieved
Jon M. Huntsman	3x	205,400	100%
Peter R. Huntsman	6x	547,600	100%
J. Kimo Esplin	3x	104,400	100%
Anthony P. Hankins	3x	136,200	100%
Simon Turner	3x	81,400	91%

Prohibited Transactions

        Our Insider Trading Policy includes trading restrictions, which prohibit employees, directors and related persons from engaging in short-term, hedging or speculative transactions in our securities. Such persons may not execute transactions in short sales, options, such as puts and calls, or any other derivative securities or margin accounts. In addition, while we do not prohibit pledging shares, persons subject to the policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral.

Accounting and Tax Treatment of the Elements of Compensation

        We account for stock-based awards, including stock options and restricted stock awards, in accordance with FASB ASC Topic 718 Compensation-Stock Compensation ("FASB ASC Topic 718") (formerly Statement of Financial Accounting Standards No. 123R).

        The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the named executive officers with the desire to maximize the immediate deductibility of compensation—while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

        In making its compensation decisions, the Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a tax deduction by us for individual executive compensation exceeding $1 million in any taxable year for our Chief Executive Officer and the other three most highly compensated senior executive officers (other than our Chief Executive Officer and Chief Financial Officer), unless the compensation is "performance-based" under a plan that is approved by our stockholders and that meets certain other technical requirements. As a result, the Compensation Committee intends to design much of the total compensation packages for the named executive officers to qualify for the "performance-based" compensation exemption from the deductibility limit. However, the Compensation Committee does have the discretion to design and use compensation elements that may not be deductible under Section 162(m) when necessary for competitive reasons, to attract or retain a key executive, to enable us to retain flexibility in maximizing our pay for performance philosophy or where achieving maximum tax deductibility would not be in our best interest. At the Annual Meeting, our stockholders are being asked to approve the material terms of the Huntsman Stock Incentive Plan, as amended, so that the Compensation Committee may grant awards under the plan that may qualify as "performance-based" compensation for purposes of Section 162(m). See "Proposal No. 4—Approval of (1) the Amended and Restated Huntsman Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder and (2) the Material Plan Terms Thereof for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code."

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed Huntsman Corporation's Compensation Discussion and Analysis for the fiscal year ended December 31, 2013 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE,
Nolan D. Archibald, Chair
Wayne A. Reaud
Alvin V. Shoemaker

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table details compensation earned in the fiscal years ending 2013, 2012 and 2011 by our named executive officers. Our compensation policies are discussed in "Compensation Discussion and Analysis" above.

Name and Principal Position	Year	Salary	Bonus	Stock awards(1)	Option awards(2)	Non-equity incentive plan compensation(3)	Change in pension value & nonqualified deferred compensation earnings(4)	All other compensation(5)	Total
Jon M. Huntsman	2013	$1,200,000	—	$2,000,000	—	$5,538,100	$169,306	$323,507	$9,230,913
Executive Chairman	2012	$1,200,000	—	$2,000,000	—	$6,494,000	$1,434,056	$274,343	$11,402,399
of the Board	2011	$1,200,000	$4,650,000	$2,000,000	—	—	$510,083	$381,594	$8,741,677
Peter R. Huntsman	2013	$1,600,000	—	$3,000,000	$3,000,000	$2,729,500	$0	$230,655	$10,560,155
President, CEO &	2012	$1,575,000	—	$2,500,000	$2,500,000	$4,000,600	$2,581,548	$637,952	$13,795,100
Director	2011	$1,500,000	—	$2,000,000	$2,000,000	$2,655,200	$1,544,518	$465,892	$10,165,610
J. Kimo Esplin	2013	$605,650	—	$600,000	$600,000	$432,400	$0	$97,872	$2,335,922
Executive VP and	2012	$587,975	—	$500,000	$500,000	$594,100	$438,697	$140,481	$2,761,253
CFO	2011	$557,300	—	$500,000	$500,000	$340,600	$285,523	$106,120	$2,289,543
Anthony P. Hankins(6)	2013	$789,900	—	$375,000	$375,000	$467,600	$1,005,394	$346,642	$3,359,536
CEO Asia Pacific and	2012	$766,875	—	$375,000	$375,000	$848,200	$188,703	$445,779	$2,999,557
Division President,	2011	$696,000	—	$500,000	$500,000	$450,000	$2,629,244	$276,276	$5,051,520
Polyurethanes
Simon Turner(7)	2013	$468,944	—	$425,000	$425,000	$309,527	$11,221	$103,020	$1,742,712
Division President,	2012	$489,689	—	$400,000	$400,000	$357,281	$2,988,544	$121,426	$4,756,940
Pigments	2011	$421,477	$184,761	$426,250	$426,250	$440,100	$333,236	$129,612	$2,361,686

(1)
This column reflects the aggregate grant date fair value of awards of restricted stock for each named executive officer computed in accordance with FASB ASC Topic 718. For purposes of stock-based awards, fair value is calculated using the closing price of our stock on the date of grant. For information on the valuation assumptions with regard to restricted stock expenses, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2013, 2012 or 2011, respectively, as filed with the SEC. These amounts reflect the fair value of the restricted stock awards on the date of grant and may not correspond to the actual value that will be recognized by the named executive officers.

(2)
This column reflects the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2013, 2012 or 2011, respectively, as filed with the SEC.

(3)
This column reflects the cash performance awards that were earned for 2013 and paid during the first quarter of 2014. These awards are discussed in further detail under "Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Program" and "—2013 Executive Compensation—Annual Incentive Program."

(4)
This column reflects the amount of any change in pension value in 2013 for each of the named executive officers. See "—Pension Benefits in Fiscal 2013" for additional information, including the present value assumptions used in this calculation. During 2013, we amended the Huntsman Defined Benefit Pension Plan which enabled us to transfer some benefit amounts out of the nonqualified Supplemental Executive Retirement Plan to the qualified Huntsman Defined Benefit Pension Plan as permitted by IRS rules. This plan amendment resulted in negative pension value changes in the aggregate for Messrs. Peter R. Huntsman and Esplin. For Peter R. Huntsman, the change in 2013 was $1,150,808 in the qualified plan and ($2,266,523) in the nonqualified plan resulting in a combined total of ($1,115,715). For Mr. Esplin, the change in 2013 was $978,967 in the qualified plan and ($1,148,384) in the nonqualified plan resulting in a combined total of ($169,417). None of the named executive officers had above-market or preferential earnings on nonqualified deferred compensation during 2013. See "—Nonqualified Deferred Compensation in Fiscal 2013" for additional information.

(5)
The methodology used to compute the aggregate incremental cost of perquisites and other personal benefits for each individual named executive officer is based on the total cost to our company when the total cost of those perquisites and personal benefits exceeds $10,000 in the aggregate for a named executive officer. The table below details the components reported in the "All other compensation" column of the Summary Compensation Table for 2013. Amounts in the table were either paid directly by us or were reimbursed by us to the named executive officers.

	Personal Use			Foreign Assignment			Company Contributions
Name	Auto	Aircraft	Air Travel Allowance	Costs & Allowances	Tax Gross-up	Loan Balance	401(k) Plan	Supp Savings Plan	Money Purchase Pension	SEMPP	UK DC Pension	UK DB Pension	Tax Gross-up	Total
Jon M. Huntsman(a)	$9,781	$313,726	—	—	—	—	—	—	—	—	—	—	—	$323,507
Peter R. Huntsman(b)	$6,068	$28,091	—	—	—	—	$5,100	$3,650	$20,400	$163,328	—	—	$4,018	$230,655
J. Kimo Esplin(c)	$10,183	—	$2,000	—	—	—	$5,100	$11,755	$20,400	$47,020	—	—	$1,414	$97,872
Anthony P. Hankins(d)	$3,411	—	—	$101,890	$108,838	—	$5,100	$15,950	$20,400	$63,800	—	$25,334	$1,919	$346,642
Simon Turner(e)	$18,304	—	—	—	—	$2,008	—	—	—	—	$72,434	—	$10,274	$103,020

(a)
The cost to us for personal use of our aircraft is calculated according to a time sharing agreement whereby incremental total direct costs including fuel, maintenance, repairs, insurance, etc. are assigned to us by number of flight hours used. We followed a quarterly cost calculation method to account for the 75.8 personal flight hours used by Jon M. Huntsman during 2013. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Perquisites—Company Car" for additional information regarding personal use auto benefits.

(b)
The cost to us for personal use of our aircraft is calculated according to a time sharing agreement whereby incremental total direct costs including fuel, maintenance, repairs, insurance, etc. are assigned to us by number of flight hours used. We followed a quarterly cost calculation method to account for the 7.1 personal flight hours used by Peter R. Huntsman during 2013. During 2013, we contributed $166,978 in the aggregate to the SEMPP and Supplemental Savings Plan on Mr. Peter R. Huntsman's behalf and have included this total amount in our Nonqualified Deferred Compensation Table below. Associated with the SEMPP and Supplemental Savings Plan, we incurred $4,018 in 2013 to gross-up Medicare taxes associated with our contributions to these plans.

(c)
During 2013, we contributed $58,775 in the aggregate to the SEMPP and Supplemental Savings Plan on Mr. Esplin's behalf and have included this amount in our Nonqualified Deferred Compensation Table below. Associated with the SEMPP and Supplemental Savings Plan, we incurred $1,414 in 2013 to gross-up Medicare taxes associated with our contributions to these plans. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Perquisites—Company Car" for additional information regarding personal use auto benefits, and see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013—Air Travel Allowance" for additional information regarding air travel allowance benefits.

(d)
As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins' behalf during 2013 that included $50,740 in housing allowances and costs and $51,150 for perquisites such as membership dues reimbursement and international location allowance. During 2013, we contributed $79,750 in the aggregate to the SEMPP and Supplemental Savings Plans on Mr. Hankins' behalf and have included this in our Nonqualified Deferred Compensation Table below. Associated with the SEMPP and Supplemental Savings Plan, we incurred $1,919 to gross-up Medicare taxes associated with our contributions to these plans. In addition, we incurred $108,838 in tax gross-ups and equalization associated with Mr. Hankins' foreign assignment and $17,641 to gross-up taxes associated with our contribution on Mr. Hankins' behalf to the defined benefit Huntsman Pension Scheme. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Perquisites—Company Car" for additional information regarding personal use auto benefits.

(e)
During 2013, we contributed $72,434 in the aggregate on Mr. Turner's behalf to the Huntsman UK Pension Plan, which is a qualified defined contribution retirement plan available to certain of our U.K. employees. Associated with the nonqualified Huntsman Global Pension Scheme, we incurred $10,274 to gross-up taxes associated with our contributions to this plan. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Perquisites—Company Car" for additional information regarding personal use auto benefits.

(6)
For reporting purposes, the 2013 pension value for Mr. Hankins' has been converted using an exchange rate of 1 GBP to 1.5011 USD being the exchange rate as of March 4, 2013 (which is the internal date used to estimate pro forma elements of compensation). Values for 2011 and 2012 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2013 GBP exchange rate.

(7)
For reporting purposes, the 2013 values for Mr. Turner have been converted using an exchange rate of 1 GBP to 1.5011 USD, being the exchange rate as of March 4, 2013 (which is the internal date used to estimate pro forma elements of compensation). Values for 2011 and 2012 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2013 GBP exchange rate.

 Grants of Plan-Based Awards in Fiscal 2013

        The following table provides information about non-equity cash performance awards granted through our annual incentive program and equity awards granted through the Huntsman Stock Incentive Plan to the named executive officers in 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards(5)
							Exercise or Base Price of Option Awards(4)
	Grant Date				All Other Stock Awards(2)	All Other Option Awards(3)
Name		Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	($/Sh)	($)
Jon M. Huntsman	02/06/13	—	—	$7,500,000	—	—	—	—
	02/06/13	—	—	—	112,045	—	—	$2,000,000
Peter R. Huntsman	02/06/13	$0	$2,240,000	$4,480,000	—	—	—	—
	02/06/13	—	—	—	168,067	—	—	$3,000,000
	02/06/13	—	—	—	—	362,757	$17.85	$3,000,000
J. Kimo Esplin	02/06/13	$0	$366,060	$732,120	—	—	—	—
	02/06/13	—	—	—	33,613	—	—	$600,000
	02/06/13	—	—	—	—	72,551	$17.85	$600,000
Anthony P. Hankins	02/06/13	$0	$477,420	$954,840	—	—	—	—
	02/06/13	—	—	—	21,008	—	—	$375,000
	02/06/13	—	—	—	—	43,345	$17.85	$375,000
Simon Turner	02/06/13	$0	$283,438	$566,876	—	—	—	—
	02/06/13	—	—	—	23,810	—	—	$425,000
	02/06/13	—	—	—	—	51,391	$17.85	$425,000

(1)
This column shows cash performance awards granted to our named executive officers under our annual incentive program for 2013. See the chart and accompanying narrative disclosure in "Compensation Discussion and Analysis—2013 Executive Compensation—Annual Incentive Program" for additional information with respect to these amounts. The amounts actually earned by each of the named executive officers pursuant to our annual incentive program for 2013 are reported in the "Non-equity incentive plan compensation" column of the Summary Compensation Table.

(2)
This column shows the number of restricted shares granted under the Huntsman Stock Incentive Plan to the named executive officers in 2013. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock.

(3)
This column shows the number of nonqualified options granted under the Huntsman Stock Incentive Plan to the named executive officers in 2013. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(4)
The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant.

(5)
This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. These awards are not subject to performance conditions.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013

        Information regarding the annual cash performance incentive awards and equity-based incentive compensation awards for 2013 is described above under "—Compensation Discussion and Analysis." The following is a discussion of material factors necessary to obtain an understanding of information disclosed under "—Summary Compensation Table" and "—Grants of Plan-Based Awards in Fiscal 2013" that is not otherwise discussed in the Compensation Discussion and Analysis.

  Foreign Assignment

        In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement on November 1, 2000 with our subsidiary Huntsman Polyurethanes Americas detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The primary purpose of this letter agreement is to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defines the initial elements of Mr. Hankins' compensation package, including base salary and a cash performance award, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary.

  Air Travel Allowance

        Pursuant to our Business Expense and Travel Policy, we offer all employees the opportunity to receive an air travel allowance to encourage cost savings to us. When an employee is authorized to fly business class but chooses to fly coach class, the Company pays the employee an amount equal to half the difference between the lowest roundtrip business class ticket and the fare paid up to a maximum of $2,000.

 Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table provides information on the current holdings of stock options and stock awards by the named executive officers from the Huntsman Stock Incentive Plan. The market value of the stock awards is based on the closing market price of our stock on December 31, 2013, which was $24.60.

		Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock that have not vested
							Market Value of Shares or Units of Stock that have not vested(3)
	Date of Award			Option Exercise Price	Option Expiration Date
Name		Exercisable	Unexercisable
		(#)	(#)	($)		(#)	($)
Jon M. Huntsman(4)	02/06/13	—	—	—	—	112,045	$2,756,307
	02/01/12	—	—	—	—	99,428	$2,445,929
	02/02/11	—	—	—	—	37,900	$932,340
	02/23/10	—	—	—	—	—	—
Peter R. Huntsman(5)	02/06/13	—	362,757	$17.85	02/06/23	168,067	$4,134,448
	02/01/12	131,028	262,054	$13.41	02/01/22	124,285	$3,057,411
	02/02/11	144,613	72,307	$17.59	02/02/21	37,900	$932,340
	02/23/10	150,215	—	$13.50	02/23/20	—	—
	03/02/09	400,000	—	$2.59	03/02/19	—	—
	02/20/07	464,785	—	$20.66	02/20/17	—	—
	03/01/06	374,618	—	$20.50	03/01/16	—	—
	02/10/05	454,950	—	$23.00	02/10/15	—	—
J. Kimo Esplin(6)	02/06/13	—	72,551	$17.85	02/06/23	33,613	$826,880
	02/01/12	26,206	52,410	$13.41	02/01/22	24,857	$611,482
	02/02/11	36,153	18,077	$17.59	02/02/21	9,475	$233,085
	02/23/10	32,189	—	$13.50	02/23/20	—	—
	03/02/09	428,571	—	$2.59	03/02/19	—	—
	02/20/07	110,663	—	$20.66	02/20/17	—	—
	03/01/06	93,655	—	$20.50	03/01/16	—	—
	02/10/05	157,483	—	$23.00	02/10/15	—	—
Anthony P. Hankins(7)	02/06/13	—	45,345	$17.85	02/06/23	21,008	$516,797
	02/01/12	19,654	39,308	$13.41	02/01/22	18,642	$458,593
	02/02/11	36,153	18,077	$17.59	02/02/21	9,475	$233,085
	02/23/10	32,189	—	$13.50	02/23/20	—	—
	03/02/09	226,735	—	$2.59	03/02/19	—	—
	02/20/07	66,398	—	$20.66	02/20/17	—	—
	03/01/06	56,193	—	$20.50	03/01/16	—	—
	02/10/05	157,483	—	$23.00	02/10/15	—	—
Simon Turner(8)	02/06/13	—	51,391	$17.85	02/06/23	23,810	$585,726
	02/01/12	20,965	41,928	$13.41	02/01/22	19,885	$489,171
	02/02/11	30,821	15,410	$17.59	02/02/21	8,078	$198,719
	02/23/10	21,459	—	$13.50	02/23/20	—	—
	03/02/09	153,061	—	$2.59	03/02/19	—	—
	02/20/07	22,133	—	$20.66	02/20/17	—	—
	03/01/06	18,731	—	$20.50	03/01/16	—	—
	02/10/05	13,998	—	$23.00	02/10/15	—	—

(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2013, outstanding option awards granted on February 10, 2005, March 1, 2006, February 20, 2007, March 2, 2009, and February 23, 2010 are 100% vested. No option awards were granted in 2008. As of December 31, 2013, outstanding option awards granted February 2, 2011 are 66 2/3% vested and vest as to 100% on February 2, 2014. As of December 31, 2013, outstanding option awards granted on February 1, 2012 vest as to 66 2/3% on February 1, 2014, and as to 100% on February 1, 2015. Outstanding option awards granted on February 6, 2013 vest as to 33 1/3% on February 6, 2014, as to 66 2/3% on February 6, 2015, and as to 100% on February 6, 2016.

(2)
Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. As of December 31, 2013, restricted stock awards granted on February 6, 2013 vest as to 33 1/3% on February 6, 2014, as to 66 2/3% on February 6, 2015, and as to 100% on February 6, 2016.

(3)
The market value of unvested restricted stock reported in this column is calculated by multiplying $24.60, the closing market price of our stock on December 31, 2013, by the number of unvested restricted shares as of December 31, 2013 for each restricted stock grant listed above.

(4)
Jon M. Huntsman was not awarded stock or option awards from the date of our initial public offering through the end of 2009. On February 23, 2010, we granted Jon M. Huntsman 74,074 shares of restricted stock. On February 2, 2011, we granted Jon M. Huntsman 113,701 shares of restricted stock. On February 1, 2012, we granted Jon M. Huntsman 149,142 shares of restricted stock, and on February 6, 2013, we granted Jon M. Huntsman 112,045 shares of restricted stock.

(5)
On February 2, 2011, we granted Peter R. Huntsman 216,920 options at an exercise price of $17.59, and 113,701 shares of restricted stock. On February 1, 2012, we granted Peter R. Huntsman 393,082 options at an exercise price of $13.41, and 186,428 shares of restricted stock. On February 6, 2013, we granted Peter R. Huntsman 362,757 options at an exercise price of $17.85, and 168,067 shares of restricted stock.

(6)
On February 2, 2011, we granted Mr. Esplin 54,230 options at an exercise price of $17.59, and 28,425 shares of restricted stock. On February 1, 2012, we granted Mr. Esplin 78,616 options at an exercise price of $13.41, and 37,286 shares of restricted stock. On February 6, 2013, we granted Mr. Esplin 72,551 options at an exercise price of $17.85, and 33,613 shares of restricted stock.

(7)
On February 2, 2011, we granted Mr. Hankins 54,230 options at an exercise price of $17.59, and 28,425 shares of restricted stock. On February 1, 2012, we granted Mr. Hankins 58,962 options at an exercise price of $13.41, and 27,964 shares of restricted stock. On February 6, 2013, we granted Mr. Hankins 43,345 options at an exercise price of $17.85, and 21,008 shares of restricted stock.

(8)
On February 2, 2011, we granted Mr. Turner 46,231 options at an exercise price of $17.59, and 24,233 shares of restricted stock. On February 1, 2012, we granted Mr. Turner 62,893 options at an exercise price of $13.41, and 29,828 shares of restricted stock. On February 6, 2013, we granted Mr. Turner 51,391 options at an exercise price of $17.85, and 23,810 shares of restricted stock.

 Option Exercises and Stock Vested During Fiscal 2013

        The following table presents information regarding the vesting during 2013 of restricted stock awards previously granted to the named executive officers. No exercises of stock options by named executive officers occurred during 2013.

	Stock Awards(1)
Name	Number of Shares Vested in 2013 (#)	Value Realized on Vesting ($)
Jon M. Huntsman	112,305	$1,996,154
Peter R. Huntsman	160,537	$2,818,422
J. Kimo Esplin	34,867	$612,376
Anthony P. Hankins	31,760	$556,202
Simon Turner	26,662	$470,036

(1)
All named executive officers receive restricted stock awards. The following tabular disclosure provides information regarding the market value of the underlying shares on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

				Restricted Stock Vested		Shares Withheld for Tax Obligation		Net Shares Issued
Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value
Jon M. Huntsman	02/01/12	02/01/13	$18.08	49,714	$898,829	16,080	$290,726	33,634	$608,103
	02/02/11	02/02/13	$18.08	37,900	$685,232	16,978	$306,962	20,922	$378,270
	02/23/10	02/23/13	$16.69	24,691	$412,093	11,593	$193,487	13,098	$218,606

				112,305	$1,996,154	44,651	$791,175	67,654	$1,204,979
Peter R. Huntsman	02/01/12	02/01/13	$18.08	62,143	$1,123,545	17,961	$324,735	44,182	$798,811
	02/02/11	02/02/13	$18.08	37,900	$685,232	15,900	$287,472	22,000	$397,760
	02/23/10	02/23/13	$16.69	60,494	$1,009,645	25,378	$423,559	35,116	$586,086

				160,537	$2,818,422	59,239	$1,035,766	101,298	$1,782,657
J. Kimo Esplin	02/01/12	02/01/13	$18.08	12,429	$224,716	4,168	$75,357	8,261	$149,359
	02/02/11	02/02/13	$18.08	9,475	$171,308	3,066	$55,433	6,409	$115,875
	02/23/10	02/23/13	$16.69	12,963	$216,352	4,194	$69,998	8,769	$146,355

				34,867	$612,376	11,428	$200,788	23,439	$411,589
Anthony P. Hankins	02/01/12	02/01/13	$18.08	9,322	$168,542	2,618	$47,333	6,704	$121,208
	02/02/11	02/02/13	$18.08	9,475	$171,308	2,592	$46,863	6,883	$124,445
	02/23/10	02/23/13	$16.69	12,963	$216,352	3,546	$59,183	9,417	$157,170

				31,760	$556,202	8,756	$153,379	23,004	$402,823
Simon Turner	02/01/12	02/01/13	$18.08	9,943	$179,769	5,171	$93,492	4,772	$86,278
	02/02/11	02/02/13	$18.08	8,077	$146,032	4,201	$75,954	3,876	$70,078
	02/23/10	02/23/13	$16.69	8,642	$144,235	4,494	$75,005	4,148	$69,230

				26,662	$470,036	13,866	$244,451	12,796	$225,586

 Pension Benefits in Fiscal 2013

        The table below sets forth information on the pension benefits for the named executive officers under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2013 for the named executive officer under each plan based upon the assumptions described below.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
		(#)	($)	($)
Jon M. Huntsman	Huntsman Defined Benefit Pension Plan	36.167	$126,761	$9,239
	Supplemental Executive Retirement Plan		$2,454,275	$3,137,512
Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	30.417	$1,887,405	—
	Supplemental Executive Retirement Plan		$7,114,628	—
J. Kimo Esplin	Huntsman Defined Benefit Pension Plan	19.417	$1,433,380	—
	Supplemental Executive Retirement Plan		$265,502	—
Anthony P. Hankins(3)	Huntsman Pension Scheme (U.K.)	34.225	$7,564,414	—
Simon Turner(4)	Tioxide Pension Fund	23.833	$755,939	—
	Huntsman Global Pension Scheme		$578,165	—
	Huntsman Top-Up Payment		$3,327,809	—

(1)
The number of years of service credited to the named executive officer is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in "Note 16. Employee Benefit Plans" to our consolidated financial statements included in our 2013 Annual Report on Form 10-K.

(2)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in "Note 16. Employee Benefit Plans" to our consolidated financial statements included in our 2013 Annual Report on Form 10-K. For purpose of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Peter R. Huntsman and Esplin, and a normal retirement (earliest unreduced) age of 62 was used for Messrs. Hankins and Turner. With the exception of Jon M. Huntsman, all accrued benefits are assumed payable at the plan's earliest unreduced retirement age. It is assumed that Jon M. Huntsman's benefits are payable immediately. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2013.

(3)
The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012. Benefits for Mr. Hankins under this plan will only increase based on changes in salary.

(4)
During 2012, a top-up payment agreement was put in place that made up for benefits lost due to salary restrictions in the U.K and provides benefits under the Huntsman Global Pension Scheme based on Mr. Turner's uncapped final salary.

        In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the "Huntsman Pension Plan"), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our named executive officers, Messrs. Jon M. Huntsman, Peter R. Huntsman and Esplin were participants in the Huntsman Pension Plan in 2013.

        The Huntsman Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our named executive officers, Messrs. Jon M. Huntsman,

Peter R. Huntsman and Esplin were participants in the Supplemental Executive Retirement Plan in 2013. The compensation taken into account for these named executive officers under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus cash performance awards, and (2) the benefit determined using base salary plus cash performance awards as limited by federal regulations.

        Both plans express benefits as a hypothetical cash balance account established in each participant's name. During 2013, we amended the Huntsman Pension Plan to enable us to transfer some benefit amounts out of the Supplemental Executive Retirement Plan to the Huntsman Pension Plan as permitted by IRS rules. There was no impact to the overall projected benefit obligation to the company as a result of this amendment.

        Under these plans, a participant's account receives two forms of credits: "pay credits" and "interest credits." Pay credits equal a percentage of a participant's compensation and are credited to a participant's account on an annual basis. "Compensation" for this purpose includes both salary and non-equity incentive plan compensation (i.e., cash performance awards) as described above under "—Summary Compensation Table." "Compensation" under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $255,000 for 2013. The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage ranges between 9% and 12% depending on the participant's combined age and years of service as of the start of each plan year. The 2013 pay credits for the Huntsman Pension Plan are $30,600 for Jon M. Huntsman, $26,775 for Peter R. Huntsman, and $22,950 for Mr. Esplin. The 2013 pay credits for the Supplemental Executive Retirement Plan are $196,632, $214,368, and $51,831 for Messrs. Jon M. Huntsman, Peter R. Huntsman and Esplin, respectively.

        "Interest credits" for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2013 interest credits for the Huntsman Pension Plan are $5,578 for Jon M. Huntsman, and $29,794 and $18,513 for Messrs. Peter R. Huntsman, and Esplin, respectively. The 2013 interest credits for the Supplemental Executive Retirement Plan are $116,845, $379,453, and $57,603 for Messrs. Jon M. Huntsman, Peter R. Huntsman and Esplin, respectively.

        Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant's cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. For participants in the prior Supplemental Executive Retirement Plan (including named executive officers Peter R. Huntsman and Mr. Esplin), the Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant's benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. The prior Supplemental Executive Retirement Plan mirrored the benefit from the Huntsman Pension Plan. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (1) both attaining age 50 and age plus vesting service equal to 80 or more, or (2) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%.

        Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant's separation from service, unless the participant is a "specified employee" for purposes of Section 409A of the Internal Revenue Code ("Section 409A"), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of ten years of service, (2) termination on account of death, "Disability," on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." Each named executive officer is fully vested in his benefit under the Supplemental Executive Retirement Plan. Jon M. Huntsman is currently receiving distributions from his Huntsman Pension Plan and Supplemental Executive Retirement Plan accounts in connection with his prior retirement from the Company in 2001. Jon M. Huntsman continued to serve as Chairman of the Board from that time until 2009, when we entered into a new employment arrangement with him whereby he serves as our Executive Chairman.

        "Disability" under the Huntsman Pension Plan provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.

        "Normal Retirement Age" is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.

        "Reasonable Cause" means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

        We also sponsor retirement benefit plans in connection with our operations in the U.K. Of our named executive officers, Mr. Hankins participates in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes segment. Mr. Turner participates in the Huntsman UK Pension Plan (a qualified defined contribution pension plan) with trailing participation in the nonqualified Huntsman Global Pension Scheme (a defined benefit plan) and the qualified Tioxide Pension Fund (a defined benefit plan) for all U.K. associates in the Pigments segment.

        The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participates provides standard benefits equal to 2.2% (1/45th) of final pensionable compensation up to $16,887 (£11,250), plus 1.83% of final pensionable compensation above $16,887 (£11,250), minus 1/50th of the current State pension benefit, times actual years of service; subject to a maximum limit of 2/3rd of final pensionable compensation times actual years of service, divided by total possible service to retirement. Final pensionable compensation is gross salary received during the 12 months prior to retirement less any profit sharing payments. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62 and participants retiring as early as age 50 may receive a reduced pension amount between 37% at age 50 and 66.7% at age 61, which is increased by 2.5% per year until the participant reaches 62. These benefits also include U.K. social security benefits. As of December 31, 2013, Mr. Hankins had approximately 34 years of service in the U.K., and is fully vested in these benefits. The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012 and, after that date, benefits for current participants under the plan will only increase based on changes in salary.

        Mr. Turner participates in a defined benefit pension arrangement through the tax-qualified Tioxide Pension Fund for service with us prior to January 1, 2011. The Tioxide Pension Fund was a traditional defined benefit pension plan that provided benefit accruals based on final average earnings, with a typical accrual rate of 1/70th and a normal retirement age of 62. Defined benefit pension arrangements for the Tioxide Pension Fund were closed for Pigments associates on December 31, 2010, and arrangements were shifted to participation in the defined contribution Huntsman UK Pension Plan, on January 1, 2011. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Retirement and Savings Plans" for additional information regarding the Huntsman UK Pension Plan. For as long as associates remain with us, they retain a link between future pensionable salary growth and accrued service to the date of closure of the Tioxide Pension Fund. The Huntsman Global Pension Scheme is a non-registered defined benefit pension plan designed to restore benefits that cannot be provided in a registered plan due to pension or tax regulations or due to international assignments. During 2012, a top-up payment agreement was put in place to make up for benefits lost due to salary restrictions in the U.K. and provides benefits under the Huntsman Global Pension Scheme based on Mr. Turner's uncapped final salary. As of December 31, 2013, Mr. Turner had approximately 24 years of service in the U.K., and is fully vested in benefits from these plans.

Nonqualified Deferred Compensation in Fiscal 2013

        The table below provides information on the nonqualified deferred compensation of the named executive officers in 2013 under the Supplemental Savings Plan and the SEMPP. All of our named executive officers based in the United States participate in these plans with the exception of Simon Turner who is based in the U.K. and Jon M. Huntsman who is not eligible for the SEMPP and does not participate in the Supplemental Savings Plan. The named executive officers cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2013.

Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)		Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Peter R. Huntsman	—	166,978	(5)	$171,224	—	$4,493,877	(6)
J. Kimo Esplin	$156,695	58,775	(7)	$105,476	—	$3,373,219	(8)
Anthony P Hankins	$47,394	79,750	(9)	$56,792	—	$1,868,015	(10)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2013 set forth above.

(2)
These amounts represent contributions to our Supplemental Savings Plan and the SEMPP and are included in the "All other compensation" column of the Summary Compensation Table for 2013 set forth above.

(3)
No above market or preferential earnings are provided under our non-qualified defined contribution plans because the investment choices available under such plans are identical to the investment choices available in the 401(k) Plan and the MPP, which are our qualified plans. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4)
Amounts reflected in this column for each named executive officer who participates in the plans were reported as compensation to the executive officer in the Summary Compensation Table as follows: Peter R. Huntsman—$1,328,003, Mr. Esplin—$528,014 and Mr. Hankins—$330,428.

(5)
This amount includes a contribution of $3,650 to the Supplemental Savings Plan and a contribution of $163,328 to the SEMPP.

(6)
This amount includes $62,329 from our Supplemental Savings Plan and $4,431,548 from our SEMPP.

(7)
This amount includes a contribution of $11,755 to the Supplemental Savings Plan and a contribution of $47,020 to the SEMPP.

(8)
This amount includes $2,566,195 from our Supplemental Savings Plan and $807,024 from our SEMPP.

(9)
This amount includes a contribution of $15,950 to the Supplemental Savings Plan and a contribution of $63,800 to the SEMPP.

(10)
This amount includes $1,357,154 from our Supplemental Savings Plan and $510,861 from our SEMPP.

        We provide executive officers based in the United States the opportunity to participate in up to four defined contribution savings plans: (1) the 401(k) Plan; (2) the Supplemental Savings Plan; (3) the MPP; and (4) the SEMPP. With the exception of Jon M. Huntsman and Mr. Turner who is based in the U.K., our named executive officers are participants in each of these savings plans. Jon M. Huntsman is not eligible for the MPP or the SEMPP and does not participate in the 401(k) Plan or the Supplemental Savings Plan. The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual incentive cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service ("IRS").

        The Supplemental Savings Plan is a non-qualified plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual incentive cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation that can be counted and amounts that can be allocated to accounts within the 401(k) Plan. As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned.

        The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a "Change of Control" or a termination of the participant's service. Benefits paid upon a "Change of Control" are always paid in a single lump sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all or portion of the amounts credited to his account upon an "Unforeseeable Emergency." Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a "specified employee" for purposes of Section 409A.

        The Supplemental Savings Plan defines a "Change of Control" as the occurrence of either of the following events:

  •
  Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

  •
  The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

        In addition, any "Change of Control" must also constitute a change in control for purposes of Section 409A.

        A participant will be deemed to have incurred an "Unforeseeable Emergency" if he suffers a severe financial hardship resulting from (1) an illness or accident with respect to him, his spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant's control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.

        The MPP is a tax-qualified broad-based employee savings plan. Our contributions vary by service: 0.5% of compensation for 3 to 6 years of service, 3% of compensation for 7 to 9 years of service and 8% of compensation for 10+ years of service, subject to IRS limits. Employees can direct the investments for their accounts. The MPP has been closed to new participants since January 2004. The Company continues to make annual contributions on behalf of existing MPP participants.

        The SEMPP is a non-qualified plan for senior executives that provides for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause.

        The SEMPP provides for benefits that would not otherwise be available under our MPP due to statutory limitations imposed on tax-qualified retirement plans. The plan provides for the payment of vested benefits upon a participant's separation from service except to the extent the participant is a "specified employee" for purposes of Section 409A in which case benefits will be delayed six months. A participant's benefits vest on the earlier to occur of (1) completion of ten years of service, (2) termination on account of death, "Disability," or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." "Disability," "Normal Retirement Age," and "Reasonable Cause" have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under "—Pension Benefits in Fiscal 2013," except that a "Disability" must also constitute a disability for purposes of Section 409A. Each named executive officer is currently vested in his SEMPP benefit.

        Benefits are payable in one of the following forms elected by a participant:

  •
  A single lump sum payment;

  •
  A single life annuity;

  •
  A joint and survivor annuity; or

  •
  Installments over a period selected by the participant not in excess of 10 years.

        Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant's benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under the plans are identical to the investment choices available in the 401(k) Plan and the MPP. Consequently none of the earnings reported in the "—Nonqualified Deferred Compensation in Fiscal 2013" table above are included in the Summary Compensation Table for 2013. Participants may change their investment options at any time by submitting a change form to the plan administrator.

        The table below lists the investment funds available to participants in the 401(k) Plan, the Supplemental Savings Plan, the MPP and SEMPP. The table also provides the rate of return for each fund for 2013. All funds and rates of return are the same for all four defined contribution plans..

Investment Funds	Ticker Symbol	2013 Performance
American Beacon Large Cap Value Institutional	AADEX	34.93%
American Beacon Small Cap Value Institutional	AVFIX	40.06%
American Century Inflation Adjusted Bond I	AIANX	(8.94)%
American Century Real Estate I	REAIX	1.49%
DFA Emerging Markets Value I	DFEVX	11.57%
Fidelity International Discovery K	FIDKX	(3.80)%
Fidelity Low Priced Stock K	FLPKX	34.45%
First Eagle Overseas A	SGOVX	25.15%
Janus Venture I	JVTIX	42.00%
PIMCO All Asset Institutional	PAAIX	0.77%
PIMCO Commodity Real Return Strategy Institutional	PCRIX	(14.81)%
PIMCO Emerging Markets Currency Institutional	PLMIX	(2.51)%
PIMCO Total Return Institutional Class	PTTRX	(1.92)%
PRIMECAP Odyssey Aggressive Growth	POAGX	54.88%
T Rowe Price New America Growth	PRWAX	37.73%
Vanguard Institutional Index I	VINIX	32.35%
Vanguard Mid Cap Index Signal	VMISX	35.15%
Vanguard Retirement Savings Trust II	N/A	1.93%
Vanguard Selected Value Investment	VASVX	42.04%
Vanguard Small Cap Index Signal	VSISX	37.79%
Vanguard Target Retirement Income	VTINX	5.87%
Vanguard Target Retirement 2010	VTENX	9.10%
Vanguard Target Retirement 2020	VTWNX	15.85%
Vanguard Target Retirement 2030	VTHRX	20.49%
Vanguard Target Retirement 2040	VFORX	24.37%
Vanguard Target Retirement 2050	VFIFX	24.33%
Vanguard Target Retirement 2060	VTTSX	24.35%
Vanguard Total International Stock Index Signal	VTSGX	15.14%
Vanguard Total Market Index Fund Signal Shares	VBTSX	(2.15)%

Potential Payments upon Termination or Change of Control

        Other than a letter agreement with Mr. Hankins as described above under "Narrative Disclosure to Summary Compensation Table," we do not maintain employment agreements with our named executive officers. Effective January 1, 2013, we entered into Severance Agreements with Jon M. Huntsman and Peter R. Huntsman. We also maintain the Huntsman Executive Severance Plan (the "Executive Severance Plan"), which provides potential severance benefits to our named executive officers other than Jon M. Huntsman and Peter R. Huntsman, who are not eligible to participate in the Executive Severance Plan during the term of their Severance Agreements. Finally, the vesting of outstanding restricted stock awards and stock options granted under the Huntsman Stock Incentive Plan may be accelerated in the event of a change of control pursuant to the discretion of our Compensation Committee.

        The tables below quantify the benefits available under these arrangements (assuming that the vesting of outstanding equity awards held by our named executive officers is accelerated by our Compensation Committee, which is permitted at its sole discretion).

        Severance Agreements with Jon M. Huntsman and Peter R. Huntsman.    For 2013, the Compensation Committee determined that increased amounts of severance in the context of a qualifying termination in connection with or following a change of control were appropriate for Jon M. Huntsman and Peter R. Huntsman, and entered into Severance Agreements with these two named executive officers effective January 1, 2013. The Severance Agreements have a five year term and, during the term of the agreements, Jon M. Huntsman and Peter R. Huntsman are not eligible to participate in the Executive Severance Plan.

        Consistent with the practice of many of our peers, the Compensation Committee adopted these agreements, which are designed to provide protection to our named executive officers who are primarily tasked with the management of our overall operations and business strategy so that they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, our best interests and those of our stockholders. The Compensation Committee consulted extensively with Meridian to design these arrangements taking into account market practices. The agreements provide for a "double-trigger" payout of cash change of control severance amounts only in the event of a change of control and the executive officer's qualifying termination of employment.

        Under the terms of the Severance Agreements, if Jon M. Huntsman or Peter R. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by the executive for Good Reason, the executive will be entitled to the same payments and benefits specified in the Executive Severance Plan for senior executives, as described in detail below.

        For Jon M. Huntsman, upon the occurrence of a change of control, his Severance Agreement provides that all unvested equity awards under the Huntsman Stock Incentive Plan will become immediately vested, regardless of whether a termination has occurred. In addition, if his employment is terminated by us without Reasonable Cause or by him for Good Reason, in either case, within three years following a change of control, we will pay Jon M. Huntsman a lump sum cash amount equal to (1) three times his then current annual base salary, (2) three times the largest annual bonus paid to him during any of the three previous calendar years, (3) the largest annual bonus amount paid to him during any of the previous three calendar years, reduced by an amount equal to the pro rata portion of such bonus attributable to the number of days in the calendar year of his termination that elapse following his termination date, plus (4) an amount equal to $42,890, representing the loss of certain health and welfare benefits provided to him in connection with his employment.

        In the case of Peter R. Huntsman, in the event his employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him a lump sum cash amount equal to 2.9 times his then current annual base salary.

        Payment of any amounts described above is contingent upon each executive executing (and not revoking) a release of claims in favor of the company. The Severance Agreements do not contain tax gross up provisions; however, the agreements do include a "best of net" provision, which provides that, if any payments or benefits to which the executive is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to the executive.

        The Severance Agreements utilize the same definition of "Reasonable Cause" as set forth above with respect to our Supplemental Executive Retirement Plan. A termination for "Good Reason" pursuant to the Severance Agreements will be deemed to occur upon voluntary termination of employment as a result of the significant detrimental reduction or change to the executive's job responsibilities or in his current base compensation, which we do not remedy within a ten day period following the executive's written notice to us regarding the reduction or change, or change in the executive's principal place of work by more than fifty miles from his or her principal place of work in effect immediately prior to such change, which is not remedied by the Company within thirty days of written notice by the executive of the reduction or change. A "change of control" means (1) an acquisition of beneficial ownership of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities, (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of the company.

        Executive Severance Plan.    Historically, based on information provided by Meridian, we determined that it was necessary to provide executives with two times base yearly compensation as severance in order to attract and retain executive talent necessary for our business, as similar or greater amounts of severance were provided to executives employed by our competitors through maintenance of the Executive Severance Plan. For 2013, the Compensation Committee kept severance at this same level, as information provided by Meridian indicated that this level of severance is consistent with our objective of providing compensation similar to the compensation provided to similarly situated executives at comparable companies within our peer group and with other chemical and general industrial companies.

        Pursuant to our Executive Severance Plan, each participant will be entitled to receive a single cash lump sum severance payment in an amount equal to two times his or her annual base salary in the event of a termination without "Reasonable Cause" or upon a termination by the executive for "Good Reason." The cash payment will be paid to the executive within the 60 days following an applicable termination of employment. In addition to cash payments, the Executive Severance Plan also provides the continuation of medical benefits for U.S. participants for two years following termination (which will be in the form of a lump sum cash payment equal to the monthly health care premiums for coverage), and outplacement services for a period of one year.

        As citizens of the U.K., Messrs. Hankins and Turner are entitled participants in their respective business severance plans. At the time of a termination, payout potential from both the Executive Severance Plan and their respective U.K. business plan would be considered, then the plan generating the more generous payout would be used. Mr. Hankins is entitled to 12 months' notice and 175% of his annual base pay upon termination as is the case with all U.K. associates in our Polyurethanes segment. Accordingly, his potential severance payment is 33 times base monthly salary upon termination. Mr. Turner is entitled to 175% of his annual base pay, but not a 12 months' notice feature upon termination as is the case with all U.K. associates in our Pigments segment. Accordingly, his potential severance payment would be 21 times base monthly salary upon termination. By comparison, the Executive Severance Plan provides for a more lucrative severance arrangement for Mr. Turner whereby he would receive a payment equal to two times his annual base salary, or 24 times base monthly salary, in the event of a termination without "Reasonable Cause" or upon a termination by the executive for "Good Reason."

        A participant will not be entitled to benefits under the Executive Severance Plan upon the participant's reemployment with an employer in our controlled group within the thirty day period immediately following the participant's termination of employment, upon the participant's refusal to sign a waiver and release of claims in our favor if we request such a waiver and release, or if the participant is entitled to severance benefits under a separate agreement or plan maintained by us.

        For purposes of the Executive Severance Plan, the terms "Reasonable Cause" and "Good Reason" generally have the same meaning given such terms for purposes of the Severance Agreements.

  Huntsman Stock Incentive Plan Awards

        Equity awards granted under the Huntsman Stock Incentive Plan provide for accelerated vesting upon a Change of Control at the discretion of our Compensation Committee. A "Change of Control" under the Huntsman Stock Incentive Plan means the occurrence of any of the following:

  •
  An acquisition of 50% or more of the combined voting power of our outstanding voting securities.

  •
  The consummation of a transaction in which our stockholders do not own, immediately thereafter, 50% or more of the resulting entity in substantially the same portion as their stock ownership prior to the transaction.

  •
  The sale or disposition of all or substantially all of our assets.

  •
  A majority change in the incumbent directors of the Board.

  •
  An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

If there is a Change of Control, the Compensation Committee may, in its discretion, provide for:

  •
  assumption by the successor company of an award, or the substitution thereof for similar options, rights or awards covering the stock of the successor company;

  •
  acceleration of the vesting of all or any portion of an award;

  •
  changing the period of time during which vested awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested awards terminate upon consummation of the change of control);

  •
  payment of substantially equivalent value in exchange for the cancellation of an award; and/or

  •
  issuance of substitute awards of substantially equivalent value.

Any such provision made by the Compensation Committee could benefit all participants in the Huntsman Stock Incentive Plan, including the named executive officers.

  Supplemental Savings Plan

        Pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the named executive officers, may elect to receive the present value of the benefits payable to them under this plan.

  Quantification of Potential Payments and Benefits

        The tables below reflect the compensation payable to or on behalf of each named executive officer upon retirement, disability, death, an involuntary termination without cause, or a change of control. The amounts shown assume that such termination or change of control was effective as of December 31, 2013. All equity acceleration values have been calculated using the closing price of our stock on December 31, 2013 of $24.60. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance. Amounts payable under the Supplemental Savings Plan and SEMPP are described under "—Nonqualified Deferred Compensation in Fiscal 2013" above. Please note that while a termination of employment would accelerate the time in which an executive's pension plan account could be distributed to him and is thus noted below, amounts in this column will only be paid once, despite being listed both below and under "—Pension Benefits in Fiscal 2013" above. Our Compensation Committee has the authority to require an executive to sign and not revoke a general waiver and release in our favor prior to receiving benefits under the Executive

Severance Plan, thus in some cases the amounts below may be subject to the execution of such an agreement.

  Potential Payments for Jon M. Huntsman

	Retirement	Disability	Death	Involuntary Termination without Cause or For Good Reason	Change of Control	Involuntary Termination following Change of Control
Compensation
Cash Severance(1)	—	—	—	$2,400,000	—	$29,618,890
Stock and Options (unvested & accelerated)(2)	—	—	—	—	$6,134,576	—
Benefit Plans
Huntsman Pension Plan(3)	$138,256	$138,256	$138,256	$138,256	—	—
Supplemental Executive Retirement Plan(3)	$2,650,380	$2,650,380	$2,650,380	$2,650,380	—	—
Health & Welfare(4)	—	—	—	$61,617	—	—
Outplacement Services(5)	—	—	—	$8,500	—	—

(1)
In the event of an involuntary termination without Reasonable Cause or for Good Reason, this amount is equal to twice Mr. Jon M. Huntsman's annual salary. In the event of an involuntary termination following a change of control, this amount is equal to (a) three times his current annual base salary, (b) three times the largest annual bonus paid to him during any of the three previous calendar years, (c) the largest annual bonus paid to him during any of the three previous calendar years, reduced pro rata based on the date of termination, and (d) an amount equal to $42,890 for loss of certain health and welfare benefits. No cash severance amount is payable if his employment is terminated in connection with his retirement, death, disability, or for cause.

(2)
Mr. Jon M. Huntsman's Severance Agreement provides for automatic vesting in full of his outstanding unvested equity awards upon the occurrence of a change of control. An acceleration of Mr. Jon M. Huntsman's 249,373 unvested shares of restricted stock would have an estimated value of $6,134,576. Mr. Jon M. Huntsman had no option-based awards as of December 31, 2013.

(3)
These benefits are more fully described under "—Pension Benefits in Fiscal 2013" above. Amounts may be payable as a lump sum cash payment or various periodic annuity payments, at the participant's election, but for purposes of calculating amounts for this table we have assumed a lump sum payment was chosen.

(4)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 150% of the employer and employee monthly premiums payable with respect to the healthcare coverage elected by the executive as of December 31, 2013, by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible to provide such coverage. If Mr. Huntsman's employment is terminated in connection with his retirement, death, disability, or for cause, we are not required to provide the subsidy noted.

(5)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Huntsman might utilize these services, we expect the Company cost would be approximately $8,500.

  Potential Payments for Peter R. Huntsman

	Retirement	Disability	Death	Involuntary Termination without Cause or For Good Reason	Change of Control	Involuntary Termination following a Change of Control
Compensation
Cash Severance(1)	—	—	—	$3,200,000	—	$4,640,000
Stock and Options (unvested & accelerated)(2)	—	—	—	—	$14,012,065	—
Benefit Plans
Huntsman Pension Plan(3)	$1,852,452	$1,852,452	$1,852,452	$1,852,452	—	—
Supplemental Executive Retirement Plan(3)	$6,982,874	$6,982,874	$6,982,874	$6,982,874	—	—
Health & Welfare(4)	—	—	—	$61,617	—	—
Outplacement Services(5)	—	—	—	$8,500	—	—

(1)
In the event of an involuntary termination without Reasonable Cause or for Good Reason, this amount is equal to twice Mr. Peter R. Huntsman's annual salary. In the event of an involuntary termination following a change of control, this amount is equal to 2.9 times Mr. Peter R. Huntsman's annual base salary as specified in Mr. Peter R. Huntsman's Severance Agreement, as described above. No cash severance amount is payable if his employment is terminated in connection with his retirement, death, disability, or for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2013. An acceleration of Mr. Peter R. Huntsman's 330,252 unvested shares of restricted stock would have an estimated value of $8,124,199, and an acceleration of Mr. Peter R. Huntsman's 697,118 unvested options would have an estimated value of $5,887,866.

(3)
These benefits are more fully described under "—Pension Benefits in Fiscal 2013" above. Amounts may be payable as a lump sum cash payment or various periodic annuity payments, at the participant's election, but for purposes of calculating amounts for this table we have assumed a lump sum payment was chosen.

(4)
Calculated by multiplying 150% of the employer and employee monthly premiums payable with respect to the healthcare coverage elected by the executive as of December 31, 2013, by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible to provide such coverage. If Mr. Huntsman's employment is terminated in connection with his retirement, death, disability, or for cause, we are not required to provide the subsidy noted.

(5)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Peter R. Huntsman might utilize these services, we expect the Company cost would be $8,500.

  Potential Payments for J. Kimo Esplin

	Retirement	Disability	Death	Involuntary Termination without Cause or for Good Reason	Change of Control
Compensation
Cash Severance(1)	—	—	—	$1,220,200	—
Stock and Options (unvested & accelerated)(2)	—	—	—	—	$2,874,354
Benefit Plans
Huntsman Pension Plan(3)	$1,411,726	$1,411,726	$1,411,726	$1,411,726	—
Supplemental Executive Retirement Plan(3)	$261,491	$261,491	$261,491	$261,491	—
Health & Welfare(4)	—	—	—	$61,617	—
Outplacement Services(5)	—	—	—	$8,500	—

(1)
This amount is equal to twice Mr. Esplin's annual salary as set forth in our Executive Severance Plan. This amount is not payable if his employment is terminated in connection with his retirement, death, disability, or for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2013. An acceleration of Mr. Esplin's 67,945 unvested shares of restricted stock would have an estimated value of $1,671,447, and an acceleration of Mr. Esplin's 143,038 unvested options would have an estimated value of $1,202,907.

(3)
These benefits are more fully described under "—Pension Benefits in Fiscal 2013" above. Amounts may be payable as a lump sum cash payment or various periodic annuity payments, at the participant's election, but for purposes of calculating amounts for this table we have assumed a lump sum payment was chosen.

(4)
Calculated by multiplying 150% of the employer and employee monthly premiums payable with respect to the healthcare coverage elected by the executive as of December 31, 2013, by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible to provide such coverage. If Mr. Esplin's employment is terminated in connection with his retirement, death, disability, or for cause, we are not required to provide the subsidy noted.

(5)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Esplin might utilize these services, we expect the Company cost would be $8,500.

  Potential Payments for Anthony P. Hankins

	Retirement	Disability	Death	Involuntary Termination without Cause or for Good Reason	Change of Control
Compensation
Cash Severance(1)	—	—	—	$2,027,145	—
Stock and Options (unvested & accelerated)(2)	—	—	—	—	$2,081,130
Benefit Plans
Huntsman Pension Scheme in the U.K.(3)	$388,939	$495,034	$358,899	$388,939	—
Outplacement Services(4)	—	—	—	$8,500	—

(1)
This amount is based on a total of 33 months (21 months plus 12 months of notice) of Mr. Hankins' year-end base pensionable pay and applies a GBP to USD exchange rate of 1.5011. This amount is not payable if his employment is terminated in connection with his retirement, death, disability, or for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2013. An acceleration of Mr. Hankins' 49,125 unvested shares of restricted stock would have an estimated value of $1,208,475, and an acceleration of Mr. Hankins' 102,730 unvested options would have an estimated value of $872,655.

(3)
The retirement amount represents the accrued retirement benefit at normal retirement (age 62) in the form of an annual annuity. The earliest this benefit can be realized is age 56 at which time it would be actuarially reduced to $287,815.

(4)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Hankins might utilize these services, we expect the Company cost would be $8,500.

  Potential Payments for Simon Turner

	Retirement	Disability	Death	Involuntary Termination without Cause	Change of Control
Compensation
Cash Severance(1)	—	—	—	$944,792	—
Stock and Options (unvested & accelerated)(2)	—	—	—	—	$2,197,703
Benefit Plans
Huntsman Pension Scheme in the U.K.(3)	$206,136	$139,967	$103,068	$206,136	—
Outplacement Services(4)	—	—	—	$8,500	—

(1)
This amount is equal to twice Mr. Turner's annual salary as set forth in our Executive Severance Plan. This amount applies a GBP to USD exchange rate of 1.5011, and is not payable if his employment is terminated in connection with his retirement, death, disability, or for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2013. An acceleration of Mr. Turner's 51,773 unvested shares of restricted stock would have an estimated value of $1,273,616, and an acceleration of Mr. Turner's 108,729 unvested options would have an estimated value of $924,088.

(3)
The retirement amount represents the accrued retirement benefit at normal retirement (age 62) in the form of an annual annuity. The earliest this benefit can be realized is age 55 at which time it would be actuarially reduced to $169,856.

(4)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Turner might utilize these services, we expect the Company cost would be $8,500.

DIRECTOR COMPENSATION

        Annual compensation for our non-employee directors is comprised of cash and stock-based equity compensation. Cash compensation paid to our non-employee directors consists of an annual retainer as well as a supplemental retainer for the chairs and members of Board committees. Stock-based equity compensation for fiscal 2013 consisted of awards granted under the Huntsman Stock Incentive Plan in the form of stock or stock units at the election of each director. Jon M. Huntsman, the Executive Chairman of the Board, and Peter R. Huntsman, our President and Chief Executive Officer, serve as directors of the Company but are not included in this table since they were also our employees during 2013. Messrs. Jon M. Huntsman and Peter R. Huntsman do not receive any additional compensation for their services as directors; thus, their total compensation is shown in the Summary Compensation Table.

        The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving us but, for independent directors, should not be so great as to compromise independence. With the assistance of Meridian, the Compensation Committee periodically reviews our director compensation practices and compares them to the practices of companies in our peer group as well as against the practices of public company boards generally to ensure they are in line with typical market practices.

        Non-employee directors receive an annualized cash retainer of $135,000 paid in quarterly installments and an annual stock-based award with a value of approximately $135,000 on the grant date. Annual stock-based awards to our non-employee directors are fully vested on the grant date. In addition, each member of the Audit Committee receives an additional annual cash retainer of $20,000 and each non-employee member of the Compensation, Governance and Litigation committees receives an additional annual cash retainer of $10,000. The Lead Independent Director receives an additional annual cash retainer of $50,000. The chairperson of the Audit Committee receives an annual cash retainer of $30,000, and the chairpersons of the Compensation, Governance and Litigation committees each receive annual cash retainers of $20,000, in each case, in addition to the retainers received for being members of these committees. Directors receive pro rata amounts of the above fees for partial year service.

        We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2013, Drs. Beckerle and Harker were the only non-employee directors who elected to participate in this plan, and each elected to defer all 2013 fees. The investment choices available under this plan are identical to the investment choices available under our 401(k) and MPP plans. Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.

        Beginning in 2013, members of the Board may participate in the Huntsman Director Matching Gift Program. Designed to demonstrate the Company's commitment to worthy causes and attract talented directors, our company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code.

        All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors.

        The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our non-employee directors.

        The total 2013 compensation for our non-employee directors is shown in the following table:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation(3)	Total ($)
Nolan D. Archibald	$215,000	$135,000	$10,000	$360,000
Mary C. Beckerle	$145,000	$135,000	$4,100	$284,100
M. Anthony Burns	$195,000	$135,000	$10,000	$340,000
Patrick T. Harker	$185,000	$135,000	$10,000	$330,000
Jon M. Huntsman, Jr.	$135,000	$135,000	$330,000	$600,000
Robert J. Margetts	$137,500	$135,000	—	$272,500
Wayne A. Reaud	$175,000	$135,000	—	$310,000
Alvin V. Shoemaker	$165,000	$135,000	$10,000	$310,000

(1)
This column includes the following annual retainer and committee membership and chairmanship fees :

Director	Annual Retainer	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		Litigation Committee		Lead Independent Director
Nolan D. Archibald	$135,000	—		$30,000	*	—		—		$50,000
Mary C. Beckerle	$135,000	—		—		$10,000		—		—
M. Anthony Burns	$135,000	$50,000	*	—		$10,000		—		—
Patrick T. Harker	$135,000	$20,000		—		$30,000	*	—		—
Jon M. Huntsman, Jr.	$135,000	—		—		—		—		—
Robert J. Margetts	$135,000	—		—		$2,500		—		—
Wayne A. Reaud	$135,000	—		$10,000		—		$30,000	*	—
Alvin V. Shoemaker	$135,000	$20,000		$10,000		—		—		—

*
Includes fee for service as committee chair

  Sir Robert became a member of the Governance Committee on September 11, 2013. He earned a pro-rated fee for his participation on the Governance Committee during the fourth quarter of 2013.

(2)
This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2013, computed in accordance with FASB ASC Topic 718. See "Note 21. Stock-Based Compensation Plan" to our consolidated financial statements in our 2013 Annual Report on Form 10-K for additional detail regarding assumptions underlying the value of these equity awards. The following table sets forth information regarding the stock-based equity compensation awards made to our non-employee directors during fiscal 2013:

	Granted 02/06/13 $17.85 per share
Director	(#)	($)
Nolan D. Archibald	7,563	$135,000
Mary C. Beckerle	7,563	$135,000
M. Anthony Burns	7,563	$135,000
Patrick T. Harker	7,563	$135,000
Jon M. Huntsman, Jr.	7,563	$135,000
Robert J. Margetts	7,563	$135,000
Wayne A. Reaud	7,563	$135,000
Alvin V. Shoemaker	7,563	$135,000

  As of December 31, 2013, the only non-employee directors with outstanding unvested stock awards or option awards were Messrs. Archibald, Reaud and Shoemaker, each of whom held 50,000 stock option awards.

(3)
Messrs. Archibald, Burns, Shoemaker and Drs. Beckerle and Harker each donated to 501(c)(3) tax exempt organizations of their choice in 2013. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program. In connection with his consulting relationship with our company as described under "Certain Relationships and Related Transactions—Transactions Consulting Agreement," we paid Gov. Jon M. Huntsman, Jr. $330,000 in monthly installments of $27,500.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information regarding our equity compensation plans as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Plan Category	(A)	(B)	(C)
	(#)(1)	($)	(#)
Equity compensation plans approved by security holders as of December 31, 2013(2)	10,937,020	$15.39	6,397,266
Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 10,019,133 outstanding options and 917,887 undelivered full-value awards.

(2)
Since its inception, the Huntsman Stock Incentive Plan allows for the issuance of up to 32,590,909 shares of our common stock, par value $0.01 per share, to employees and consultants of our company and its subsidiaries and to members of the Board. The number of securities reported in column (C) as available for future issuance does not include any of the additional shares that our stockholders are being asked to approve at the 2014 Annual Meeting. See "Proposal No. 4—Approval of (1) the Amended and Restated Huntsman Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder and (2) the Material Plan Terms Thereof for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code" for additional information..

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

        Effective February 1, 2007, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and "related persons" (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

        Related person transactions must be approved by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.

        If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

        The Audit Committee approved each of the transactions described below entered into after February 1, 2007 in accordance with the Related Party Transactions Policy and continues to monitor arrangements described below consistent with the Related Party Transactions Policy.

Transactions

  Aircraft Sublease and Time-Sharing Agreements

        Pursuant to an agreement entered into in 2001, our subsidiary Airstar Corporation ("Airstar") subleases a Gulfstream IV-SP Aircraft (the "Aircraft") from Jstar Corporation ("Jstar"), a corporation wholly owned by Jon M. Huntsman. Jon M. Huntsman is the Executive Chairman and the father of Peter R. Huntsman, our Chief Executive Officer, James H. Huntsman, our Division President, Advanced Materials, and Jon M. Huntsman, Jr., our director. In 2011, this arrangement was extended for an additional 10 year period. Under this arrangement, monthly sublease payments from Airstar to Jstar are approximately $115,000, and an aggregate of $11.0 million is payable through the end of the remaining eight year lease term. These monthly sublease payments are used to fund financing costs paid by Jstar to a leasing company. An unrelated third party pays $2.4 million per year to our subsidiary for such third party's part-time use of the Aircraft (or an alternate owned by us if the Aircraft is unavailable), subject to an annual adjustment, which typically has been at least fair market value for the number of flight hours used by such third party. We bear all other costs of operating the Aircraft. In accordance with our Aircraft Use Policy, we have entered into aircraft time-sharing agreements with certain members of the Huntsman family, pursuant to which these persons pay for the costs of any personal use of the Aircraft by them.

  Office Building Lease

        We occupy and use a portion of an office building owned by the Huntsman Foundation, a private charitable foundation established by Jon M. and Karen H. Huntsman to further the charitable interests of the Huntsman family, under a lease pursuant to which we make annual lease payments of approximately $1.5 million to the Huntsman Foundation. During 2013, we made payments of $1.6 million to the Huntsman Foundation under the lease. The lease expires on December 31, 2018, subject to a five-year extension at our option. Jon M. Huntsman is the Executive Chairman. Jon M. and Karen H. Huntsman are the parents of Peter R. Huntsman, our Chief Executive Office, James H. Huntsman, our Division President, Advanced Materials, and Jon M. Huntsman, Jr., our director.

  Consulting Agreement

        Effective May 1, 2012, we entered into a Consulting Agreement with Jon M. Huntsman, Jr., one of our directors and the former governor of Utah and U.S. Ambassador to Singapore and China. Pursuant to the Consulting Agreement, Jon M. Huntsman, Jr. agreed to: provide strategic advice to our senior management on political, economic and business matters, particularly in connection with markets and opportunities in Asia; participate from time to time in negotiations and discussions with business leaders and dignitaries; assist in marketing our products; and participate in such other meetings or discussions as may be requested by senior management of the Company upon reasonable notice. In exchange for these services, we paid Jon M. Huntsman, Jr. $27,500 per month through the term of the Consulting Agreement. Following the expiration of the Consulting Agreement on December 31, 2013, we entered into a new Consulting Agreement with the same terms as the previous Consulting Agreement. The new Consulting Agreement expires on December 31, 2015, subject to our right to extend the agreement for two-year terms. Jon M. Huntsman, Jr. is the son of our Executive Chairman, Jon M. Huntsman and the brother of our Chief Executive Officer, Peter R. Huntsman, and Division President, Advanced Materials, James Huntsman.

  Other Transactions with the Huntsman Family

        The following table shows the compensation in excess of $120,000 paid to members of the Huntsman family (other than named executive officers and directors as disclosed above) for services as officers or employees in fiscal 2013. All amounts paid for 2013 were approved by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and their family members who are employees.

Employee	Salary	02/06/2013 Stock Awards(3)	02/06/2013 Option Awards(4)	Non-equity Incentive Plan Compensation(5)	Other Compensation
James H. Huntsman(1)	$424,000	$200,000	$200,000	$246,800	—
Peter R. Huntsman, Jr.(2)	$114,633	—	—	$25,700	$70,185	(6)

(1)
James H. Huntsman is the Division President of our Advanced Materials business, a position he was appointed to in May 2011. He is the son of Jon M. Huntsman, our Executive Chairman, and the brother of Peter R. Huntsman, our Chief Executive Officer, and Jon M. Huntsman, Jr., our director.

(2)
Peter R. Huntsman, Jr. is Director Business Improvement, a position he was appointed to in May 2013. He is the grandson of Jon M. Huntsman, our Executive Chairman, the son of Peter R. Huntsman, our Chief Executive Officer, and the nephew of Jon M. Huntsman, Jr., our director.

(3)
This column reflects the aggregate grant date fair value of restricted stock. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(4)
This column reflects the aggregate grant date fair value of stock options. The stock options vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
This column reflects the cash performance awards that were earned for 2013.

(6)
As a citizen of the U.S. with residence in Singapore, we incurred foreign assignment costs on Peter Huntsman Jr.'s behalf during 2013.

        James Huntsman and Peter Huntsman, Jr. continue to be employees we expect to pay them compensation and other benefits in 2014 similar to those paid in 2013.

 STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS FOR THE 2015 ANNUAL MEETING

Stockholder Proposals to be Included in Next Year's Proxy Statement

        Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2015 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices, located at 500 Huntsman Way, Salt Lake City, Utah 84108, no later than November 28, 2014.

Director Nominations and Stockholder Proposals for Presentation at the 2015 Annual Meeting

        In addition to stockholder proposals submitted pursuant to the requirements of Rule 14a-8 as specified above, and as more specifically provided for in Section 2.8 of our Bylaws, for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2015 annual meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to the Board or a proposal of business for the 2015 annual meeting must deliver proper notice to our Corporate Secretary (c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or to CorporateSecretary@huntsman.com) not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the 2014 Annual Meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the 2014 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2015 annual meeting, it should be properly submitted to our Corporate Secretary no earlier than Thursday, January 8, 2015 and no later than Saturday, February 7, 2015. If the date of our 2015 annual meeting changes by more than 30 calendar days before May 8, 2015 or more than 70 calendar days after May 8, 2015, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th calendar day prior to the date of the 2015 annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2015 annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2015 annual meeting is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

ANNUAL REPORT

        The 2013 Annual Report is being furnished to our stockholders primarily via the Internet.

        A copy of the Annual Report on Form 10-K for the year ended December 31, 2013, not including exhibits, is also available at www.huntsman.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K for the year ended December 31, 2013 are available upon payment of a reasonable fee, which will be limited to our expenses in furnishing the requested exhibit. Such requests should be directed to Huntsman Investor Relations, attention Kurt Ogden, by mail at 500 Huntsman Way, Salt Lake City, Utah 84108, by phone at (801) 584-5860 or by email at ir@huntsman.com.

 OTHER INFORMATION

        We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Notice of Internet Availability or proxy materials, as applicable, for each stockholder sharing your address in the future, please contact us by mail in care of Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by telephone at 1-866-210-6697, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, Computershare, at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by telephone at 1-866-210-6697. Computershare may also be reached through its website at www.computershare.com.

        Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by telephone at 1-866-210-6697. Computershare may also be reached through its website at www.computershare.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2014

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2014 Annual Meeting
of Stockholders and the Annual Report to Stockholders for the fiscal year ended
December 31, 2013 of Huntsman Corporation are available at
https://materials.proxyvote.com/447011.

Appendix A

HUNTSMAN CORPORATION
STOCK INCENTIVE PLAN
(as amended and restated effective                    , 2014)

SECTION 1.    Purpose of the Plan

        The Huntsman Corporation Stock Incentive Plan, as amended from time to time (the "Plan"), is intended to promote the interests of Huntsman Corporation, a Delaware corporation (the "Company"), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2.    Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Award" shall mean an Option, Restricted Stock Award, Performance Award, Phantom Share, SAR, Bonus Stock Award, Dividend Equivalent, Substitute Award, or Other Stock-Based Award.

        "Award Agreement" shall mean any written or electronic agreement, contract, instrument, or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

        "Board" shall mean the Board of Directors of the Company.

        "Bonus Stock" shall mean Common Stock granted as a bonus pursuant to Section 6(f).

        "Change of Control" shall mean: (a) with respect to an Award that is subject to section 409A of the Code, the occurrence of any event which constitutes a change of control under section 409A of the Code, including any regulations promulgated pursuant thereto; and (b) with respect to any other Award, the occurrence of any of the following events: (i) the acquisition by any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act, other than the Company, a Subsidiary of the Company or a Company employee benefit plan, of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or (ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which Persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 20% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or (iii) the sale or disposition by the Company of all or substantially all the Company's assets; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors; or (v) the approval by the Board or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

        "Committee" shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by "outside directors" is not then required in order to qualify for tax deductibility under section 162(m) of the Code).

        "Consultant" shall mean any individual who is not an Employee or a Director and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

        "Covered Employee" shall mean an Employee who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a "covered employee" within the meaning of section 162(m) of the Code.

        "Director" shall mean any member of the Board who is not an Employee.

        "Dividend Equivalent" shall mean a right, granted to an Employee, Consultant or Director under Section 6(g), to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

        "Effective Date" shall mean, for this amendment and restatement,                        , 2014. The Plan was originally adopted by the Company on February 8, 2005, and was most recently amended and restated effective November 4, 2009.

        "Employee" shall mean any employee of the Company or a Subsidiary.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

        "Fair Market Value" shall mean, as of any applicable date, the closing sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the last preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate, in accordance with the Non-Qualified Deferred Compensation Rules. In the event the Common Stock is not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee, taking into account all factors the Committee deems appropriate, including without limitation the Non-Qualified Deferred Compensation Rules.

        "Incentive Stock Option" or "ISO" shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under section 422 of the Code or any successor provision thereto.

        "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but "Incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors.

        "Non-Qualified Deferred Compensation Rules" shall mean the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

        "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

        "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        "Other Stock-Based Award" shall mean an Award granted under Section 6(i) of the Plan.

        "Participant" shall mean any Employee, Consultant or Director who was granted an Award under the Plan that remains outstanding.

        "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

        "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        "Phantom Shares" shall mean the right to receive Shares or cash equal to the Fair Market Value of such Shares, or any combination thereof, as determined by the Committee, at the end of a specified deferral period (which may or may not be coterminous with the Restricted Period of the Award), which is granted pursuant to Section 6(d) of the Plan.

        "Qualified Member" shall mean a member of the Committee who is a "nonemployee director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury regulation 1.162-27 under section 162(m) of the Code.

        "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

        "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SAR" shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee, subject to the limitation on cash payments in Section 4(d).

        "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

        "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

        "Subsidiary" shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, and any other entity in which the Company has an economic interest that is designated by the Committee as a Subsidiary for purposes of the Plan, except (i) with respect to the grant of an ISO, in which case the term Subsidiary shall mean any "subsidiary corporation" of the Company as defined in section 424 of the Code, or (ii) in the case of Options or SARs that are intended to comply with Treasury regulation 1.409A-1(b)(5)(i), in which case the term Subsidiary shall mean an entity in a chain of entities in which each entity has a "controlling interest" in another entity in the chain, starting with the Company.

        "Substitute Award" shall mean an Award granted pursuant to Section 6(h) of the Plan.

SECTION 3.    Administration.

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) amend any Award under the Plan as provided in Section 7(b); and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more officers of the Company the authority to grant Awards to Employees and Consultants who are not, and whose family members are not, subject to section 16(b) of the Exchange Act (for this purpose "family members" include the brothers or sisters (whether by whole or half blood), spouse, ancestors, or lineal descendants of the Employee or Consultant, and any spouse of any of the foregoing). The Committee may impose such limitations and restrictions, in addition to any required limitations or restrictions, as the Committee may determine in its sole discretion. Any Award granted pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning such Award.

SECTION 4.    Shares Available for Awards.

        (a)    Shares Available.    Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued with respect to Awards (including pursuant to the exercise of Incentive Stock Options) under the Plan, since its original inception, shall be 37,170,909 Shares. To the extent an Award has been or is settled with the delivery of Shares, such Shares shall not be available for issuance under future Awards under the Plan. If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, including (i) Shares forfeited with respect to Restricted Stock, or (ii) the number of Shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards, then the Shares covered by such Award, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash, shall again be Shares that may be issued with respect to Awards granted under the Plan. Notwithstanding the foregoing provisions, if any such Shares could not again be available for Awards to a particular Covered Employee under applicable law or regulation, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

        (b)    Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or previously issued Shares reacquired by the Company, including Shares purchased on the open market.

        (c)    Anti-dilution Adjustments.    With respect to any "equity restructuring" event (such as a stock dividend, stock split, reverse stock split or similar event with respect to Shares) that could result in an additional compensation expense to the Company pursuant to the provisions of the Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation, as the same may be amended or superseded from time to time ("ASC Topic 718"), if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Shares (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment to the maximum number and the type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan after such event as provided in Section 4(a) and the individual participant annual grant limits with respect to Awards (other than dollar-denominated Awards) as provided in Section 4(d). Any such adjustments pursuant to this Section 4(c) shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury regulations concerning Incentive Stock Options.

        (d)    Individual Participant Limits.    Subject to adjustment as provided in Section 4(c), the maximum number of Share-denominated Awards that may be granted under the Plan to any individual during any calendar year during any part of which this Plan is in effect shall not relate to more than 3,000,000 shares of Common Stock. The maximum amount of dollar-denominated Awards that may be granted to any individual during any calendar year may not exceed $15,000,000.

SECTION 5.    Eligibility.

        Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee.

SECTION 6.    Awards.

        (a)    Options.    Subject to the provisions of the Plan, the Committee shall have the authority to determine Employees, Consultants and Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the applicable Restricted Period and/or performance objectives, if any, and the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i)    Exercise Price.    The exercise price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

          (ii)    Time and Method of Exercise.    The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the Participant, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, a note (to the extent permitted by applicable law), a withholding or "netting" of Shares from the Option if it is not an Incentive Stock Option, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The maximum term for an Option shall be 10 years.

          (iii)    Incentive Stock Options.    An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders of the Company, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Options fail to constitute Incentive Stock Options for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant's purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply and be interpreted consistently in all respects with the provisions of section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

          (iv)    Forfeiture.    Unless otherwise specified in the applicable Award Agreement, upon a Participant's termination of service with the Company and its Subsidiaries, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all such Participant's Options as to which the Restricted Period has not elapsed as of the date of termination shall be forfeited, and all such Participant's Options as to which the Restricted Period has elapsed as of the date of termination shall remain exercisable for the period of time set forth in the Award Agreement, after which time any such Options which remain unexercised shall be forfeited. However, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to a Participant's Options.

        (b)    Restricted Stock.    The Committee shall have the authority to grant Awards of Restricted Stock to Employees, Consultants and Directors upon such terms and conditions as the Committee may determine.

          (i)    Terms and Conditions.    Each Restricted Stock Award shall be subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant, which conditions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine. During the Restricted Period, the Participant shall have such rights of ownership in or with respect to the Restricted Stock as set forth in the Award Agreement, subject to Section 6(b)(ii) below concerning dividends.

          (ii)    Dividends.    Unless otherwise specified in the applicable Award Agreement, dividends and distributions made with respect to a share of Restricted Stock shall be held by the Company in a bookkeeping account for the Participant (credited either as cash (without interest) or as Phantom Shares), which account shall be subject to the same vesting and forfeiture restrictions as the share of Restricted Stock with respect to which such dividends and distributions are made.

          (iii)    Registration.    Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (iv)    Forfeiture.    Unless otherwise specified in the applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries during an applicable Restricted Period, all Restricted Stock subject to such Restricted Period shall be forfeited by the Participant and re-acquired by the Company. Notwithstanding the foregoing, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant's Restricted Stock if such termination of service is (x) due to the Participant's death, disability, or retirement, or (y) an involuntary termination by the Company or Subsidiary other than for "cause," or a termination by the Participant for a "good reason," as such terms are defined in the Award Agreement or an employment or severance agreement with (or a plan of) the Company or a Subsidiary, (the foregoing collectively being a "Permitted Waiver Event"); provided, however, if the Award is to a Covered Employee and intended to qualify as "performance-based compensation" under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under section 162(m) of the Code.

          (v)    Transfer Restrictions.    During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with section 83 of the Code.

        (c)    Performance Awards.    The Committee shall have the authority to determine the Employees, Consultants and Directors who shall receive a Performance Award, pursuant to which the right of such individual to receive a grant, or to exercise or receive settlement, of any Award available under this Plan, and the timing thereof, may be subject to performance objectives as specified by the Committee. In addition, a Performance Award may be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment upon the achievement of such performance objectives during such Restricted Periods as the Committee shall establish with respect to the Award.

          (i)    Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance objectives to be achieved during the applicable Restricted Period, the length of the Restricted Period, the number of Shares or the amount of cash subject to any Performance Award and the amount of any payment to be made upon achievement of the performance objectives applicable to any Performance Award.

          (ii)    Performance Awards to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Employee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of section 162(m) of the Code, the performance objectives for such Performance Award shall consist of one or more performance criteria set forth in Section 6(j)(viii) of this Plan. Performance objectives applicable to such a Performance Award shall be objective and shall otherwise meet the requirements of section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee resulting in the achievement of performance objectives be

  "substantially uncertain" at the time the Committee actually establishes the performance objectives. Performance objectives shall be established not later than 90 days after the beginning of any Restricted Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under section 162(m) of the Code. The Committee may establish a Performance Award pool, which shall be an unfunded pool based upon the achievement of performance objectives related to one or more of the performance criteria set forth in Section 6(j)(viii) hereof, for purposes of measuring the performance of the Company in connection with such Performance Awards. All determinations by the Committee with respect to Awards that are intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code shall be made in writing. The Committee may not delegate any responsibility relating to such Performance Awards.

          (iii)    Payment of Performance Awards.    Performance Awards are earned as of the date the Committee determines the applicable performance objectives have been satisfied. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments promptly as of or following the date the Committee determines the applicable performance objectives have been satisfied, in accordance with procedures established by the Committee with respect to such Award. The Committee may exercise its discretion to reduce or increase the amounts payable under any Performance Awards, except with respect to Performance Awards to Covered Employees that are intended to qualify as "performance-based compensation" under section 162(m) of the Code, in which case, the Committee may, in its discretion, reduce the amount of settlement otherwise to be made in connection with such Performance Awards but may not exercise discretion to increase any such amount.

          (iv)    Forfeiture.    Unless otherwise specified in the applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries during the applicable Restricted Period, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all Performance Awards shall be forfeited by the Participant. However, the Committee may, when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Performance Award; provided, however, if the Award to a Covered Employee is intended to qualify as "performance-based compensation" under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under section 162(m) of the Code.

        (d)    Phantom Shares.    The Committee shall have the authority to grant Awards of Phantom Shares to Employees, Consultants and Directors upon such terms and conditions as the Committee may determine.

          (i)    Terms and Conditions.    Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof, to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. The Participant shall not have any rights of ownership in or with respect to the Phantom Shares. Phantom Shares shall be earned upon the lapse of the Restricted Period and shall be settled upon expiration of a specified deferral period (which may or may not be coterminous with the Restricted Period). The Committee shall cause the corresponding number of Shares to be issued or transferred, or shall cause the corresponding amount to be paid promptly thereafter.

          (ii)    Dividend Equivalents.    Unless otherwise specified in the applicable Award Agreement, with respect to a Phantom Share, the economic equivalent of all dividends and other distributions paid on a Share during the Restricted Period shall be credited by the Company in a cash bookkeeping account (without interest) or in additional Phantom Shares, which account shall be subject to the same vesting and forfeiture restrictions as the related Phantom Share.

          (iii)    Forfeiture.    Unless otherwise provided in an applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries during the applicable Restricted Period, all Phantom Shares subject to such Restricted Period shall be forfeited by the Participant. Notwithstanding the foregoing, the Committee may, when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant's Phantom Shares; provided, however, if the Award to a Covered Employee is intended to qualify as "performance-based compensation" under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or such other event permitted by section 162(m) of the Code.

        (e)    SARs.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom SARs shall be granted, the number of SARs to be granted, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the applicable Restricted Period and/or performance objectives, if any, and the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. SARs may be granted in tandem with or separately from an Option.

          (i)    Exercise Price.    The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

          (ii)    Time of Exercise.    The Committee shall determine and provide in the Award Agreement the time or times at which an SAR may be exercised in whole or in part. The maximum term for an SAR shall be 10 years.

          (iii)    Method of Payment.    Unless provided in the Award Agreement, the Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination thereof.

          (iv)    Forfeiture.    Unless otherwise provided in an applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all such Participant's SARs as to which the Restricted Period has not elapsed as of the date of termination shall be forfeited, and all such Participant's SARs as to which the Restricted Period has elapsed as of the date of termination shall remain exercisable for the period of time set forth in the Award Agreement, after which time any such SARs which remain unexercised shall be forfeited. However, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to a Participant's SARs.

        (f)    Bonus Stock.    The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Bonus Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Bonus Stock or other Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Common Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

        (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to an Employee, Consultant or Director, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

        (h)    Substitute Awards.    Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of another entity or the assets of another entity. Such Substitute Awards, if an Option or SAR, may have an exercise price less than the Fair Market Value of a Share on the date of such substitution, to the extent necessary to preserve the value of the award, and will become exercisable upon the lapse of the Restricted Period. Such Substitute Awards, if Restricted Stock or Phantom Shares, shall be earned by the Participant, and promptly issued, transferred, or paid, upon the lapse of the Restricted Period or other specified deferral period.

        (i)    Other Stock-Based Award.    The Committee may also grant to Employees, Consultants or Directors an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan, which may include convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company. Subject to the terms of the Plan, the Committee shall determine the terms and conditions, including any vesting terms and/or performance objectives, of any such Other Stock-Based Award. Cash awards, as an element of or supplemental to any other Award under this Plan, may also be granted pursuant to this Section 6(i).

        (j)    General.

          (i)    Award Agreements.    An Award Agreement may be delivered to each Participant to whom an Award is granted. The terms of the Award Agreement shall be as determined by the Committee, so long as they are consistent with the Plan.

          (ii)    Awards May Be Granted Separately or Together.    Subject to Section 7(a), Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, or in substitution or exchange for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Such additional, tandem and substitute or exchanged Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

          (iii)    Limits on Transfer of Awards.

            (A)  Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

            (B)  Except as provided in paragraph (C) below or in a qualified domestic relations order, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant in any manner (whether for value or other consideration) other than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

            (C)  To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar family entities on such terms and conditions as the Committee may establish or approve.

          (iv)    Terms of Awards.    The term of each Award shall be for such period as may be determined by the Committee, provided the term of an Option and SAR shall be limited as provided in Sections 6(a)(ii) and (iii) and Section 6(e)(ii), respectively.

          (v)    Share Certificates.    All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi)    Consideration for Grants.    Awards may be granted for no cash consideration or for such consideration as the Committee determines, including, without limitation, such minimal cash consideration as may be required by applicable law.

          (vii)    Delivery of Shares or other Securities and Payment by Participant of Consideration.    No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

          (viii)    Performance Criteria.    The Committee shall establish performance goals applicable to those Awards that are intended by the Committee to qualify as "performance-based compensation" as described in section 162(m)(4)(C) of the Code, where such goals are required in order to so comply. Such performance goals shall be established based upon one or more of the following performance criteria: (A) earnings per share; (B) revenues; (C) cash flow; (D) cash flow returns; (E) free cash flow; (F) operating cash flow; (G) net cash flow; (H) working capital; (I) return on net assets; (J) return on assets; (K) return on investment; (L) return on capital; (M) return on equity; (N) economic value added; (O) gross margin; (P) contribution margin; (Q) operating margin; (R) net income; (S) pretax earnings; (T) pretax earnings before interest, depreciation and amortization ("EBITDA"); (U) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (V) operating income; (W) total stockholder return; (X) Share price; (Y) book value; (Z) enterprise value; (AA) debt reduction; (BB) costs or expenses; (CC) objective safety measures (including recordable incident rates and lost time incident rates); (DD) objective environmental measures (including gas releases); (EE) sales; (FF)

  market share; (GG) objective productivity measures; (HH) revenue or earnings per employee; (II) objective measures related to implementation or completion of significant projects or processes; (JJ) significant and objective strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (KK) significant and objective individual criteria, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions. Such goals (other than stock price and earnings per share) may be expressed in terms of the Company, a Subsidiary, department, division, business unit, or product, as determined by the Committee, and may be absolute, relative to one or more other companies, or relative to one or more indexes. A performance goal need not be based upon an increase or positive result under a business criterion and may, for example, be based upon limiting economic losses or maintaining the status quo. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent consistent with section 162(m) of the Code with respect to Awards intended to constitute "performance-based compensation," the Committee (A) shall appropriately adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements; and (B) may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following that occurs during the applicable performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, or (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

          (ix)    Unusual Transactions or Events.    In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other corporate transaction or event or any unusual or nonrecurring transactions or events (including without limitation a Change of Control) affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions (unless the discretion to take such action would cause an Award to a Covered Employee to not qualify as "performance-based compensation" under section 162(m) of the Code if intended to so qualify):

            (A)  To provide for either (i) the termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property of substantially equivalent value selected by the Committee in its sole discretion;

            (B)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (C)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future, provided that, with respect to outstanding Awards such adjustments shall result in substantially equivalent value to the affected Participants; and

            (D)  To provide that such Award shall be exercisable (within such period of time as the Committee may specify, for example, but not by way of limitation, in connection with a Change of Control, the Committee may specify that unexercised, vested Options or SARs terminate upon consummation of the Change of Control), or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

        Notwithstanding the foregoing, with respect to an above event that is an "equity restructuring" event that would be subject to a compensation expense pursuant ASC Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 6(j)(ix).

SECTION 7.    Amendment and Termination.

        Except to the extent prohibited by applicable law:

          (a)    Amendments to the Plan.    The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person (but stockholder approval will be required to the extent required by applicable law or listing requirements); provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would (i) increase the total number of Shares that may be issued under Awards (including ISOs) granted under the Plan, except as provided in Sections 4(c) and 6(j)(ix) of the Plan, (ii) increase the class of individuals eligible to receive Awards under the Plan or (iii) materially increase the benefits available under the Plan. In addition, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) and except as provided in Section 6(j)(ix) of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. Notwithstanding the foregoing, without the consent of an affected Participant, no Board or Committee action pursuant to this Section 7(a) may materially or adversely affect the rights of such Participant under any previously granted and outstanding Award.

          (b)    Amendments to Awards.    Subject to Section 7(a) above and any express restrictions in the Plan concerning the acceleration of the vesting of Awards, the Committee may accelerate or waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that, subject to Section 7(c) below, no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, and subject to Section 7(c) below, (i) with respect to any Award to a Covered Employee that is intended to qualify as "performance-based compensation" under section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify, and (ii) no acceleration of the terms of payment of any Award that provides for a deferral of compensation under the Non-Qualified Deferred Compensation Rules shall be authorized if such acceleration would subject a Participant to additional taxes under the Non-Qualified Deferred Compensation Rules.

          (c)    Amendments to Preserve or Achieve Tax Treatment and Comply with Law.    Notwithstanding Section 7(b) above, the Board or the Committee may amend or alter any terms of any outstanding Award as it deems advisable in order to preserve or achieve its intended tax treatment or to comply with applicable law, provided that such amendments or alterations shall result in substantially equivalent value to the affected Participants.

          (d)    Substantially Equivalent Value.    With respect to amendments, alterations, or adjustments of any Award, "substantially equivalent value" may be determined without consideration of any tax consequences of the amendment, alteration, or adjustment.

SECTION 8.    General Provisions.

        (a)    No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

        (b)    Tax Withholding.    The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award (including from a distribution of Stock) or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award; provided, that, in such case, the number of Shares that shall be so withheld shall be limited to the number of Shares having an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax withholding obligations determined based on the applicable minimum statutory tax withholding requirements.

        (c)    No Right to Employment or Retention.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant's employer ceases to be a Subsidiary, such Participant's Award or Awards shall continue in full force and effect as if the Participant's employer were still a Subsidiary, unless and until the Committee, within its discretion, adjusts the Participant's Award or Awards in any of the manners described in Section 6(j)(ix)(A) through (D).

        (d)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

        (e)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If such amendment or striking of such provision adversely affects the value of the Award, the Committee shall cause appropriate action to be taken to provide the affected Participant with substantially equivalent value to the Award in question.

        (f)    Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant) and, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

        (g)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary. This Plan shall not constitute an "employee benefit plan" for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

        (h)    Section 409A.    With respect to any Award that is subject to section 409A of the Code, notwithstanding anything in the Plan or the Award Agreement to the contrary such Award shall be construed as necessary to comply with section 409A of the Code, including, but not limited to, (i) compensation under such Award may not be distributed earlier than as permitted in section 409A(2) of the Code, (2) the time or schedule of payment of such Award may not be accelerated except as provided in the Treasury regulations under section 409A, and (3) no compensation under such Award may be deferred at the Participant's election or by the Company except as permitted by Code section 409A.

        (i)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

        (j)    Headings.    Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (k)    Undertakings of Certain Subsidiaries.    The Subsidiaries who otherwise agree to the terms of the Plan shall, upon request of the Company, fund the cash portion of any Award for a Participant who is an Employee or Consultant of such Subsidiary.

        (l)    Clawback.    This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant's rights and benefits under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company's material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy, adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated thereunder by the SEC, and that the Company determines should apply to this Plan.

SECTION 9.    Effective Date of Plan.

        This amendment and restatement of the Plan shall become effective as of the Effective Date, subject to approval by the stockholders of the Company.

SECTION 10.    Term of the Plan.

        No Award shall be granted under this amendment and restatement of the Plan prior to the date this amendment and restatement of the Plan is approved by the stockholders of the Company. If so approved, the Plan shall continue until the earliest of (i)                    , 2024, (ii) the date the Board terminates the Plan, and (iii) the date Shares are no longer available for Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. Until this amendment and restatement becomes effective (or, if this amendment and restatement is not approved by the stockholders), the Plan shall continue as in effect prior to this proposed amendment and restatement. Nothing herein shall affect the terms of any Award granted prior to the Effective Date of this amendment and restatement of the Plan.

Appendix B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HUNTSMAN CORPORATION

        The name of the corporation is "Huntsman Corporation" (the "Corporation").

        The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on October 19, 2004.

        This Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation") has been declared advisable by the board of directors of the Corporation (the "Board"), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

        The text of the certificate of incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

        The name of the Corporation is "Huntsman Corporation."

ARTICLE II
REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE

        The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
CAPITAL STOCK

        Section 4.1.    Authorized Capital Stock.    The Corporation shall be authorized to issue 1,300,000,000 shares of capital stock, consisting of two classes: 1,200,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 100,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

        Section 4.2.    Preferred Stock.    The authorized shares of Preferred Stock may be issued in one or more series. Subject to any provision made in this Article IV fixing and determining the designations, powers, rights and preferences of any series of Preferred Stock, the Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time the number of shares to be included in any series and the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of all shares of such series, all of which shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

        Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of any Preferred Stock Designation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL. Except as otherwise provided by law or by a Preferred Stock Designation, the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

        Section 4.3.    Common Stock.    The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by any Preferred Stock Designation, the holders of Common Stock shall have the exclusive right to vote for the members of the Board (the "Directors") and for all other purposes. Holders of Common Stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by the Board out of funds legally available for that purpose.

        Section 4.4.    Registered Owners.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V
THE BOARD

        Section 5.1    Number, Election and Terms of Directors.

          (a)   ~~Section 5.1. Number, Election and Terms of Directors. Subject to the rights of any Preferred Stock as set forth in a Preferred Stock Designation, the number of Directors that constitute the entire Board shall be fixed from time to time by a majority of the total number of authorized Directors, whether or not there exists any vacancy in previously authorized directorships, and the Directors (other than those Directors elected by the holders of any series of Preferred Stock pursuant to a Preferred Stock Designation (the "Preferred Stock Directors")) shall be divided into three classes: Class I, Class II and Class III, which shall be as equal in number as possible; provided, however, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities and Exchange Act of 1934, as amended, the number of Directors that constitute the entire Board shall be not less than three nor more than fifteen. Each such Director shall serve for a term ending on the third annual meeting following the annual meeting of stockholders at which such Director was elected; provided, however, that the Directors first elected to Class I shall serve for a term expiring at the first annual meeting of stockholders following the effectiveness of this Certificate of Incorporation, the Directors first elected to Class II shall serve for a term expiring at the second annual meeting of stockholders following the effectiveness of this Certificate of Incorporation, and the Directors first elected to Class III shall serve for a term expiring at the third annual meeting of stockholders following the effectiveness of this Certificate of Incorporation. Each Director shall hold office until the annual meeting of stockholders at which such Director's term expires and, the foregoing notwithstanding, shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.~~The number of Directors that constitute the entire Board shall be fixed from time to time by a majority of the total number of authorized Directors, whether or not there exists any vacancy in previously authorized directorships; provided, however, that the number of Directors that constitute the entire Board shall be not less than three nor more than fifteen; and

        ~~At such annual election, other than with respect to the Preferred Stock Directors, the Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose terms then expire as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.~~

        ~~In the event of any changes in the authorized number of Directors, each Director then continuing to serve shall nevertheless continue as a Director of the class of which he is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equal as possible. The Board shall specify the class to which a newly created directorship shall be allocated.~~

          (b)   Subject to the rights of any Preferred Stock as set forth in a Preferred Stock Designation:

              (i)  until the election of Directors at the 2015 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Directors (other than those Directors elected by the holders of any series of Preferred Stock pursuant to a Preferred Stock Designation (the "Preferred Stock Directors")) shall be divided into three classes, Class I, Class II and Class III, which shall be as equal in number as possible, with the Directors in Class I having a term expiring at the 2015 annual meeting of stockholders, the Directors in Class II having a term expiring at the 2016 annual meeting and the Directors in Class III having a term expiring at the 2017 annual meeting of stockholders;

             (ii)  commencing with the election of Directors at the 2015 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Directors (other than the Preferred Stock Directors) shall be divided into two classes, Class I and Class II, with the Directors in Class I having a term expiring at the 2016 annual meeting of stockholders and the Directors in Class II having a term expiring at the 2017 annual meeting of stockholders. The successors of the Directors who, immediately prior to the 2015 annual meeting of stockholders, were members of Class I (and whose terms expire at the 2015 annual meeting of stockholders) shall be elected to Class I; the Directors who, immediately prior to the 2015 annual meeting of stockholders, were members of Class II and whose terms were scheduled to expire at the 2016 annual meeting of stockholders shall become members of Class I; and the Directors who, immediately prior to the 2015 annual meeting of stockholders, were members of Class III and whose terms were scheduled to expire at the 2017 annual meeting of stockholders shall become members of Class II with a term expiring at the 2017 annual meeting of stockholders;

            (iii)  commencing with the election of Directors at the 2016 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Directors (other than the Preferred Stock Directors) shall be members of a single class, Class I, with all Directors of such class having a term expiring at the 2017 annual meeting of stockholders. The successors of the Directors who, immediately prior to the 2016 annual meeting of stockholders, were members of Class I (and whose terms expire at the 2016 annual meeting of stockholders) shall be elected to Class I for a term that expires at the 2017 annual meeting of stockholders, and the Directors who, immediately prior to the 2016 annual meeting of stockholders, were members of Class II and whose terms were scheduled to expire at the 2017 annual meeting of stockholders shall become members of Class I with a term expiring at the 2017 annual meeting of stockholders; and

            (iv)  from and after the election of Directors at the 2017 annual meeting of stockholders, the Board shall cease to be classified as provided in Section 141(d) of the DGCL, and the Directors elected at the 2017 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the next annual meeting of stockholders and may be removed with or without cause.

          (c)   Other than with respect to Preferred Stock Directors, in no case will a decrease in the number of directors shorten the term of any incumbent Director. Each Director shall hold office until the annual meeting of stockholders at which such Director's term expires and, the foregoing notwithstanding, shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

          (d)   Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the "Bylaws") shall so provide.

        Section 5.2.    Removal Of Directors.    ~~No~~Until the election of directors at the 2017 annual meeting of stockholders, no Director, other than Preferred Stock Directors, shall be removed from office as a Director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class.

        Section 5.3.    Vacancies.    Subject to any requirements of law to the contrary, other than with respect to Preferred Stock Directors, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. ~~Any~~Until the election of directors at the 2017 annual meeting of stockholders, any Director elected in accordance with the ~~preceding~~first sentence of this Section 5.3 shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified or until his or her earlier death, resignation or removal. ~~Other than with respect to Preferred Stock Directors, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director~~From and after the 2017 annual meeting of stockholders, any Director elected in accordance with the first sentence of this Section 5.3 shall hold office until the first meeting of the stockholders held after such Director's appointment for the purpose of electing directors and until such Director's successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

        Section 5.4.    Preferred Stock Directors.    During any period when the holders of any series of Preferred Stock have the right to elect additional directors pursuant to the provisions of a Preferred Stock Designation, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of Directors of the Corporation shall automatically be reduced accordingly.

ARTICLE VI
BYLAWS

        In furtherance and not in limitation of the powers conferred by statute, the Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board.

ARTICLE VII
AMENDMENT OF CERTIFICATE OF INCORPORATION

        Except as otherwise provided in this Certificate of Incorporation or the Bylaws or by applicable law, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article IX, all rights, preferences and privileges of whatever nature conferred upon stockholders, Directors or any other person by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII
STOCKHOLDER ACTION BY WRITTEN CONSENT

        Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders except as permitted by a Preferred Stock Designation with respect to the rights of a series of Preferred Stock.

ARTICLE IX
LIMITED LIABILITY OF DIRECTORS

        A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, if and to the extent required by the DGCL, as amended from time to time, for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment or repeal.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M69403-P50767 Proxy services c/o comPutershare investor services P.o. box 43102 Providence, ri 02940-5068 ! ! ! ! ! For All Withhold All For All Except ! Yes No To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 7, 2014. Have this proxy card in hand when you access the web site and follow the instructions. ElEcTRONIc DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 7, 2014. Have this proxy card in hand when you call and follow the instructions. VOTE BY MAIl Mark, sign and date this proxy card and return it by May 7, 2014 in the postagepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the Annual Meeting of Stockholders and vote in person, please review the requirements in the Questions and Answers section of the Proxy Statement. For directions to and a map of the location of the Annual Meeting of Stockholders visit the company's website at www.huntsman.com and click on the "Investor Relations" link. Please indicate if you plan to attend this meeting. 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as Huntsman Corporation's independent registered public accounting firm for the year ending December 31, 2014. 4. Approval of the amendment and restatement of the Huntsman Stock Incentive Plan. 5. Approval of the amendment and restatement of the Certificate of Incorporation of Huntsman Corporation. For address changes and/or comments, please check this box and write them on the back where indicated. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 01) Jon M. Huntsman 02) Dr. Patrick T. Harker 03) Dr. Mary C. Beckerle 1. Election of the following three nominees as Class I directors Nominees: The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. HuNTSMAN cORPORATION ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain

M69404-P50767 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2014: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available at www.proxyvote.com. Address changes/comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) HuNTSMAN cORPORATION Annual Meeting of Stockholders May 8, 2014 at 8:30 AM, cDT This proxy is solicited by the Board of Directors The undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2014 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and David M. Stryker and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 2014, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2014 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2014 Annual Meeting of Stockholders or any adjournment or postponement thereof. (continued and to be signed on reverse side)